Exhibit 4.3





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INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

dated as of August 1, 1995

by and among

FIRST UNION NATIONAL BANK OF GEORGIA, as Trustee under the Trust Indenture dated as of August 1, 1995
(on behalf of the Holders of the Indenture Securities),

FIRST UNION NATIONAL BANK OF GEORGIA,
as Trustee under the Amended and Restated Indenture of Trust dated as of August 1, 1995 (on behalf of the Holders of the Tax-Exempt Indenture Securities),

BANQUE PARIBAS,
as the Working Capital Facility Provider,

THE INDUSTRIAL DEVELOPMENT BOARD
OF THE CITY OF MOBILE, ALABAMA,

MOBILE ENERGY SERVICES COMPANY, L.L.C.,

MOBILE ENERGY SERVICES HOLDINGS, INC.

and

BANKERS TRUST (DELAWARE),
as Collateral Agent


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                                TABLE OF CONTENTS


                                                                        Page


                                    ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                                 OF INTERPRETATION......................  2

                                   ARTICLE II

                        APPOINTMENT OF COLLATERAL AGENT;
                            ESTABLISHMENT OF ACCOUNTS

SECTION 2.1  Appointment of Collateral Agent.............................  2
SECTION 2.2  Establishment of Intercreditor Agreement Accounts...........  3

                                   ARTICLE III

                     COLLECTION AND APPLICATION OF REVENUES

SECTION 3.1  Collection and Application of Revenues......................  3
SECTION 3.2  Mill Owner Reimbursement Account............................  3
SECTION 3.3  Working Capital Facility Account............................  4
SECTION 3.4  Operating Account...........................................  4
SECTION 3.5  Maintenance Reserve Account.................................  5
SECTION 3.6  Subordinated Debt Account...................................  6
SECTION 3.7  Subordinated Fee Account....................................  7
SECTION 3.8  Distribution Account........................................  8
SECTION 3.9  Completion Account..........................................  9
SECTION 3.10  Loss Proceeds Account...................................... 10
SECTION 3.11  Revenue Account............................................ 13
SECTION 3.12  Investment of Monies in the Intercreditor Agreement
              Accounts................................................... 16
SECTION 3.13  Monies to Be Held in Trust................................. 17
SECTION 3.14  Dominion and Control....................................... 17
SECTION 3.15  Reserve Account Security................................... 17
SECTION 3.16  Payment of 1994 Bonds...................................... 18

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                                   ARTICLE IV

                            PRIORITIES; SUBORDINATION

SECTION  4.1  Priority of Security Interests............................. 19
SECTION 4.2  Subordination............................................... 19

                                    ARTICLE V

                                EXERCISE OF RIGHTS....................... 21

                                   ARTICLE VI

                              DIVISION OF PROCEEDS

SECTION 6.1  Division of Proceeds........................................ 24
SECTION 6.2  Application of Loss Proceeds................................ 25
SECTION 6.3  Specific Collateral......................................... 27

                                   ARTICLE VII

                    RIGHTS OF SENIOR SECURED PARTIES; RIGHTS
                         AND DUTIES OF COLLATERAL AGENT

SECTION 7.1  Rights of Senior Secured Parties............................ 27
SECTION 7.2  Duties of Collateral Agent.  ............................... 28
SECTION 7.3  Rights of Collateral Agent.................................. 29
SECTION 7.4  Lack of Reliance on the Collateral Agent.................... 31

                                  ARTICLE VIII

                                 INDEMNIFICATION......................... 32

                                   ARTICLE IX

                        ELIGIBILITY OF COLLATERAL AGENT;
                   REMOVAL AND REPLACEMENT OF COLLATERAL AGENT

SECTION 9.1  Corporate Collateral Agent Required; Eligibility............ 33
SECTION 9.2  Resignation, Removal and Replacement........................ 33

                                    ARTICLE X

                                  REPRESENTATIONS........................ 34

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                                   ARTICLE XI

                              INDEPENDENT ENGINEER

SECTION 11.1  Removal of Independent Engineer; Payment of Independent
              Engineer..................................................  38
SECTION 11.2  Third Party Engineer Dispute Resolution.................... 38
SECTION 11.3  Qualified Engineers........................................ 39

                                   ARTICLE XII

                                  MISCELLANEOUS

SECTION 12.1  Agreement for Benefit of Parties Hereto.................... 40
SECTION 12.2  No Warranties.............................................. 40
SECTION 12.3  Severability............................................... 40
SECTION 12.4  Notices.................................................... 40
SECTION 12.5  Successors and Assigns..................................... 42
SECTION 12.6  Counterparts............................................... 42
SECTION 12.7  GOVERNING LAW.............................................. 42
SECTION 12.8  No Impairments of Other Rights............................. 42
SECTION 12.9  Amendment; Waiver.......................................... 43
SECTION 12.10  Headings.................................................. 43
SECTION 12.11  Termination............................................... 43
SECTION 12.12  Entire Agreement.......................................... 43
SECTION 12.13  Limited Recourse.......................................... 43
SECTION 12.14  Submission to Jurisdiction................................ 44


APPENDIX A        -        Defined Terms
SCHEDULE 1        -        Third Party Engineers
EXHIBIT A         -        Form of Requisition or Disbursement from Loss
                           Proceeds Account
EXHIBIT B         -        Form of Monthly Transfer Date Certificate
EXHIBIT C-1       -        Form of Maintenance Plan Funding Subaccount Southern
                           Guaranty Agreement
EXHIBIT C-2       -        Form of Distribution Account Southern Guaranty
                           Agreement
EXHIBIT D         -        Form of Consent to Assignment

         INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT, dated as of August 1, 1995, by and among FIRST UNION NATIONAL BANK OF GEORGIA, a national banking association, as trustee under the Indenture referred to below (on behalf of the holders of the Indenture Securities referred to below) (the "Indenture Trustee"), FIRST UNION NATIONAL BANK OF GEORGIA, a national banking association, as trustee under the Tax-Exempt Indenture referred to below (on behalf of the holders of the Tax-Exempt Indenture Securities referred to below) (the "Tax-Exempt Indenture Trustee"), BANQUE PARIBAS, a French banking corporation, as the Working Capital Facility Provider referred to below, THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MOBILE, ALABAMA, an Alabama public corporation (the "IDB"), MOBILE ENERGY SERVICES COMPANY, L.L.C., an Alabama limited liability company (the "Company"), MOBILE ENERGY SERVICES HOLDINGS, INC., an Alabama corporation ("Mobile Energy"), and BANKERS TRUST (DELAWARE), a Delaware banking corporation, as collateral agent hereunder for the Senior Secured Parties referred to below (the "Collateral Agent").

                              W I T N E S S E T H:

                  WHEREAS, the Company owns and operates an energy and black liquor recovery complex located at an integrated pulp, paper and tissue manufacturing facility in Mobile, Alabama (such complex, as more particularly defined in the Master Operating Agreement (as defined herein) and including additions thereto and replacements thereof, the "Energy Complex");

                  WHEREAS, 99% of the outstanding ownership interests of the Company are owned by Mobile Energy;

                  WHEREAS, the Company intends to finance the acquisition, construction and equipping of the Energy Complex through, among other things, the issue and sale by the Company of the Indenture Securities, the proceeds of which, net of underwriting commissions, shall be received by the Company, and, in consideration for such proceeds, the Indenture Securities shall be secured by substantially all of the assets of the Company;

                  WHEREAS, the Company has duly authorized the creation and issuance of the Indenture Securities pursuant to the Indenture;

                  WHEREAS, in connection with the financing of certain portions of the Energy Complex, the IDB has duly authorized the creation and issuance of the Tax-Exempt Bonds (as defined herein) pursuant to the Tax-Exempt Indenture, the proceeds of which shall be used to refund certain existing tax-exempt securities relating to the Energy Complex, and the IDB may, from time to time, authorize the creation and issuance of additional Tax- Exempt Indenture Securities (as defined herein);

                  WHEREAS, the Company intends to finance certain of its working capital requirements arising in connection with the operation of the Energy Complex pursuant to the Working Capital Facility (as defined herein);

                  WHEREAS, the Company may, from time to time after the date of this Agreement, finance certain improvements and other modifications to the Energy Complex, and certain refundings, with the proceeds of Subordinated Debt (as defined herein);

                  WHEREAS, all obligations of the Company and Mobile Energy under this Agreement, the Working Capital Facility, the Indenture, the Tax-Exempt Indenture and the other Financing Documents (as defined herein) will be secured as set forth in the Security Documents (as defined herein); and

                  WHEREAS, the parties hereto desire to enter into this Agreement to set forth their mutual understanding with respect to (a) the exercise of certain rights, remedies and options by the respective parties hereto under the Financing Documents, (b) the priority of their respective security interests created by the Security Documents and (c) the appointment of the Collateral Agent.

         NOW, THEREFORE, for and in consideration of the premises and of the covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, covenant and agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                                OF INTERPRETATION

         For all purposes of this Agreement, except as otherwise expressly provided in this Agreement or unless the context otherwise requires, all terms used herein shall have the meanings set forth in Appendix A.


                                   ARTICLE II

                        APPOINTMENT OF COLLATERAL AGENT;
                            ESTABLISHMENT OF ACCOUNTS

         SECTION 2.1 Appointment of Collateral Agent. The Senior Secured Parties hereby designate and appoint Bankers Trust (Delaware) to act on behalf of the Senior Secured Parties, as agent, fiduciary and trustee thereof in respect of the Shared Collateral, in the capacity of Collateral Agent hereunder and under the other Security Documents, and each of the Senior Secured Parties hereby authorizes Bankers Trust (Delaware) as the Collateral Agent to enter into the Mortgage, the Security Agreement and any other Security Documents to which the Collateral Agent is or is to be a party on behalf of the Senior Secured Parties, to purchase, maintain, execute, deliver and perform a surety bond (and any application for a surety bond) relating to any mortgage privilege or recording tax and enter into any and all agreements relating thereto, to take such actions on its behalf under the provisions of this Agreement and such other Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Security Documents to which it is a party, together with such other powers as are reasonably incidental thereto. Bankers Trust (Delaware) hereby accepts such appointment as Collateral Agent hereunder and agrees to administer the Intercreditor Agreement Accounts and to receive, deposit and disburse all Revenues and other amounts delivered to it pursuant to the terms of this Agreement. The Mobile Energy Parties, the IDB and each Subordinated Debt Provider hereby consent to such appointment. The Collateral Agent shall hold and safeguard the Intercreditor Agreement Accounts (and the Revenues, cash, payments, investments, insurance proceeds, securities and other amounts on deposit therein from time to time) in accordance with the terms hereof.

         SECTION 2.2 Establishment of Intercreditor Agreement Accounts. (a) The following Accounts are hereby established and created with the Collateral Agent:
(i) "Mill Owner Reimbursement Account"; (ii) "Working Capital Facility Account";
(iii) "Revenue Account"; (iv) "Operating Account"; (v) "Maintenance Reserve Account"; (vi) "Subordinated Debt Account"; (vii) "Subordinated Fee Account";
(viii) "Distribution Account"; (ix) "Completion Account"; and (x) "Loss Proceeds Account."

         (b) The following subaccounts of the Maintenance Reserve Account are hereby established and created with the Collateral Agent: (i) "Maintenance Plan Funding Subaccount"; and (ii) "Maintenance Excess Funding Subaccount."

         (c) The following subaccounts of the Completion Account are hereby established and created with the Collateral Agent: (i) "Capital Budget

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Subaccount"; (ii) "Optional Modifications Subaccount"; and (iii) "Required
Modifications Subaccount."


                                   ARTICLE III

                     COLLECTION AND APPLICATION OF REVENUES

         SECTION 3.1 Collection and Application of Revenues. The Company will arrange for the direct payment to the Collateral Agent of all Revenues and, to the extent any such Revenues are at any time received by either of the Mobile Energy Parties, the Mobile Energy Parties will hold such Revenues in trust for the Collateral Agent on behalf of the Senior Secured Parties and, unless otherwise expressly provided for in any other Financing Document, will transfer such Revenues to the Collateral Agent for deposit into the Revenue Account, in each case as soon as reasonably practical but no later than three (3) Business Days after receipt thereof (duly endorsed, if necessary, to the Collateral Agent). Without limiting the generality of the foregoing, the Company shall cause the Mill Owners to pay directly to the Collateral Agent for deposit into the Revenue Account all amounts payable by the Mill Owners to the Company under the Energy Services Agreements, the Master Operating Agreement or any other Project Contract (other than amounts not constituting Revenues that are to be paid to the Company by the Mill Owners in connection with the exercise by the Company of the Company Step-In Rights).

         SECTION 3.2 Mill Owner Reimbursement Account. The Mill Owner Reimbursement Account shall be funded by monies transferred from the Revenue Account as and when specified in Section 3.11(a). The Collateral Agent shall, upon receipt of an Officer's Certificate of the Company specifying (a) the amount due and payable to any Mill Owner in connection with the exercise of Mill Owner Step-In Rights (except as otherwise provided in the Consents to Assignment to which such Mill Owner is a party) and (b) the manner in and time at which, and the account for or address to which, the payment thereof to such Mill Owner shall be made, apply the monies on deposit in the Mill Owner Reimbursement Account to the payment of such amount no later than such time specified in such Officer's Certificate, provided the Collateral Agent receives such Officer's Certificate on or prior to the second Business Day prior to such time.

         SECTION 3.3 Working Capital Facility Account. The Working Capital Facility Account shall be funded with (a) monies transferred from the Revenue Account as and when specified in Section 3.11(b) and (b) monies on deposit in the Mill Owner Maintenance Reserve Account used pursuant to Section 5.22 of the Indenture or Section 4.29 of the IDB Lease Agreement, or any comparable provision of the Working Capital Facility. The Collateral Agent shall, upon receipt of an Officer's Certificate of the Company specifying (i) the aggregate amount due and payable or scheduled to be due and payable on account of principal of and interest on, and fees and other amounts with respect to, any Working Capital Facility Loans and (ii) the manner in which and due date for, and the account for or address to which, the payment thereof to the Working Capital Facility Provider shall be made, apply the monies on deposit in the Working Capital Facility Account to the payment of such aggregate amount no later than such time specified in such Officer's Certificate, provided the Collateral Agent receives such Officer's Certificate on or prior to the second Business Day prior to such time.

         SECTION 3.4 Operating Account. (a) The Operating Account shall be funded by monies transferred from the Revenue Account as and when specified in
Section 3.11(c). Amounts in the Operating Account shall be applied to the payment of Operation and Maintenance Costs other than Subordinated Fees and Maintenance Expenditures; provided, however, that amounts in the Operating Account may be applied to pay Maintenance Expenditures if, and solely to the extent that, the amount of monies, together with the Available Amount under any Reserve Account Security, then on deposit in the Distribution Account, the Subordinated Fee Account, the Subordinated Debt Account and the Maintenance Reserve Account are insufficient therefor.

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         (b) The Collateral Agent shall, upon receipt of an Officer's
Certificate of the Company specifying (i) the amount to be disbursed from the Operating Account, (ii) that such amount has been, or within the immediately succeeding thirty-one (31) days is expected to be, used for Operation and Maintenance Costs incurred or to be incurred in accordance with Prudent Plant Operating Standards and (iii) the manner in and time at which, and the account for or address to which, the payment thereof to the Company shall be made, apply the monies on deposit in the Operating Account to the payment of such amount no later than such time specified in such Officer's Certificate, provided the Collateral Agent receives such Officer's Certificate on or prior to the second Business Day prior to such time.

         (c) The Officer's Certificate of the Company delivered under Section 3.4(b) shall also specify (i) the aggregate monies withdrawn from (A) the Operating Account (other than any such monies (1) rebated to the United States government pursuant to Section 148 of the Code, (2) applied to Maintenance Expenditures, (3) paid in respect of IDB Claims or (4) applied to (or deemed to be applied to) the payment of the 1994 Bonds pursuant to Section 3.16) and (B) the Mill Owner Maintenance Reserve Account (other than for any such monies deposited into the Working Capital Facility Account, the Indenture Securities Account, or the Tax-Exempt Indenture Securities Account), in each case for use during the Fiscal Year in which such Officer's Certificate is delivered (without giving effect to the amount then to be disbursed from the Operating Account as specified in such Officer's Certificate pursuant to clause (i) of Section 3.4(b)) and (ii) the aggregate amount of Operation and Maintenance Costs (other than Maintenance Expenditures) set forth in the Annual Budget for such Fiscal Year (as such Annual Budget may have been amended at the time such Officer's Certificate is delivered in accordance with the provisions of the other Financing Documents). The amount of monies so previously withdrawn (as specified in such Officer's Certificate pursuant to clause (i) above), together with the amount of Working Capital Facility O&M Loans borrowed during such Fiscal Year and the amount to be disbursed from the Operating Account (as specified in such Officer's Certificate pursuant to clause (i) of Section 3.4(b)), shall not, unless such Officer's Certificate is accompanied by an Independent Engineer Confirmation, exceed one hundred ten percent (110%) of the aggregate amount of such Operation and Maintenance Costs (as specified in such Officer's Certificate pursuant to clause (ii) above).

         SECTION 3.5 Maintenance Reserve Account. (a) The Maintenance Reserve Account shall be funded by monies transferred from the Revenue Account as and when specified in Section 3.11(f). The Collateral Agent shall deposit all such monies into the Maintenance Plan Funding Subaccount; provided, however, to the extent such monies are in excess of the Maintenance Reserve Account Required Deposit at the time of the deposit thereof, such excess shall be deposited into the Maintenance Excess Funding Subaccount. The Company may, at its option and from time to time, deliver to the Collateral Agent monies not then constituting Revenues (solely to the extent such monies are not otherwise required to be deposited into any Account pursuant to the terms of any Financing Document), including monies drawn under any revolving credit facility or liquidity facility providing liquidity for Southern's obligations in respect of any Southern Guaranty, for deposit into the Maintenance Plan Funding Subaccount.

         (b) Subject to Section 3.5(c), the Collateral Agent shall, upon receipt of an Officer's Certificate of the Company specifying (i) the amount to be disbursed from the Maintenance Reserve Account, (ii) that such amount has been, or within the immediately succeeding thirty-one (31) days is expected to be, used for Maintenance Expenditures incurred or to be incurred in accordance with Prudent Plant Operating Standards and (iii) the manner in and time at which, and the account for or address to which, the payment thereof to the Company shall be made, apply the monies on deposit in the Maintenance Reserve Account to the payment of such amount no later than such time specified in such Officer's Certificate, provided the Collateral Agent receives such Officer's Certificate on or prior to the second Business Day prior to such time. Such payments shall be made in the following order of priority: first, from the Maintenance Excess

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Funding Subaccount, to the extent available, and, second, from the Maintenance
Plan Funding Subaccount.

         (c) Prior to a Trigger Event, monies on deposit in the Maintenance Reserve Account (including then Available Amounts under any Reserve Account Security on deposit in the Maintenance Plan Funding Subaccount) shall first be transferred by the Collateral Agent to the Indenture Trustee for deposit into the Indenture Securities Account and to the Tax-Exempt Indenture Trustee for deposit into the Tax-Exempt Indenture Securities Account, ratably based upon the respective amounts owing to each such Account, on the Monthly Transfer Date immediately preceding each Interest Payment Date or Principal Payment Date therefor, whenever, and to the extent that, the monies on deposit (after giving effect to any monies to be deposited from the Revenue Account into any Account on such Monthly Transfer Date) in the Indenture Securities Account, the Tax-Exempt Indenture Securities Account, each applicable Debt Service Reserve Account (if any), each applicable Tax-Exempt Debt Service Reserve Account (if any), the Distribution Account, the Subordinated Fee Account and the Subordinated Debt Account (including, in the case of any Debt Service Reserve Account, any Tax- Exempt Debt Service Reserve Account and the Distribution Account, then Available Amounts under any Reserve Account Security on deposit therein) are insufficient to make payments when due on the Senior Securities. Any such transfers shall be made by the Collateral Agent in the following order of priority: first, transfer monies then on deposit in the Maintenance Excess Funding Subaccount; second, transfer monies then on deposit in the Maintenance Plan Funding Subaccount; third, draw upon any Reserve Account Letter of Credit on deposit in the Maintenance Plan Funding Subaccount pursuant to Section 3.15(d) in an amount up to the Available Amount thereunder and transfer the monies in respect thereof; and fourth, call upon any Southern Guaranty on deposit in the Maintenance Plan Funding Subaccount pursuant to Section 3.15(d) in an amount up to the Available Amount thereunder and transfer the monies in respect thereof, in each case, directly to the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) for payment (to the extent necessary) of such amounts due and owing in respect of such Senior Securities.

         SECTION 3.6 Subordinated Debt Account. (a) The Subordinated Debt Account shall be funded by monies transferred from the Revenue Account as and when specified in Section 3.11(i). Subject to Section 3.6(b), the Collateral Agent shall, upon receipt of an Officer's Certificate of the Company specifying
(i) the aggregate amount due and payable or scheduled to be due and payable on account of principal of and interest on, and fees and other amounts with respect to, Non- Affiliate Subordinated Debt and (ii) the manner in which and due date for, and the account for or address to which, the payment thereof to the Subordinated Debt Provider of such Non-Affiliate Subordinated Debt shall be made, apply the monies on deposit in the Subordinated Debt Account to the payment of such aggregate amount no later than such time specified in such Officer's Certificate, provided the Collateral Agent receives such Officer's Certificate on or prior to the second Business Day prior to such time.

         (b) Prior to a Trigger Event, monies on deposit in the Subordinated Debt Account shall be first transferred by the Collateral Agent to the Indenture Trustee for deposit into the Indenture Securities Account and to the Tax-Exempt Indenture Trustee for deposit into the Tax-Exempt Indenture Securities Account, ratably based upon the respective amounts owing to each such Account, on the Monthly Transfer Date immediately preceding each Interest Payment Date or Principal Payment Date therefor, whenever, and to the extent that, the monies on deposit (after giving effect to any monies to be deposited from the Revenue Account into any Account on such Monthly Transfer Date) in the Indenture Securities Account, the Tax-Exempt Indenture Securities Account, each applicable Debt Service Reserve Account (if any), each applicable Tax-Exempt Debt Service Reserve Account (if any), the Distribution Account and the Subordinated Fee Account (including, in the case of any Debt Service Reserve Account, any Tax-Exempt Debt Service Reserve Account and the Distribution Account, then Available Amounts under any Reserve Account Security on deposit therein) are insufficient to make payments when due on the Senior Securities; provided, however, that, prior to a Trigger Event, if an Event of Default shall have occurred and then be continuing, the Collateral Agent shall so transfer any amounts on deposit in the Subordinated Debt Account (after application of monies on deposit in the Subordinated Fee Account and the Distribution Account) to pay any deficiencies in the Indenture Securities Account and the Tax-Exempt Indenture Securities Account before so transferring any monies (including any then Available Amounts under any Reserve Account Security) on deposit in any Debt Service Reserve Account or any Tax-Exempt Debt Service Reserve Account for such purpose.

         SECTION 3.7 Subordinated Fee Account. (a) The Subordinated Fee Account shall be funded by monies transferred from the Revenue Account as and when specified in Section 3.11(j). Subject to Section 3.7(b), the Collateral Agent shall, upon receipt of an Officer's Certificate of the Company (i) certifying that the requirements of Section 5.19 of the Indenture and Section 4.19 of the IDB Lease Agreement, and of any comparable provision of the Working Capital Facility, are satisfied and (ii) specifying (A) the amount of Subordinated Fees due and payable or scheduled to be due and payable to either of the Mobile Energy Parties and (B) the manner in which and due date for, and the account for or address to which, the payment thereof to such Mobile Energy Party shall be made, apply the monies on deposit in the Subordinated Fee Account to the payment of such amount no later than such time specified in such Officer's Certificate, provided the Collateral Agent receives such Officer's Certificate on or prior to the second Business Day prior to such time.

         (b) Prior to a Trigger Event, monies on deposit in the Subordinated Fee Account shall first be transferred by the Collateral Agent to the Indenture Trustee for deposit into the Indenture Securities Account and to the Tax-Exempt Indenture Trustee for deposit into the Tax-Exempt Indenture Securities Account, ratably based upon the respective amounts owing to each such Account, on the Monthly Transfer Date immediately preceding each Interest Payment Date and Principal Payment Date therefor, whenever, and to the extent that, the monies on deposit (after giving effect to any monies to be deposited from the Revenue Account into any Account on such Monthly Transfer Date) in the Indenture Securities Account, the Tax-Exempt Indenture Securities Account, each applicable Debt Service Reserve Account (if any), each applicable Tax-Exempt Debt Service Reserve Account (if any) and the Distribution Account (including, in the case of any Debt Service Reserve Account, any Tax-Exempt Debt Service Reserve Account and the Distribution Account, then Available Amounts under any Reserve Account Security on deposit therein) are insufficient to make payments when due on the Senior Securities; provided, however, that, prior to a Trigger Event, if an Event of Default shall have occurred and be continuing, the Collateral Agent shall so transfer any amounts on deposit in the Subordinated Fee Account (after application of monies on deposit in the Distribution Account) to pay any deficiencies in the Indenture Securities Account and the Tax-Exempt Indenture Securities Account before so transferring any monies (including any then Available Amounts under any Reserve Account Security) on deposit in any Debt Service Reserve Account or any Tax-Exempt Debt Service Reserve Account for such purposes.

         SECTION 3.8 Distribution Account. (a) The Distribution Account shall be funded from monies transferred from the Revenue Account as and when specified in
Section 3.11(k). Subject to Section 3.8(b), the Collateral Agent shall, upon receipt on or prior to the second Business Day prior to any Distribution Date of an Officer's Certificate of the Company (i) certifying that the requirements of
Section 5.19 of the Indenture and Section 4.19 of the IDB Lease Agreement, and of any comparable provision of the Working Capital Facility, are satisfied as of such Distribution Date, (ii) specifying (A) the aggregate amount due and payable or scheduled to be due and payable on account of principal of and interest on, and fees and other amounts with respect to, Affiliate Subordinated Debt and (B) the manner in which and due date for, and the account for or address to which, the payment thereof to the Subordinated Debt Provider of such Affiliate Subordinated Debt shall be made and (iii) specifying (A) the aggregate of any other amounts to be distributed to any Person (or the Person to whom the balance of monies on deposit therein shall be distributed) and (B) the manner in and time at which, and the account for or address to which, the payment thereof to such Person shall be made, apply the monies on deposit in the Distribution Account on such Distribution Date, first, to the payment specified in clause (ii) above and, second, to the payment specified in clause (iii) above.

         (b) Prior to a Trigger Event, monies on deposit in the Distribution Account (including then Available Amounts under any Reserve Account Security on deposit therein) shall first be transferred by the Collateral Agent to the Indenture Trustee for deposit into the Indenture Securities Account and to the Tax-Exempt Indenture Trustee for deposit into the Tax-Exempt Indenture Securities Account, ratably based upon the respective amounts owing to each such Account, on the Monthly Transfer Date immediately preceding each Interest Payment Date or Principal Payment Date therefor, whenever, and to the extent that, the monies on deposit (after giving effect to any monies to be deposited from the Revenue Account into any Account on such Monthly Transfer Date) in the Indenture Securities Account, the Tax-Exempt Indenture Securities Account, each applicable Debt Service Reserve Account (if any) and each applicable Tax-Exempt Debt Service Reserve Account (if any) (including, in the case of any Debt Service Reserve Account and any Tax-Exempt Debt Service Reserve Account, then Available Amounts under any Reserve Account Security on deposit therein) are insufficient to make payments when due on the Senior Securities; provided, however, that, prior to a Trigger Event, if an Event of Default shall have occurred and be continuing, the Collateral Agent shall so transfer any amounts on deposit in the Distribution Account to pay any deficiencies in the Indenture Securities Account and the Tax- Exempt Indenture Securities Account before so transferring any monies (including any then Available Amounts under any Reserve Account Security) on deposit in any Debt Service Reserve Account or any Tax-Exempt Debt Service Reserve Account for such purposes. Any such transfers shall be made by the Collateral Agent in the following order of priority: first, transfer monies then on deposit in the Distribution Account; second, draw upon any Reserve Account Letter of Credit on deposit in the Distribution Account pursuant to Section 3.15(d) in an amount up to the Available Amount thereunder and transfer the monies in respect thereof; and third, call upon any Southern Guaranty on deposit in the Distribution Account pursuant to Section 3.15(d) in an amount up to the Available Amount thereunder and transfer the monies in respect thereof, in each case, directly to the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) for payment (to the extent necessary) of such amounts due and owing in respect of such Senior Securities.

         (c) Notwithstanding Section 3.8(a), if (i) at any time, the amount of monies on deposit in (without giving effect to amounts then available to be drawn or called upon under any Reserve Account Security on deposit in) the Distribution Account exceeds the lesser of (A) the amount of Senior Debt and (B) $34,000,000 or (ii) on a Distribution Date, the Company shall have provided an Officer's Certificate (together with an Independent Engineer Certification) certifying to the Collateral Agent that (A) the Senior Debt Service Coverage Ratio for the one-year period consisting of the two semi-annual payment periods immediately preceding such Distribution Date was equal to at least 1.2 to 1.0,
(B) based upon projections prepared by the Company in accordance with Section
1.15 of the Indenture and Section 1.12 of the IDB Lease Agreement, and with any comparable provision of the Working Capital Facility, the Senior Debt Service Coverage Ratio for the one year period consisting of the current semi-annual payment period and the immediately succeeding semi-annual payment period is projected to be at least 1.2 to 1.0 and (C) the requirements of Section 5.19 of the Indenture and Section 4.19 of the IDB Lease Agreement, and of any comparable provision of the Working Capital Facility, have not been satisfied on such Distribution Date and each of the five (5) Distribution Dates immediately preceding such Distribution Date, then, in the case of clauses (i) and (ii) above, in replacement of monies on deposit in the Distribution Account, the Company may deliver to the Collateral Agent at such time Reserve Account Security having an Available Amount thereunder equal to the amount of such monies so replaced and otherwise in accordance with Section 3.15(a); provided, however, that, in the case of clause (i) above, the amount of monies so replaced shall not be greater than the amount of the excess described in such clause (i). Any such Reserve Account Security shall terminate, and be returned to the Company, on the first Distribution Date following the delivery to the Collateral Agent of such Reserve Account Security on which the requirements of Section 5.19 of the Indenture and Section 4.19 of the IDB Lease

Agreement, and of any comparable provision of the Working Capital Facility, have been satisfied.

         SECTION 3.9 Completion Account. (a) On the Closing Date, the Capital Budget Subaccount shall be funded with monies transferred pursuant to Section 5.18(a)(iii) of the Indenture. Such monies shall be applied to the payment, or reimbursement to the extent the same have been paid or satisfied by the Company, of Project Costs in accordance with the Capital Budget.

         (b) The Company shall deposit the proceeds of any Debt authorized by
Section 5.17 of the Indenture and Section 4.17 of the IDB Lease Agreement, and by any comparable provision of the Working Capital Facility, for (i) Optional Modifications into the Optional Modifications Subaccount and (ii) Required Modifications into the Required Modifications Subaccount. Such monies shall be applied to the payment, or reimbursement to the extent the same have been paid or satisfied by the Company, of costs incurred in connection with Optional Modifications or Required Modifications (as the case may be) in accordance with a budget prepared by the Company and approved by the Independent Engineer and delivered to the Collateral Agent. Such budget shall identify all costs reasonably anticipated to be incurred in connection with the Optional Modifications or the Required Modifications (as the case may be) and shall include a progress payment schedule for the projected requisitions to be made from the Optional Modifications Subaccount with respect to such Optional Modifications or the Required Modifications Subaccount with respect to such Required Modifications (as the case may be).

         (c) The Collateral Agent shall transfer monies from the applicable subaccount of the Completion Account upon receipt of an Officer's Certificate of the Company (together with an Independent Engineer's Confirmation as to clauses
(i) through (iv) below) specifying (i) the amount to be disbursed from such subaccount (including reasonable supporting documentation, if available), (ii) that such amounts have been, or within the immediately succeeding forty-five
(45) days are expected to be, used for (A) in the case of Section 3.9(a), Project Costs, which do not exceed the aggregate amount of the Capital Budget, less any amounts that previously have been transferred pursuant to this clause
(ii) and (B) in the case of Section 3.9(b), costs incurred in connection with Optional Modifications or Required Modifications (as the case may be), (iii) the item for which payment is requested has not been the basis for a prior requisition from any Account that has been paid or with respect to which a request for payment is still pending, (iv) the Person or Persons to whom such monies shall be transferred (including appropriate account information) and (v) no Event of Default under the Indenture, the Tax-Exempt Indenture or the Working Capital Facility has occurred and is continuing. The Company shall provide the Collateral Agent with written notice when full payment of the Project Costs or costs incurred in connection with Optional Modifications or Required Modifications (as the case may be) for which monies were held in the applicable subaccount of the Completion Account has occurred, whereupon the Collateral Agent shall, within seven (7) days of receipt of such notice, transfer any monies remaining in such subaccount to the Revenue Account.

         SECTION 3.10 Loss Proceeds Account. (a) All Loss Proceeds shall be deposited into the Loss Proceeds Account and, subject to the provisions of this
Section 3.10, applied to the payment, or reimbursement to the extent the same have been paid or satisfied by the Company, of the costs of (i) rebuilding, repairing and restoring the Energy Complex or any part thereof that has been affected by an Event of Loss or Event of Eminent Domain or (ii) building a Replacement Facility.

         (b) The Collateral Agent is hereby authorized to disburse from the Loss Proceeds Account the amount required to be paid for the rebuilding, repair or restoration of the Energy Complex or any part thereof, or the building of a Replacement Facility, as specified in Section 3.10(a). The Collateral Agent is hereby authorized and directed to issue its checks or transfer funds electronically for each disbursement from the Loss Proceeds Account, upon receipt of a requisition in substantially the form of Exhibit A, submitted to the

Collateral Agent, signed by an Authorized Officer of the Company, together with an Independent Engineer Confirmation; provided, however, that such Independent Engineer Confirmation shall not be required if such requisition includes a certification that the amount requested pursuant to such requisition, together with the amounts requested or to be requested pursuant to all other such requisitions made or reasonably expected to be made (i) during the same Fiscal Year in which such requisition is so submitted to the Collateral Agent, does not exceed $5,000,000 in the aggregate or (ii) in respect of any Event of Loss or Event of Eminent Domain, does not exceed $7,500,000 in the aggregate. The Collateral Agent shall be entitled to rely on all certifications and statements in such requisitions. The Collateral Agent shall keep and maintain adequate records pertaining to the Loss Proceeds Account and all disbursements therefrom and shall file an accounting thereof with the Company, the Independent Engineer and the Mill Owners within three (3) months following the end of each Fiscal Year.

         (c) If an Event of Loss or an Event of Eminent Domain shall occur, as soon as reasonably practicable but no later than the date of receipt of Loss Proceeds with respect thereto, the Company shall make a reasonable good faith determination as to (i) (A) whether or not (1) the Energy Complex or any portion thereof can be rebuilt, repaired or restored to permit operation of the Energy Complex at substantially the same level of performance as the Energy Complex was capable of being operated immediately prior to such Event of Loss or Event of Eminent Domain (such determination to take into account the impact of such Event of Loss or Event of Eminent Domain on the Mills) and (2) such rebuilding, repair or restoration would be required by Section 10.7(b)(ii) of the Master Operating Agreement or (B) whether or not (1) a Replacement Facility can be built to provide services to some or all of the Mills (such determination to take into account the impact of such Event of Loss or Event of Eminent Domain on the Mills) and (2) such Replacement Facility would be required by Section 10.7(b)(ii) of the Master Operating Agreement, for which (based upon projections of the Company prepared in accordance with Section 1.15 of the Indenture and
Section 1.12 of the IDB Lease Agreement and with any comparable provision of the Working Capital Facility) the minimum Senior Debt Service Coverage Ratio for each Fiscal Year commencing with such Replacement Facility's anticipated commercial operation date through the Fiscal Year in which the last maturity of Senior Debt is scheduled to mature is projected to equal or exceed the minimum Senior Debt Service Coverage Ratio projected for the Energy Complex for each such Fiscal Year based upon the circumstances existing immediately prior to such Event of Loss or Event of Eminent Domain and (ii) whether or not such Loss Proceeds, together with any Additional Available Proceeds with respect to such Event of Loss or Event of Eminent Domain, are sufficient to permit such rebuilding, repair or restoration of the Energy Complex or a portion thereof, or such building of a Replacement Facility (such determination of sufficiency in each instance in this Section 3.10 to take into account, among other things, funds required to pay principal of and interest on the Senior Debt becoming due during such period in which commercial operation of the Energy Complex is interrupted as a result of such Event of Loss or Event of Eminent Domain). The determination of the Company pursuant to this Section 3.10(c) shall be evidenced by an Officer's Certificate of the Company filed with the Collateral Agent, which (in the event the Company determines that the Energy Complex or a portion thereof can be rebuilt, repaired, restored or replaced subject to the conditions hereof and that such Loss Proceeds, together with such Additional Available Proceeds, are sufficient therefor) shall also set forth a reasonable good faith estimate by the Company of the total cost of such rebuilding, repair, restoration or replacement; provided, however, that if the Mill Owners are the prevailing party in a dispute the subject matter of which is, or includes, whether or not the Company is required under the terms of the Master Operating Agreement to rebuild the Energy Complex, then the Company shall deliver such Officer's Certificate to the Collateral Agent. The Company shall also deliver to the Collateral Agent, at the time it delivers such Officer's Certificate, an Independent Engineer Confirmation, dated the date of such Officer's Certificate, stating that, based upon reasonable investigation and review of the determinations made by the Company, the Independent Engineer believes that the determinations and the estimate of the total cost set forth in such Officer's Certificate are reasonable.

                  (d) (i) If a determination relating to an Event of Loss or Event of Eminent Domain is made pursuant to Section 3.10(c) that (A) neither the Energy Complex nor any portion thereof can be rebuilt, repaired, restored or replaced, subject to the conditions contained therein, or (B) the Loss Proceeds with respect thereto, together with any Additional Available Proceeds, are not sufficient to permit such rebuilding, repair, restoration or replacement, then all of such Loss Proceeds shall be distributed in accordance with Section 6.2(a). Any such Loss Proceeds that are distributed to the Senior Secured Parties shall, pursuant to Section 6.2(a), be applied to the redemption of all Senior Debt in accordance with the terms of the Financing Documents. Additional Available Proceeds shall be distributed by the Collateral Agent (upon receipt by the Collateral Agent of an Officer's Certificate of the Company to such effect) to the Company.

                  (ii) Subject to paragraph (iv) of this Section 3.10(d), if a determination relating to an Event of Loss or Event of Eminent Domain is made pursuant to Section 3.10(c)(i)(A) that (A) the Energy Complex can be completely rebuilt, repaired or restored to permit operation on a commercially feasible basis as described therein and (B) the Loss Proceeds with respect thereto, together with any Additional Available Proceeds, are sufficient to permit such rebuilding, repair or restoration, then all of such Loss Proceeds and Additional Available Proceeds shall remain on deposit in the Loss Proceeds Account and shall be applied in accordance with Section 3.10(b). Upon completion of any such complete rebuilding, repair or restoration of the Energy Complex, any Excess Loss Proceeds with respect to such Event of Loss or Event of Eminent Domain shall be distributed in accordance with Section 6.2(b). Any monies remaining in the Loss Proceeds Account following such distribution shall be deposited into the Revenue Account; provided, however, that such monies shall, solely to the extent they constitute Additional Available Proceeds, be distributed by the Collateral Agent (upon receipt by the Collateral Agent of an Officer's Certificate of the Company to such effect) to the Company.

                  (iii) Subject to paragraph (iv) of this Section 3.10(d), if a determination relating to an Event of Loss or Event of Eminent Domain is made pursuant to Section 3.10(c)(i)(A) or 3.10(c)(i)(B) that (A) a portion of the Energy Complex can be rebuilt, repaired or restored to permit operation on a commercially feasible basis as described in
         Section 3.10(c)(i)(A) or 3.10(c)(i)(B) or a Replacement Facility can be built, subject to the conditions contained therein, and (B) the Loss Proceeds with respect thereto, together with any Additional Available Proceeds, are sufficient to permit such rebuilding, repair, restoration or replacement, then all of such Loss Proceeds and Additional Available Proceeds shall remain on deposit in the Loss Proceeds Account and shall be applied in accordance with Section 3.10(b). Upon completion of any such rebuilding, repair, restoration or replacement of the Energy Complex, any Excess Loss Proceeds with respect to such Event of Loss or Event of Eminent Domain shall be distributed in accordance with Section 6.2(b). Any monies remaining in the Loss Proceeds Account following such distribution shall be deposited into the Revenue Account; provided, however, that such monies shall, solely to the extent they constitute Additional Available Proceeds, be distributed by the Collateral Agent (upon receipt by the Collateral Agent of an Officer's Certificate of the Company to such effect) to the Company.

                  (iv) Notwithstanding paragraphs (ii) and (iii) of this Section 3.10(d), at the election of the Company, all of the Loss Proceeds, together with any Additional Available Proceeds, with respect to an Event of Loss or Event of Eminent Domain shall be distributed in accordance with Section 6.2(a), provided that, at the time of such election, (A) the Company is not otherwise required under the Master Operating Agreement or the Lease, as applicable, to rebuild, repair, restore or replace the Energy Complex or to apply Loss Proceeds to the rebuilding, repair, restoration or replacement of the Energy Complex and (B) the Company files with the Collateral Agent an Officer's Certificate certifying (together with an Independent Engineer Confirmation) that (1) the monies on deposit (including any Additional Available Proceeds) in the Loss Proceeds Account are sufficient to redeem all Senior Debt, (2) all or substantially all of the Energy Complex has suffered loss or been destroyed or otherwise rendered unfit for normal use in connection with such Event of Loss or all or substantially all of the Energy Complex has been the subject of a compulsory transfer or taking, or transfer under threat of compulsory transfer or taking, in connection with such Event of Eminent Domain and (3) the Company is not otherwise required under the Master Operating Agreement or the Lease, as applicable, to rebuild, repair, restore or replace the Energy Complex, or to apply Loss Proceeds to the rebuilding, repair, restoration or replacement of the Energy Complex. Such Officer's Certificate shall be accompanied by an Opinion of Counsel to the effect set forth in clause (3) above; provided, however, that if any Dispute (as defined in the Master Operating Agreement) has arisen between the Mill Owners and the Company with respect to the compliance of such election with the applicable provisions of the Master Operating Agreement and the Lease, as applicable, the Company shall also deliver to the Collateral Agent satisfactory evidence of the conclusive resolution of such Dispute pursuant to the dispute resolution provisions of the Master Operating Agreement. Any such Loss Proceeds that are distributed to the Senior Secured Parties shall, pursuant to Section 6.2(a), be applied to the redemption of all Senior Debt in accordance with the terms of the Financing Documents.

         (e) Notwithstanding any other provision of this Section 3.10, (i) if the Loss Proceeds Account does not contain an amount at least equal to the estimate of the total cost of rebuilding, repair, restoration or replacement set forth in the Officer's Certificate filed with the Collateral Agent pursuant to
Section 3.10(c), and such amounts have not otherwise been committed by the applicable insurers or condemning authority as certified in such Officer's Certificate, by the tenth (10th) Business Day following the determination contemplated by Section 3.10(d)(ii) or 3.10(d)(iii), then the Company shall be deemed to have made the determination contemplated by Section 3.10(d)(i) and
(ii) if the Company receives Loss Proceeds from an Event of Loss or Event of Eminent Domain and the cost to rebuild, repair, restore or replace the Energy Complex does not, based upon a reasonable and good faith determination of the Company, exceed in the aggregate $7,500,000, then the Company shall not be required to comply with the provisions of Section 3.10(c) or 3.10(d) and such Loss Proceeds shall be deposited into the Loss Proceeds Account and, together with any Additional Available Proceeds, applied in accordance with Section 3.10(b) to rebuild, repair, restore or replace the Energy Complex to permit the operation thereof at substantially the same level of performance at which the Energy Complex was capable to being operated immediately prior to such Event of Loss or Event of Eminent Domain (as the case may be).

         SECTION 3.11 Revenue Account. Subject to Section 6.1, monies on deposit in the Revenue Account, upon receipt by the Collateral Agent, no later than the close of business on the Business Day prior to each Monthly Transfer Date, of an Officer's Certificate of the Company (substantially in the form of Exhibit B) certifying the amount of such monies to be withdrawn and the application thereof (including appropriate payment instructions in respect thereof), will be withdrawn on such Monthly Transfer Date to make the following transfers or deposits to the following Persons or into the following Accounts and in the following order of priority (but only to the extent such monies are then on deposit in the Revenue Account):

                  (a) for deposit into the Mill Owner Reimbursement Account, an amount equal to the amount that is or will be reimbursable to the Mill Owners prior to the next succeeding Monthly Transfer Date in connection with the exercise of Mill Owner Step-In Rights (except as otherwise provided in the Consents to Assignment to which the Mill Owners are parties);

                  (b) for deposit into the Working Capital Facility Account, an amount that is equal to amounts that were scheduled to be due and payable, but remain unpaid, or are scheduled to become due and payable for principal of and interest on, and fees and other amounts with respect to, the Working Capital Facility prior to the next succeeding Monthly Transfer Date and, upon the occurrence and during the continuation of a Bankruptcy Event in respect of either of the Mobile Energy Parties, all other amounts due and payable in respect thereof (whether as a result of acceleration or otherwise);

                  (c) for deposit into the Operating Account, an amount sufficient to cause the aggregate amount therein, after giving effect to monies deposited therein prior to such Monthly Transfer Date that have not yet been used for Operation and Maintenance Costs, to be equal to the amount of Operation and Maintenance Costs (other than (i) Subordinated Fees, (ii) Operation and Maintenance Costs that the Company expects to pay with Working Capital Facility O&M Loans and
         (iii) unless and to the extent that the monies on deposit in the Maintenance Reserve Account, the Subordinated Debt Account, the Subordinated Fee Account and the Distribution Account (including, in the case of the Maintenance Plan Funding Subaccount and the Distribution Account, the then Available Amounts under any Reserve Account Security on deposit therein) are insufficient therefor, Maintenance Expenditures) that are estimated by the Company to be due and payable prior to the next succeeding Monthly Transfer Date;

                  (d) to each of the Collateral Agent, the Indenture Trustee and the Tax-Exempt Indenture Trustee, an amount that is equal to the amount due and payable immediately prior to such Monthly Transfer Date to each of such Persons in their capacities as the Collateral Agent under this Agreement, the Indenture Trustee under the Indenture and the Tax-Exempt Indenture Trustee under the Tax-Exempt Indenture, respectively; provided, however, that if monies on deposit in the Revenue Account are insufficient on such Monthly Transfer Date to make the transfers specified in this Section 3.11(d), distribution of monies will be made ratably to each specified Person based upon the respective amounts owing to each such Person;

                  (e) (i) for deposit into the Working Capital Facility Account, an amount that is equal to, after giving effect to any deposits into the Working Capital Facility Account in accordance with Section 3.11(b), all amounts due and payable (whether as a result of acceleration or otherwise) for principal of and interest on, and fees and other amounts with respect to, the Working Capital Facility immediately prior to such Monthly Transfer Date; (ii) to the Indenture Trustee for deposit into (A) the Indenture Securities Interest Subaccount, an amount equal to the Required Interest Deposit with respect thereto, (B) the Indenture Securities Principal Subaccount, an amount equal to the Required Principal Deposit with respect thereto and
         (C) the Indenture Securities Redemption Subaccount, an amount equal to the sum of the Required Interest Deposit and the Required Principal Deposit, in each case with respect thereto; and (iii) to the Tax-Exempt Indenture Trustee for deposit into (A) the Tax-Exempt Indenture Securities Interest Subaccount, an amount equal to the Required Interest Deposit with respect thereto, (B) the Tax-Exempt Indenture Securities Principal Subaccount, an amount equal to the Required Principal Deposit with respect thereto and (C) the Tax-Exempt Indenture Securities Redemption Subaccount, an amount equal to the sum of the Required Interest Deposit and the Required Principal Deposit, in each case with respect thereto; provided, however, that if monies in the Revenue Account are insufficient on such Monthly Transfer Date to make the transfers specified in this Section 3.11(e), distribution of monies shall be made ratably to each specified Account or Person based upon the respective amounts owing to each such Account or Person;

              (f) for deposit into the Maintenance Reserve Account, such amount as the Company may elect, but in no event less than (and, in the event that the amount of monies that are then, or after giving effect to any monies to be deposited into the Mill Owner Maintenance Reserve Account on such Monthly Transfer Date will be, on deposit in or otherwise credited to (in accordance with the Mill Owner Maintenance Reserve Account Agreement) the Mill Owner Maintenance Reserve Account is less than $2,000,000, in no event more than) the excess of (i) the Maintenance Reserve Account Required Deposit with respect to the Fiscal Quarter in which such Monthly Transfer Date occurs over (ii) the amount of monies (including then Available Amounts under any Reserve Account Security), if any, deposited into the Maintenance Reserve Account (other than any such monies or Reserve Account Security used to replace other Reserve Account Security or monies on deposit therein) during the Fiscal Quarter in which such Monthly Transfer Date occurs;

                  (g) to: (i) the Indenture Trustee, for deposit into each Debt Service Reserve Account (if any), an amount sufficient to cause the aggregate amount of monies, together with the then Available Amount under any Reserve Account Security, on deposit in such Debt Service Reserve Account to equal the Debt Service Reserve Account Required Balance immediately prior to such Monthly Transfer Date; and (ii) the Tax-Exempt Indenture Trustee, for deposit into each Tax-Exempt Debt Service Reserve Account (if any), an amount sufficient to cause the aggregate amount of monies, together with the then Available Amount under any Reserve Account Letter of Credit, on deposit in such Tax-Exempt Debt Service Reserve Account to equal the Tax-Exempt Debt Service Reserve Account Required Balance immediately prior to such Monthly Transfer Date; provided, however, that if monies in the Revenue Account are insufficient on such Monthly Transfer Date to make the transfers specified in this Section 3.11(g), distribution of monies will be made ratably to each specified Person based upon the respective amounts owing to each such Person;

                  (h) to the Company for deposit into the Mill Owner Maintenance Reserve Account, an amount sufficient to cause the aggregate amount of monies on deposit in or otherwise credited to (in accordance with the Mill Owner Maintenance Reserve Account Agreement) the Mill Owner Maintenance Reserve Account to equal $2,000,000;

                  (i) for deposit into the Subordinated Debt Account, an amount determined by the Company or otherwise required pursuant to the terms of any Subordinated Loan Agreement relating to Non-Affiliate Subordinated Debt to be deposited into the Subordinated Debt Account on such Monthly
         Transfer Date;

                  (j) for deposit into the Subordinated Fee Account, an amount that, after giving effect to amounts on deposit therein and a uniform amount to be deposited therein in each succeeding month prior to the next Distribution Date, will be equal to the amount of Operation and Maintenance Costs constituting Subordinated Fees that will be due and payable or are estimated to be due and payable as of such Distribution Date; and

                  (k)      to the Distribution Account.

         SECTION 3.12 Investment of Monies in the Intercreditor Agreement Accounts. (a) Amounts deposited into the Intercreditor Agreement Accounts, at the written request and direction of the Company, shall be invested by the Collateral Agent in Permitted Investments. Such Permitted Investments shall mature in such amounts and not later than such times as may be necessary to provide monies when needed to make payments with such monies as provided in this Agreement. Net interest or gain received from such Permitted Investments shall remain in each Intercreditor Agreement Account pending application as provided in this Agreement. Absent written instructions from the Company, the Collateral Agent shall invest the amounts held in the Intercreditor Agreement Accounts in Permitted Investments described in clause (a) of the definition of Permitted Investments. All such Permitted Investments shall be made in the name of the

Collateral Agent (it being understood and agreed that the Collateral Agent shall not be responsible for valuation losses in respect thereof) and shall be made in such manner as to preserve the Lien of the Security Agreement thereon. The Collateral Agent shall maintain records reflecting the interest of each Intercreditor Agreement Account in such Permitted Investments.

         (b) In computing the amount in any Intercreditor Agreement Account (or any other separate account or fund created under the provisions of, and for any purpose provided in, this Agreement), each Permitted Investment on deposit therein shall be valued, as reasonably determined by the Collateral Agent (it being understood and agreed that the Collateral Agent shall not be responsible for valuation losses in respect thereof), at the fair value thereof, including accrued interest thereon. On the Business Day immediately preceding each Monthly Transfer Date and the date of any withdrawal of monies on deposit in any Intercreditor Agreement Account, the Collateral Agent shall so value each Permitted Investment on deposit in such Intercreditor Agreement Account and, promptly thereafter, shall notify the Company, the Senior Secured Parties and the Independent Engineer as to the amount of any deficiency or surplus in such Intercreditor Agreement Account as of such date based upon such valuation.

         (c) Amounts deposited in any Intercreditor Agreement Account may be combined with amounts deposited in other Intercreditor Accounts for purposes of making any Permitted Investment, provided that such Intercreditor Agreement Account shall maintain an undivided interest in any such combined Permitted Investment based upon its pro rata share of the amount contributed by such Intercreditor Agreement Account at the time of the making of such combined Permitted Investment.

         SECTION 3.13 Monies to Be Held in Trust. All monies required to be deposited with or paid to the Collateral Agent for the account of any Intercreditor Agreement Account under any provision of this Agreement and all investments made therewith, and all investments made therewith, and all monies withdrawn from any Intercreditor Agreement Account and held by the Collateral Agent, shall be held by the Collateral Agent in trust and, while so held, for and on behalf of the Senior Secured Parties.

         SECTION 3.14 Dominion and Control. Each of the Mobile Energy Parties hereby transfers, assigns and sets over all of its right, title and interest in and to all Intercreditor Agreement Accounts and all amounts or investments deposited or held in any Intercreditor Agreement Account and grants to the Collateral Agent sole dominion and control over such amounts. Neither of the Mobile Energy Parties shall have the right to withdraw monies from any Intercreditor Agreement Account hereunder, except to the extent such monies are disbursed by the Collateral Agent pursuant to the terms of this Agreement.

         SECTION 3.15 Reserve Account Security. (a) In addition to and without in any way limiting the provisions of Sections 3.5 and 3.8 but subject to
Section 3.15(c), the Company shall not be required at any time to deposit any monies into the Maintenance Plan Funding Subaccount, and the Company shall be entitled from time to time to withdraw monies on deposit in the Maintenance Plan Funding Subaccount or, subject to and in accordance with Section 3.8(c), the Distribution Account, provided that and for so long as Reserve Account Security having an Available Amount thereunder equal to the amount of such monies otherwise required to be and not so deposited or the amount of such monies so withdrawn (as the case may be) shall have been delivered to the Collateral Agent, at or prior to such time, for deposit into the Maintenance Plan Funding Subaccount or the Distribution Account (as the case may be). At the time of any such deposit, the Collateral Agent shall be entitled to receive, and (subject to Section 7.2) shall be fully protected in relying upon, an Opinion of Counsel to the effect that such Reserve Account Security (i) is permitted by this Section
3.15 and has been delivered in accordance with the provisions hereof, (ii) has been duly authorized, executed and delivered by the provider thereof and (iii) constitutes a legal, valid and binding obligation of such provider, enforceable against such provider in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights and remedies generally as such laws would apply in the event of a bankruptcy, insolvency or reorganization of, or other similar occurrence with respect to, such provider and (B) is subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law) and other customary qualifications and limitations. The Company may from time to time, at its discretion, replace or reduce the Available Amount (in whole or in part) under any Reserve Account Security on deposit in the Maintenance Plan Funding Subaccount or the Distribution Account (as the case may be) with other Reserve Account Security having an Available Amount thereunder, or with monies in an amount, equal to the Available Amount so replaced or reduced.

         (b) Each Reserve Account Security on deposit in the Maintenance Plan Funding Subaccount or the Distribution Account shall provide that not less than forty-five (45) days prior to the occurrence of a Termination Event with respect to such Reserve Account Security, the provider thereof shall deliver written notice to the Collateral Agent and the Company of such occurrence. The Company shall provide notice to the Collateral Agent of the occurrence of any Credit Standard Event or Default Event within three (3) Business Days of its actual or constructive knowledge of the event giving rise to such occurrence.

         (c) If (i) (in lieu of any monies required to be deposited into, or in replacement of monies or other Reserve Account Security on deposit in, the Maintenance Plan Funding Subaccount) any Reserve Account Security is on deposit in the Maintenance Plan Funding Subaccount pursuant to Section 3.15(a), then, immediately upon the occurrence of a Required Deposit Event with respect to such Reserve Account Security, the Company agrees to deposit into the Maintenance Plan Funding Subaccount an amount of monies equal to the Required Deposit with respect to such Required Deposit Event and (ii) (in lieu of any monies required to be deposited into, or in replacement of monies or other Reserve Account Security on deposit in, the Distribution Account) any Reserve Account Security is on deposit in the Distribution Account pursuant to Section 3.15(a), then, immediately upon the occurrence of a Required Deposit Event with respect to such Reserve Account Security, the Company agrees to deposit into the Distribution Account an amount of monies equal to the Required Deposit with respect to such Required Deposit Event.

         (d) If the Company fails to make any Required Deposit pursuant to
Section 3.15(c) as and when due, then the Collateral Agent shall, and is hereby authorized and directed to, draw or call upon such Reserve Account Security in an amount equal to the amount of such Required Deposit that the Company so failed to deposit; provided, however, that, if a Required Deposit Event occurs at a time when more than one Reserve Account Letter of Credit or Southern Guaranty is on deposit in the Maintenance Plan Funding Subaccount or the Distribution Account, the Collateral Agent may elect, subject to, in the case of the Maintenance Plan Funding Subaccount, Section 3.5(c) and, in the case of the Distribution Account, Section 3.8(b), the order in which the Collateral Agent shall draw upon such Reserve Account Letters of Credit or call upon such Southern Guaranties (as the case may be). Any amounts drawn or called upon by the Collateral Agent under any such Reserve Account Security shall be deposited into the Reserve Account Security Account in which such Reserve Account Security was deposited. The Company's obligations under Section 3.15(c) shall be satisfied to the extent of any such deposit.

         SECTION 3.16 Payment of 1994 Bonds. On each 1994 Bond Payment Date, the Collateral Agent shall, upon receipt of an Officer's Certificate of the Company specifying the aggregate amount due and payable on account of principal of and premium, if any, and interest on the 1994 Bonds, make payment of such aggregate amount by debiting the Revenue Account (or, if the monies on deposit in the Revenue Account are insufficient therefor and so long as no Trigger Event has occurred and is continuing, the Collateral Agent may debit, in the following order of priority, the Operating Account, the Maintenance Reserve Account, the Distribution Account, the Subordinated Fee Account and the Subordinated Debt Account (including, in the case of the Maintenance Plan Funding Subaccount and the Distribution Account, the then Available Amount under any Reserve Account Security on deposit therein)) to the extent necessary to make, or to cause to be deemed to be made, such payment, and by immediately paying over to, or deeming to be immediately paid over to (as applicable), the 1994 Bond Trustee the amount so debited. The Collateral Agent, in its capacity as the 1994 Bond Trustee and as Collateral Agent hereunder, and the Company hereby agree that the 1994 Bond Trustee shall (a) receive each such payment, or shall deem each such payment to be received by it (as applicable), and (b) immediately pay the amount thereof over to, or deem such amount to be paid over to (as applicable), the Collateral Agent (as assignee of the payee under the 1994 Bonds), in respect of the applicable payment in respect of the 1994 Bonds, for credit to the applicable Account or Accounts in the amount by which such Account was or Accounts were so debited in connection with such payment. The provisions of this Section 3.16 shall remain in effect only so long as the Company is the payee under, and the Collateral Agent is the assignee of, the 1994 Bonds.

                                   ARTICLE IV

                            PRIORITIES; SUBORDINATION

         SECTION 4.1 Priority of Security Interests. (a) Each Senior Secured Party agrees that, as among the Senior Secured Parties and subject to the priorities set forth in and the other provisions of Article VI, the Security Interest of each Senior Secured Party in any Shared Collateral ranks and will rank equally in priority with the Security Interest of the other Senior Secured Parties in the same Shared Collateral.

         (b) The priorities specified in this Agreement are applicable irrespective of any statement in any other Security Document or in any other Contract to the contrary, the time or order or method of attachment or perfection of Liens or the time or order of filing of Financing Statements or the giving or failure to give notice of the acquisition or expected acquisition of purchase money or other security interests and, to the extent not provided for in this Agreement, the rights and priorities of the Senior Secured Parties shall be determined in accordance with applicable Law.

         (c) The Mobile Energy Parties hereby covenant and agree, as a condition to entering into any Financing Document or Subordinated Loan Agreement with a Senior Secured Party or Subordinated Debt Provider (as the case may be), to cause each Person holding Senior Debt or Subordinated Debt to become a party to this Agreement by executing an amendment to this Agreement and becoming a Senior Secured Party or a Subordinated Debt Provider (as the case may be) hereunder, and each of the Collateral Agent and the Intercreditor Parties hereby covenants and agrees to cooperate in respect thereof.

         SECTION 4.2 Subordination. (a) The Mobile Energy Parties and each Subordinated Debt Provider hereby agree for the benefit of the Senior Secured Parties that all Subordinated Debt shall be junior and subordinate, to the extent and in the manner set forth hereinafter, in right of payment to the prior indefeasible payment or satisfaction in full in cash of all Secured Obligations. In furtherance thereof, each Subordinated Debt Provider shall be subject to the following:

                    (i) Except for receiving of payments in accordance with
         Section 3.11(i), a Subordinated Debt Provider shall not ask, demand, sue for, take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner (including from or by way of the Collateral or any guaranty of payment or performance), payment of all or any Subordinated Debt unless and until the Senior Debt Termination Date shall have occurred.

                   (ii) Until the Senior Debt Termination Date, a Subordinated Debt Provider shall not (A) accelerate Subordinated Debt for any reason (other than as a result of a Bankruptcy Event in respect of either of the Mobile Energy Parties), (B) exercise any rights or enforce any remedies or assert any claim with respect to the Collateral or any assets of either of the Mobile Energy Parties or sell any of the Collateral, (C) seek to foreclose Liens that may be granted to it pursuant to the terms of the Contracts granting such Liens to such Subordinated Debt Provider or (D) take any action, directly or indirectly, or institute any proceedings, directly or indirectly, with respect to the foregoing; provided, however, that if any principal, interest or other amount required to be paid to such Subordinated Debt Provider by the Company is not paid when due, such Subordinated Debt Provider may charge interest at the overdue rate specified in the applicable Subordinated Loan Agreement.

                  (iii) Upon any distribution of all or any of the assets of either of the Mobile Energy Parties to its creditors upon the dissolution, winding up, liquidation, arrangement, reorganization or composition of such Mobile Energy Party, whether in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings or upon a general assignment for the benefit of creditors or any other marshaling of the assets and liabilities of such Mobile Energy Party or otherwise, any payment or distribution of any kind (whether in cash, property or securities) that otherwise would be payable or deliverable upon or with respect to Subordinated Debt shall be paid or delivered directly to the Collateral Agent, if such payment is of cash, for application to and, if such payment is of non-cash property or securities, as Collateral for, in either case, the payment or prepayment of the Secured Obligations until the Secured Obligations have been paid or otherwise satisfied in full and the Collateral Agent shall have received notice of such satisfaction, termination or expiration.

                   (iv) Each of the Senior Secured Parties hereby authorizes and directs the Collateral Agent on its behalf to demand specific performance of the terms of subordination set forth in this Section 4.2(a), whether or not the Mobile Energy Parties shall have complied with any of the provisions hereof applicable to them, at any time when a Subordinated Debt Provider shall have failed to comply with any of such provisions applicable to such Subordinated Debt Provider. Each Subordinated Debt Provider hereby irrevocably waives any defense based upon the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

                    (v) Until the Senior Debt Termination Date, a Subordinated Debt Provider shall not commence or join with any creditor other than the Collateral Agent in commencing any proceeding referred to in paragraph (iii) of this Section 4.2(a) for the payment of any amounts that otherwise would be payable or deliverable upon or with respect to Subordinated Debt.

                   (vi) Subject to the termination of the Financing Commitments and the indefeasible payment or satisfaction in full of all of the Financing Liabilities, the Subordinated Debt Providers shall be subrogated to the rights of the Senior Secured Parties to receive payments or distributions of assets of the Mobile Energy Parties made on the Financing Liabilities until the Subordinated Debt shall have been satisfied in full.

         The foregoing provisions of this Section 4.2(a) regarding subordination are for the benefit of the Senior Secured Parties and shall be enforceable by them directly against the Subordinated Debt Providers, and no Senior Secured Party shall be prejudiced in its right to enforce subordination of any Subordinated Debt by any act or failure to act by either of the Mobile Energy Parties or anyone in custody of its assets or property. The Mobile Energy Parties shall not make any payment to the Subordinated Debt Providers, and the Subordinated Debt Providers shall not retain any payment from the Mobile Energy Parties, in contravention of this Section 4.2(a).

         (b) Each of the parties hereto hereby acknowledges and agrees that all amounts applied to the payment of rebate pursuant to Section 148 of the Code and all IDB Claims shall be treated as Operation and Maintenance Costs incurred in accordance with Prudent Plant Operating Standards and shall in no way be affected by or subject to the terms of Section 4.2 of this Agreement.


                                    ARTICLE V

                               EXERCISE OF RIGHTS

         So long as any Secured Obligations remain outstanding, the following provisions shall apply:

                  (a) If a Trigger Event shall have occurred and be continuing, upon the written request of the Required Senior Creditors contained in Senior Creditor Certificates, the Collateral Agent, on behalf of the Indenture Trustee, the Tax-Exempt Indenture Trustee and the Working Capital Facility Provider, as applicable, shall be permitted and is hereby authorized to take any and all actions and to exercise any and all rights, remedies and options that it may have under this Agreement, the other Financing Documents and applicable Law; provided, however, that if the underlying event that caused such Trigger Event is a Bankruptcy Event in respect of either of the Mobile Energy Parties, no written request of the Required Senior Creditors shall be required in order to permit and authorize the Collateral Agent following such Trigger Event to take any and all actions and to exercise any and all rights, remedies and options that it may have under this Agreement, the other Financing Documents or applicable Law; provided further, however, that the Collateral Agent shall not amend, modify or supplement (or agree to consent to any such amendment, modification or supplement), directly or indirectly or in the name of either of the Mobile Energy Parties, any Project Contract if such amendment, modification or supplement shall adversely affect any Senior Secured Party in any material respect unless the Collateral Agent shall have obtained the prior written consent of such Senior Secured Party to such amendment, modification or supplement. The Collateral Agent shall provide each Senior Secured Party with at least thirty (30) days prior written notice of all such proposed amendments, modifications or supplements to the Project Contracts. Nothing contained herein shall be construed as restricting the right of any Senior Secured Party to cause the acceleration, in accordance with the applicable Financing Document, of the Senior Debt held by such Senior Secured Party.

                  (b) The Senior Secured Parties hereby agree to give each other and the Collateral Agent written notice of the occurrence of any Event of Default or Trigger Event as soon as practicable after the occurrence thereof; provided, however, that the failure to provide such notice shall not limit or impair the rights of the Senior Secured Parties hereunder or under any other Financing Document or result in any liability to the Senior Secured Party failing to do so.

                  (c) Each Intercreditor Party and the Collateral Agent hereby acknowledge and agree that to the extent that Indenture Securities Collateral is held by the Indenture Trustee in accordance with Article IV of the Indenture, (i) such Indenture Securities Collateral is held for the benefit of the Holders of the Indenture Securities, (ii) the Indenture Trustee shall hold such Indenture Securities Collateral solely for the benefit of the Holders of the Indenture Securities and
         (iii) such Indenture Securities Collateral shall not be subject to the Lien granted by the Security Agreement or the Mortgage. The Indenture Trustee hereby acknowledges and agrees that it shall make all payments to the Collateral Agent required to be made by it pursuant to the Indenture in accordance with the terms and conditions of the Indenture.

                  (d) Each Intercreditor Party and the Collateral Agent hereby acknowledge and agree that to the extent Tax-Exempt Indenture Securities Collateral is held by the Tax-Exempt Indenture Trustee in accordance with Article IV of the Tax-Exempt Indenture, (i) such Tax-Exempt Indenture

         Securities Collateral is held for the benefit of the Holders of the Tax- Exempt Indenture Securities, (ii) the Tax-Exempt Indenture Trustee shall hold such Tax-Exempt Indenture Securities Collateral solely for the benefit of the Holders of the Tax-Exempt Indenture Securities and
         (iii) such Tax-Exempt Indenture Securities Collateral shall not be subject to the Lien granted by the Security Agreement or the Mortgage. The Tax- Exempt Indenture Trustee hereby acknowledges and agrees that it shall make all payments to the Collateral Agent required to be made by it pursuant to the Tax-Exempt Indenture in accordance with the terms and conditions of the Tax-Exempt Indenture.

                  (e) Each Intercreditor Party hereby acknowledges and agrees that the Collateral Agent shall administer the Shared Collateral in the manner contemplated by this Agreement and the other Security Documents and the Collateral Agent shall exercise, as directed by the Required Senior Creditors in Senior Creditor Certificates in accordance with paragraph (a) of this Article V, such rights and remedies with respect to the Shared Collateral (including the curing of defaults under the Project Contracts) as are granted to it under the Security Documents, this Agreement and applicable Law. No Intercreditor Party and no class or classes of Intercreditor Parties shall have any right (i) to direct the Collateral Agent to take any action in respect of the Shared Collateral other than in accordance with paragraph (a) of this Article V or (ii) to take any action with respect to the Shared Collateral (A) independently of the Collateral Agent or (B) other than to direct the Collateral Agent in writing to take action in accordance with paragraph
         (a) of this Article V; provided, however, that nothing in paragraph (e) of this Article V shall be deemed to limit the ability of any Senior Secured Party to take any action in accordance with paragraph (i) of this Article V.

                  (f) From time to time during the continuation of a Trigger Event, the Collateral Agent shall, as instructed in Senior Creditor Certificates of the Required Senior Creditors in accordance with paragraph (a) of this Article V, render an accounting of the current balance of each Intercreditor Agreement Account or other amounts or monies administered by the Collateral Agent under this Agreement.

                  (g) Each of the Mobile Energy Parties covenants and agrees that it shall not take any action that would prohibit or impair the ability of the Collateral Agent from participating in any objection to any foreclosure or similar proceeding instituted by a junior lienor against either Mobile Energy Party; provided, however, that nothing in this paragraph (g) shall, or shall be deemed to, affect the relationship among the Senior Secured Parties or the relationship among the Senior Secured Parties, the other Intercreditor Parties and the Collateral Agent, nor shall anything in this paragraph (g) affect any representation, warranty, covenant or agreement of any Senior Secured Party under or in this Agreement.

                  (h) Each Senior Secured Party hereby agrees that, upon the request of the Collateral Agent, it shall give notice to the Collateral Agent and the Company of (i) all the outstanding Financing Liabilities owed to such Senior Secured Party as of the date of such request, (ii) the unutilized outstanding Financing Commitments of such Senior Secured Party as of the date of such request and (iii) any other information that the Collateral Agent may reasonably request. The Company agrees that, as of the end of each Fiscal Quarter and from time to time upon the reasonable request of the Collateral Agent, the Company shall send to the Collateral Agent an Officer's Certificate of the Company certifying as to the matters described in clauses (i) and (ii) of the preceding sentence.

                  (i) Notwithstanding the foregoing provisions of this Article V, each Senior Secured Party individually shall be authorized to cure any default of the Company under any Project Contract in accordance with the Consent to Assignment executed in connection with such Project Contract; provided, however, that monies advanced in connection with such cure shall not constitute Senior Debt unless such monies would otherwise satisfy the requirements for the issuance of Senior Debt.

                    (j) The Intercreditor Parties hereby agree that if, at any time during the term of this Agreement, any Intercreditor Party receives any payment or distribution of assets of the Mobile Energy Parties of any kind or character, whether monies or cash proceeds resulting from liquidation of the Shared Collateral (other than in accordance with this Agreement), such Intercreditor Party shall hold such payment in trust for the benefit of the Senior Secured Parties and shall immediately remit such payment or distribution to the Collateral Agent, and the Collateral Agent shall deposit such monies or proceeds in the Revenue Account (or pursuant to Article VI) for application or distribution, as the case may be, in accordance with the terms of this Agreement.


                                   ARTICLE VI

                              DIVISION OF PROCEEDS

         SECTION 6.1 Division of Proceeds. (a) Upon and following a Wind-Up Event, the proceeds of any sale, disposition or other realization or collection by the Collateral Agent or by any Senior Secured Party upon the Shared Collateral (or any portion thereof) pursuant to the Security Documents shall be distributed in the following order of priorities:

                  First, to the Tax-Exempt Indenture Trustee from proceeds of the Shared Collateral, any amount required to be rebated to the United States government pursuant to Section 148 of the Code in connection with any series of the Tax-Exempt Indenture Securities (to the extent not already provided for in the Tax-Exempt Indenture);

                  Second, to the Collateral Agent, to the Indenture Trustee and the Tax-Exempt Indenture Trustee and to the IDB, ratably, from proceeds of the Shared Collateral (other than Receivables and Fuel Inventory), to the extent available, and then from Receivables and Fuel Inventory, an amount equal to the amounts due in respect of the Collateral Agent Claims, the Trustee Claims and the IDB Claims, respectively, due and payable as of the date of such distribution, provided that, prior to any such distribution to (i) the Indenture Trustee or the Tax-Exempt Indenture Trustee, the Collateral Agent shall have received a certificate signed by a Responsible Officer of the Indenture Trustee and the Tax-Exempt Indenture Trustee (as the case may be) setting forth the amount so payable to the Indenture Trustee and the Tax-Exempt Indenture Trustee (as the case may be) as of the date of such distribution and (ii) the IDB, the Collateral Agent shall have received a certificate signed by an Authorized Officer of the IDB setting forth the amount so payable to the IDB as of the date of such distribution;

                  Third, to the Working Capital Facility Provider from the proceeds of Receivables and Fuel Inventory, an amount equal to the unpaid amount of all Financing Liabilities owed by the Company under the Working Capital Facility, provided that prior to any such distribution the Collateral Agent shall have received a certificate executed by an Authorized Representative of the Working Capital Facility Provider setting forth the amount so payable to the Working Capital Facility Provider as of the date of such distribution;

                  Fourth, to the Senior Secured Parties (including the Working Capital Facility Provider to the extent that all amounts owed to it under the Working Capital Facility have not been repaid pursuant to paragraph Third of this Section 6.1(a)), ratably, an amount equal to the unpaid amount of all Financing Liabilities owed to the Senior Secured Parties, provided that prior to any such distribution the Collateral Agent shall have received a certificate executed by an Authorized Representative of each such Senior Secured Party setting forth the amount so payable to such Senior Secured Party as of the date of such distribution;

                  Fifth, to the Subordinated Debt Providers, ratably, an amount equal to the unpaid obligations owed to such Subordinated Debt Providers by the Mobile Energy Parties under any Subordinated Loan Agreement, provided that prior to any such distribution the Collateral Agent shall have received a certificate executed by an Authorized Representative of each such Subordinated Debt Provider setting forth the amount so payable to such Subordinated Debt Provider as of the date of such distribution; and

                  Sixth, to the Mobile Energy Parties or their successors or assigns or to whomever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds, it being understood that each of the Mobile Energy Parties shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate of the sums referred to in paragraphs First through Fifth of this Section 6.1(a).

         (b) As used in this Section 6.1, "proceeds" of Shared Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Shared Collateral, including any thereof received under any reorganization, liquidation or adjustment of Debt of the Mobile Energy Parties or any issuer of or obligor on any of the Shared Collateral.

         (c) The Collateral Agent shall, upon receipt of indemnity satisfactory to it and subject to Section 7.3, use reasonable efforts to join in any foreclosure or similar proceeding instituted by a junior lienor with respect to the Shared Collateral. The Collateral Agent shall hold all proceeds of the Collateral received by it in connection with such proceeding instituted by a junior lienor and not consolidated with any action by the Collateral Agent on behalf of the Senior Secured Parties pending application of such proceeds by the Collateral Agent in accordance with the written instructions of the Required Senior Creditors.

         SECTION 6.2 Application of Loss Proceeds. (a) Subject to Section 6.1, all Loss Proceeds to be distributed by the Collateral Agent pursuant to Section 3.10(d)(i) or 3.10(d)(iv) shall be distributed within five (5) Business Days of the receipt by the Collateral Agent of the appropriate notice set forth therein in the following order of priorities:

                  First, to the Tax-Exempt Indenture Trustee from proceeds of the Shared Collateral, any amount required to be rebated to the United States government pursuant to Section 148 of the Code in connection with any series of the Tax-Exempt Indenture Securities (to the extent not already provided for in the Tax-Exempt Indenture);

                  Second, to the Collateral Agent, to the Indenture Trustee and the Tax-Exempt Indenture Trustee and to the IDB, ratably, an amount equal to the amounts due in respect of the Collateral Agent Claims, the Trustee Claims and the IDB Claims, respectively, due and payable as of the date of such distribution, provided that, prior to any such distribution to (i) the Indenture Trustee or the Tax-Exempt Indenture Trustee, the Collateral Agent shall have received a certificate signed by a Responsible Officer of the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) setting forth the amount so payable to the Indenture Trustee and the Tax-Exempt Indenture Trustee (as the case may be) as of the date of such distribution and (ii) the IDB, the Collateral Agent shall have received a certificate signed by an Authorized Officer of the IDB setting forth the amount so payable to the IDB as of the date of such distribution; and provided further that such amounts shall be payable from proceeds of the Shared Collateral other than Loss Proceeds relating solely to Receivables and Fuel Inventory, to the extent available, prior to the application of Loss Proceeds relating solely to Receivables or Fuel Inventory for such purpose;

                  Third, to the Working Capital Facility Provider, from Loss Proceeds relating solely to Fuel Inventory, an amount equal to the unpaid Financing Liabilities owed under the Working Capital Facility, provided that prior to any such distribution the Collateral Agent shall have received a certificate executed by a Responsible Officer of the Working Capital Facility Provider setting forth the amount so payable to the Working Capital Facility Provider as of the date of such distribution;

                  Fourth, to the Senior Secured Parties, ratably, an amount equal to the unpaid amount of all Financing Liabilities owed to the Senior Secured Parties, provided that prior to any such distribution the Collateral Agent shall have received a certificate executed by a Responsible Officer of each such Senior Secured Party setting forth the amount so payable to such Senior Secured Party as of the date of such distribution;

                  Fifth, to the Mill Owners, in an amount specified pursuant to
         Section 10.7 of the Master Operating Agreement or Article XIV of the Lease, as applicable, provided that prior to any such distributions the Collateral Agent shall have received a certificate executed by a Responsible Officer of each of the Mill Owners and the Company setting forth the amount so payable to each such Mill Owner as of the date of such distribution;

                  Sixth, to the Subordinated Debt Providers, ratably, an amount equal to the unpaid amounts owed to such Subordinated Debt Providers by the Mobile Energy Parties under any Subordinated Loan Agreement, provided that prior to any such distribution the Collateral Agent shall have received a certificate executed by a Responsible Officer of each such Subordinated Debt Provider setting forth the amount payable to such Subordinated Debt Provider pursuant to this clause as of the date of such distribution; and

                  Seventh, to the Mobile Energy Parties or their successors or assigns or to whomever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.

         (b) Subject to Section 6.1 and the following sentence, within five (5) Business Days after the completion of the rebuilding, repair, restoration or replacement of the Energy Complex contemplated by Section 3.10(d)(ii) or 3.10(d)(iii) in connection with an Event of Loss or Event of Eminent Domain, the Collateral Agent shall, from any Excess Loss Proceeds with respect thereto and upon receipt of an Officer's Certificate of the Company specifying the amounts set forth in clauses (i), (ii) and (iii) below, (i) deposit the Working Capital Facility Distribution Amount in respect of such Excess Loss Proceeds into the Working Capital Facility Account, (ii) transfer the Indenture Distribution Amount in respect of such Excess Loss Proceeds to the Indenture Trustee for deposit into the Indenture Securities Redemption Subaccount and (iii) transfer the Tax-Exempt Indenture Distribution Amount to the Tax-Exempt Indenture Trustee for deposit into the Tax-Exempt Indenture Securities Redemption Subaccount. Notwithstanding the foregoing, if such Excess Loss Proceeds are less than $3,000,000, then, upon receipt by the Collateral Agent of an Officer's Certificate of the Company directing the Collateral Agent to so transfer such Excess Loss Proceeds, the Collateral Agent shall (A) deposit such Excess Loss Proceeds into the Revenue Account, provided that, if there are any Tax-Exempt Indenture Securities then Outstanding, such Officer's Certificate shall be accompanied by a written opinion of Bond Counsel (which shall also be delivered to the Tax-Exempt Indenture Trustee) to the effect that such transfer and deposit will not adversely effect the exclusion of interest on such Tax-Exempt Indenture Securities from gross income for Federal income tax purposes or (B) deposit into the Working Capital Facility Account and transfer to the Indenture Trustee for deposit into the Indenture Securities Principal Subaccount and to the Tax-Exempt Indenture Trustee for deposit into the Tax-Exempt Indenture Securities Principal Subaccount an amount equal to such Excess Loss Proceeds, ratably based upon the respective amounts set forth in clauses (i), (ii) and
(iii) above, to be applied to the payment or redemption of Senior Debt at the earliest dates permissible under the terms thereof. The Company hereby agrees that it will deliver the applicable Officer's Certificate of the Company specified in this Section 6.2(b) no later than three (3) Business Days after the completion of such rebuilding, repair, restoration or replacement of the Energy Complex.

         SECTION 6.3 Specific Collateral. Each Senior Secured Party agrees that the proceeds of any sale, disposition or other realization with respect to Collateral held by it for the benefit of holders of some but not all of the Senior Debt shall be applied to the payment of obligations owed to such Senior Secured Parties for as long as the specific Collateral is held.


                                   ARTICLE VII

                    RIGHTS OF SENIOR SECURED PARTIES; RIGHTS
                         AND DUTIES OF COLLATERAL AGENT

         SECTION 7.1 Rights of Senior Secured Parties. As between the Senior Secured Parties and the Subordinated Debt Providers, the Senior Secured Parties and the Collateral Agent (upon receipt of Senior Creditor Certificates from the Required Senior Creditors) may, at any time and from time to time, without any consent of or notice to any Subordinated Debt Providers and in each case in accordance with the Financing Documents: (a) amend in any manner any Financing Document in accordance with the terms thereof; (b) sell, exchange, release, not perfect any Lien in respect of and otherwise deal with any property at any time pledged, assigned or mortgaged to secure the Financing Liabilities in accordance with the Financing Documents; (c) release anyone liable in any manner under or in respect of the Financing Liabilities; (d) exercise or refrain from exercising any rights against the Mobile Energy Parties and others; and (e) apply any sums from time to time received to payment or satisfaction of the Financing Liabilities, except as otherwise provided in Article VI.

         SECTION 7.2 Duties of Collateral Agent. (a) The Collateral Agent will give notice to the Senior Secured Parties of any action taken, or notices received, by the Collateral Agent hereunder or under any other Financing Document (other than ministerial actions in the ordinary course of the administration of the Intercreditor Agreement Accounts, including transfers and deposits of monies pursuant to Section 3.11). Notice of any action to be taken hereunder shall be given prior to the taking of such action by the Collateral Agent unless the Collateral Agent determines that to do so would be detrimental to the interests of the Senior Secured Parties, in which event such notice shall be given promptly after the taking of such action.

         (b) The Senior Secured Parties agree that all liens on and security interests in the Shared Collateral securing the Secured Obligations shall be held in the name of the Collateral Agent and administered by and through the Collateral Agent in accordance with this Agreement, the other Financing Documents to which the Collateral Agent is a party and applicable Law. If, as of the date hereof, or at any time in the future, any Senior Secured Party at any time holds a lien on or security interest in any Shared Collateral in its own name, it agrees to assign it, without warranty or recourse, to the Collateral Agent (to be held by the Collateral Agent as the collateral agent for the Senior Secured Parties). The Collateral Agent shall hold its liens on and security interests in the Shared Collateral on behalf of the Senior Secured Parties, as agent, fiduciary and trustee thereof, in the capacity of Collateral Agent hereunder and under the other Security Documents, as provided herein and therein.

         (c) Notwithstanding anything to the contrary in this Agreement or any other Financing Document, the Collateral Agent shall not be required to exercise any rights or remedies under this Agreement, any of the other Financing Documents or applicable Law or give any consent under this Agreement or any of the other Financing Documents or enter into any Contract amending, supplementing, waiving or otherwise modifying any provision of any this Agreement or any other Financing Document unless it shall have been directed to do so in Senior Creditor Certificates of the Required Senior Creditors.

         (d) Upon receipt of Senior Creditor Certificates from Senior Secured Parties holding or otherwise representing a majority in principal amount of the Combined Exposure directing the Collateral Agent to deliver the notice specified in each of Section 5.17(c)(i)(B) of the Indenture and Section 4.17(c)(i)(B) of the IDB Lease Agreement, and of any comparable provision of the Working Capital Facility, the Collateral Agent will deliver such notice to each of the Indenture Trustee, the Tax-Exempt Indenture Trustee and the Working Capital Facility Provider.

         (e) Subject to the provisions of this Article VII, upon the occurrence of a Trigger Event, the Collateral Agent shall take whatever action may be necessary or prudent (including qualifying itself or one of its subsidiaries or Affiliates to do business in the State of Alabama, appointing a co-Collateral Agent hereunder or taking such other action as the Collateral Agent may determine to be appropriate under the circumstances, in each case in accordance with applicable Law), and whether or not directed by the Required Senior Creditors in Senior Creditor Certificates, in order to exercise such rights and remedies with respect to the Shared Collateral (including entering and taking possession of all or any portion thereof, exercising all remedies available to a secured party under the UCC and curing of defaults under the Project Contracts) as are granted to it under, and to protect and enforce it rights under, this Agreement, the other Security Documents and applicable Law.

         SECTION 7.3 Rights of Collateral Agent. (a) The Collateral Agent may execute any of its duties under this Agreement, any other Financing Documents to which it is a party or applicable Law by or through agents, custodians, nominees or attorneys-in-fact and shall be entitled to, and (in the absence of bad faith on its part) may conclusively rely upon, advice of counsel concerning all matters pertaining to such duties. If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which the Shared Collateral or any portion thereof is held, or the Collateral Agent shall be advised by counsel satisfactory to it that it is so necessary or prudent in the interest of the Senior Secured Parties, or if the Required Senior Creditors shall so direct the Collateral Agent in Senior Creditor Certificates, the Collateral Agent and the Intercreditor Parties shall execute and deliver all instruments and agreements necessary or proper to appoint another Collateral Agent hereunder or one (1) or more Persons approved by the Collateral Agent either to act as co- Collateral Agent jointly with the Collateral Agent originally named herein or any successor or successors or to act as separate Collateral Agent. In the event any Intercreditor Party shall have not joined in the execution of such instruments and agreements within ten (10) days after the receipt of a written request from the Collateral Agent to do so, or during a Trigger Event Period, the Collateral Agent may act under the foregoing provisions of this Section 7.3(a) without the concurrence of such Intercreditor Party; and each of the Intercreditor Parties hereby appoints the Collateral Agent as its agent and attorney to act under such foregoing provisions in either of such contingencies.

         (b) Neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it under or in connection with this Agreement or any other Financing Documents (except for its gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Senior Secured Parties for any recitals, statements, representations or warranties made in this Agreement or any other Financing Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any other Financing Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Documents or for any failure of the Mobile Energy Parties or any other Person to perform their obligations hereunder or thereunder.

         (c) The Collateral Agent (in the absence of bad faith on its part) shall be entitled to conclusively rely, and shall be fully protected in relying, upon any note, writing, resolution, request, direction, certificate, notice, consent, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons or upon an Opinion of Counsel, independent accountants or other experts selected by the Collateral Agent. In connection with any request or direction of the Required Senior Creditors, the Collateral Agent shall act in accordance with directions contained in, and (in the absence of bad faith on its part) shall be entitled to conclusively rely and shall be fully protected in relying upon, any Senior Creditor Certificate delivered by a Senior Secured Party in accordance with this Agreement; provided, however, that in the event the Collateral Agent receives conflicting directions contained in Senior Creditor Certificates from more than one of the Senior Secured Parties, the Collateral Agent shall act in accordance with directions contained in Senior Creditor Certificates representing the greatest percentage in principal amount of the Combined Exposure. Subject to this Article VII, the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other applicable Financing Document (i) if such action would, in the opinion of the Collateral Agent (which may be based upon an Opinion of Counsel), be contrary to law or the terms of this Agreement or such other applicable Financing Document, (ii) if such action is not specifically provided for in this Agreement or such other Financing Documents or it shall not have received any such advice or concurrence of the Required Senior Creditors, (iii) if, in connection with the taking of any such action hereunder or under such Financing Documents that would constitute an exercise of remedies hereunder or under such Financing Documents, it shall not first be indemnified to its satisfaction by the Senior Secured Parties against any and all risk of nonpayment, liability and expense that may be incurred by it by reason of taking or continuing to take any such action or (iv) if, notwithstanding anything to the contrary contained in
Section 7.3(e), in connection with the taking of any such action that would constitute a payment due under any Project Contract, it shall not first have received from the Senior Secured Parties funds equal to the amount payable. In no event shall the Collateral Agent be required to risk or expend its own funds. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Financing Document in accordance with a request contained in Senior Creditor Certificates of the Required Senior Creditors delivered in accordance with this Agreement, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Intercreditor Parties.

         (d) If, with respect to a proposed action to be taken by it, the Collateral Agent shall determine in good faith that the provisions of this Agreement or any other Financing Document relating to the functions or responsibilities or discretionary powers of the Collateral Agent are or may be ambiguous or inconsistent, the Collateral Agent shall notify the Senior Secured Parties, identifying the proposed action, and may decline either to perform such function or responsibility or to take the action requested unless it has received the written confirmation of the Required Senior Creditors executed by their Authorized Representatives that the Required Senior Creditors concur in the circumstances that the action proposed to be taken by the Collateral Agent is consistent with the terms of this Agreement or such other Financing Document or is otherwise appropriate. The Collateral Agent shall be fully protected in acting or refraining from acting upon the confirmation of the Required Senior Creditors in this respect, and such confirmation shall be binding upon the Collateral Agent and the other Intercreditor Parties.

         (e) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any default or Event of Default unless and until a Responsible Officer of the Collateral Agent has received a written notice or a certificate from an Authorized Representative of an Intercreditor Party stating that a default or an Event of Default has occurred. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such notice or certificate to inquire whether or not a default or an Event of Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice or certificate so furnished to it. No provision of this Agreement or any other Financing Document shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or under any other Financing Document or the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability, including an advance of monies necessary to take the action requested, is not reasonably assured to it; in addition, in respect of any potential environmental liability or the taking of title to any real property, the Collateral Agent may decline to act unless it receives indemnity satisfactory to it in its sole discretion, including an advance of monies necessary to take the action requested. In the event that the Collateral Agent receives such a notice of the occurrence of any Event of Default, the Collateral Agent shall give notice thereof to the Senior Secured Parties. The Senior Secured Parties shall provide indemnity satisfactory to the Collateral Agent for any action directed by the Required Senior Creditors including an advance of monies necessary to take the action requested. The Collateral Agent shall take such action with respect to such Event of Default as so requested pursuant to paragraph (a) of Article V, subject, however, to the third sentence of this
Section 7.3(e).

         (f) The Mobile Energy Parties will pay upon demand to the Collateral Agent the amount of any and all reasonable fees and out-of-pocket expenses, including the reasonable fees and expenses of its counsel (and any one local counsel) and of any of its experts and agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement and the other Financing Documents (including out-of-pocket expenses incurred in connection with any mortgage privilege or recording tax, and any surety bonds (and application for surety bonds) relating thereto), (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise) of any of the rights of the Collateral Agent or the Senior Secured Parties hereunder or under the other Financing Documents or (iv) the failure by the Mobile Energy Parties to perform or observe any of the provisions hereof or of any of the other Security Documents. The provision of this Section 7.3(f) shall survive the expiration or earlier termination of this Agreement.

         (g) Each of (i) the Mobile Energy Parties hereby agrees to deliver to the Collateral Agent, concurrently with the delivery thereof to any Senior Secured Party, and (ii) the Senior Secured Parties hereby agrees to deliver to the Collateral Agent, concurrently with the delivery thereof to either of the Mobile Energy Parties, all written notices, requested documents and other instruments delivered by such Person to such Senior Secured Party or the Mobile Energy Parties (as the case may be) under or pursuant to the Financing Documents, except to the extent any other Person has agreed to deliver such notices, requested documents and other instruments pursuant to any other Financing Document.

         (h) The Collateral Agent is hereby authorized to pay or cause to be paid any mortgage privilege or recording tax, or expenses relating to surety bonds relating thereto, as instructed by the Company in an Officer's Certificate.

         SECTION 7.4 Lack of Reliance on the Collateral Agent. Each of the Senior Secured Parties expressly acknowledges that neither the Collateral Agent nor any of its officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to it and that no act by the Collateral Agent hereafter taken, including any review of the Energy Complex or of the affairs of the Mobile Energy Parties, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Senior Secured Party. Each Senior Secured Party (other than the Indenture Trustee and the Tax-Exempt Indenture Trustee) represents to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent or any other Senior Secured Party, and based upon such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Energy Complex and the Mobile Energy Parties. Each Senior Secured Party (other than the Indenture Trustee and the Tax-Exempt Indenture Trustee) also represents that it will, independently and without reliance upon the Collateral Agent or any other Senior Secured Party, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Energy Complex and the Mobile Energy Parties. Except for notices, reports and other documents expressly required to be furnished to the Senior Secured Parties by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide any Senior Secured Party with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Energy Complex and the Mobile Energy Parties that may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents or attorneys-in-fact.


                                  ARTICLE VIII

                                 INDEMNIFICATION

         The Senior Secured Parties severally agree to indemnify the Collateral Agent in its capacity as such and in its individual capacity (to the extent not reimbursed by the Mobile Energy Parties and without limiting the obligation of the Mobile Energy Parties to do so), ratably according to the aggregate amounts of their respective Secured Obligations on the date the activities giving rise to the Collateral Agent's demand for indemnification occurred, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against the Collateral Agent in its capacity as such and in its individual capacity in any way relating to or arising out of this Agreement or the other Financing Documents or any surety bond (and any application for a surety bond) relating to any applicable mortgage privilege or recording tax or the performance of its duties as Collateral Agent hereunder or thereunder or any action taken or omitted by the Collateral Agent in its capacity as such under or in connection with any of the foregoing (including any claim that the Collateral Agent is the owner or operator of the Energy Complex and liable as such pursuant to any Environmental Requirement, and payments made in connection with any applicable mortgage privilege or recording tax and any surety bonds (and applications for surety bonds) relating thereto), provided that the Senior Secured Parties shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent that any of the foregoing result from the Collateral Agent's gross negligence or willful misconduct.

         Each of the Mobile Energy Parties agrees, jointly and severally, to indemnify the Collateral Agent and each Senior Secured Party from and against any and all claims, losses and liabilities relating to or arising out of (i) this Agreement or any other Financing Documents (including enforcement of such Financing Documents, but excluding any such claims, losses or liabilities resulting from the Collateral Agent's or such Senior Secured Party's gross negligence or willful misconduct), (ii) any Environmental Requirement applicable to the Shared Collateral or (iii) any refund or adjustment of any amount paid or payable to the Collateral Agent or any Senior Secured Party under or in respect of any Project Contract or any other Shared Collateral, or any interest thereon, that may be ordered or otherwise required by any Person. The agreements in this
Article VIII shall survive the payment or satisfaction in full of the Secured Obligations or any other termination of this Agreement.


                                   ARTICLE IX

                        ELIGIBILITY OF COLLATERAL AGENT;
                   REMOVAL AND REPLACEMENT OF COLLATERAL AGENT

         SECTION 9.1 Corporate Collateral Agent Required; Eligibility. There shall at all times be a Collateral Agent hereunder that shall be a bank or trust company organized and doing business under the laws of the United States of America or of any State thereof, authorized under such laws and the laws of the State of Alabama to exercise corporate trust powers, having (or whose obligations are unconditionally guaranteed by a corporation having) a combined capital and surplus of at least $250,000,000, which bank or trust company is subject to supervision or examination by Federal or state authority and does not provide credit or credit enhancement to either of the Mobile Energy Parties. If such bank or trust company publishes reports of condition at least annually, pursuant to Law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.1, the combined capital and surplus of such bank or trust company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Collateral Agent shall cease to be eligible in accordance with the provisions of this Article, it shall resign immediately in the manner and with the effect hereinafter specified in this Section 9.1. Notwithstanding anything to the contrary contained in any of the Financing Documents, (a) the Person acting as Collateral Agent hereunder shall at all times be the 1994 Bond Trustee, the Secured Party and the Mortgagee, (b) the Person acting as Collateral Agent hereunder may not at any time resign, or be removed or replaced, as the Collateral Agent unless it also resigns, or is removed or replaced, as the 1994 Bond Trustee, the Secured Party and the Mortgagee at such time and (c) upon the resignation, removal or replacement of the 1994 Bond Trustee, the Secured Party or the Mortgagee, the Person acting as Collateral Agent hereunder shall also resign or be removed or replaced.

         SECTION 9.2 Resignation, Removal and Replacement. Subject to the last sentence of Section 9.1, the Collateral Agent may resign as Collateral Agent upon thirty (30) days' written notice to the Senior Secured Parties and may be removed at any time with or without cause by the Required Senior Creditors, with any such resignation or removal to become effective only upon the appointment of a successor Collateral Agent under this Section 9.2. If the Collateral Agent shall resign or be removed as Collateral Agent, then the Required Senior Creditors shall (and if no such successor shall have been appointed within thirty (30) days of the Collateral Agent's resignation or removal, the Collateral Agent may) appoint a successor agent for the Senior Secured Parties, whereupon (provided that the Collateral Agent resigning or being removed shall be paid all amounts in respect of the Collateral Agent Claims due and owing to
it) such successor agent shall succeed to the rights, powers and duties of the "Collateral Agent," and the term "Collateral Agent" shall mean such successor agent effective upon its appointment, and the former Collateral Agent's rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent (except that such former Collateral Agent shall deliver all Collateral then in its possession to the successor Collateral Agent) or any of the Intercreditor Parties. The indemnity given any former Collateral Agent pursuant to Article VIII and any further indemnity granted under Section 6.1(c), 7.3(c), 7.3(e) or 7.3(f) shall survive any resignation or removal hereunder. After any former Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent. In the event that a successor Collateral Agent is not appointed within the time period specified in this
Section 9.2 following a resignation or removal of the Collateral Agent, the Collateral Agent or any Senior Secured Party may petition a court of competent jurisdiction for the appointment of a successor Collateral Agent.


                                    ARTICLE X

                                 REPRESENTATIONS

         (a) Representations of Mobile Energy Parties. Each of the Mobile Energy Parties represents and warrants, as to itself and not to the other, to the Collateral Agent as follows:

                    (i) The Company is (A) a limited liability company duly formed, validly existing and in good standing under the laws of the State of Alabama and (B) duly authorized to do business and is in good standing in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary. Mobile Energy is (A) a corporation duly formed, validly existing and in good standing under the laws of the State of Alabama and (B) duly authorized to do business and is in good standing in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary. Each of the Mobile Energy Parties has all requisite limited liability company or corporate (as the case may be) power and authority to own and operate the property it purports to own and to carry on its business as now being conducted and as proposed to be conducted in respect of the Energy Complex.

                   (ii) Each of the Mobile Energy Parties has all necessary limited liability company or corporate (as the case may be) power and authority to execute, deliver and perform its obligations under this Agreement.

                  (iii) All action on the part of the Mobile Energy Parties that is required for the authorization, execution, delivery and performance of this Agreement has been duly and effectively taken. The execution, delivery and performance of this Agreement by the Mobile Energy Parties does not require the approval or consent of any member or shareholder, or holder or trustee of any Debt or other obligations, of either of the Mobile Energy Parties that has not been obtained.

                  (iv) This Agreement has been duly executed and delivered by each of the Mobile Energy Parties and constitutes a legal, valid and binding obligation of such Mobile Energy Party, enforceable against it in accordance with the terms thereof, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws relating to or affecting the enforcement of creditors' rights and remedies generally and (ii) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought and to public policy or Federal or state laws that might limit rights to indemnification.

                    (v) Neither the execution, delivery and performance of this Agreement by the Mobile Energy Parties nor the consummation of any of the transactions contemplated hereby by the Mobile Energy Parties nor performance of or compliance with the terms and conditions hereof or thereof by the Mobile Energy Parties (A) contravenes any Governmental Approvals or any provision of Law applicable to either of the Mobile Energy Parties or any of the Collateral, (B) conflicts with or constitutes a default under or results in the violation of the provisions of the Articles of Organization of the Company or the Operating Agreement or certificate of incorporation or by-laws of Mobile Energy or, unless such conflict, default or violation would not reasonably be expect to have a Material Adverse Effect, of any other Project Documents or any indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement or other similar financing agreement or instrument or other agreement or instrument to which either of the Mobile Energy Parties is a party or by which such Mobile Energy Party or any of its property or assets is bound or to which either may be subject or (C) results in the creation or imposition of any Liens (other than Permitted Liens) on any of the property or assets of either of the Mobile Energy Parties, or results in the acceleration of any obligation of either of the Mobile Energy Parties, that would reasonably be expected to have a Material Adverse Effect.

                   (vi) There are no claims, actions, suits, investigations or proceedings at law or in equity by or before any arbitrator or any Governmental Authority now pending or (to the knowledge of the Mobile

         Energy Parties) threatened against either of the Mobile Energy Parties or any Affiliate thereof, or any property or other assets or rights of either of the Mobile Energy Parties or any Affiliate thereof with respect to this Agreement, any other Project Document or the Energy Complex, that would reasonably be expected to result in a Material Adverse Effect.

         (b) Representations of Senior Secured Parties. Each of the Indenture Trustee, the Tax-Exempt Indenture Trustee and the Working Capital Facility Provider represents and warrants, as to itself and not the others, to the Collateral Agent as follows:

                   (i) It is duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to effect such qualification would not have a material adverse effect upon its ability to perform its obligations under this Agreement and the other Financing Documents to which it is a party. It has all necessary power and authority (corporate or otherwise) to execute, deliver and perform under this Agreement and such other Financing Documents.

                  (ii) All action on its part that is required for the authorization, execution, delivery and performance of this Agreement and the other Financing Documents to which it is a party has been duly and effectively taken. The execution, delivery and performance of this Agreement and the other Financing Documents to which it is a party do not require the approval or consent of any shareholder or the holder or trustee of any Debt or other obligations that has not been obtained.

                  (iii) This Agreement and each of the other Financing Documents to which it is a party have been duly executed and delivered by each such Senior Secured Party and constitute the legal, valid and binding obligation of each such Senior Secured Party, enforceable against it in accordance with the terms thereof, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights and remedies generally and (B) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  (iv) Neither the execution, delivery and performance of this Agreement and the other Financing Documents to which it is a party nor the consummation of any of the transactions contemplated hereby or thereby or performance of or compliance with the terms and conditions hereof or thereof (A) contravenes any Governmental Approvals or any provision of Law applicable to such Senior Secured Party or (B) constitutes a default under or results in the violation of the provisions in the charter, certificate of incorporation or by-laws of such Senior Secured Party or of any indenture, loan or credit agreement or any other agreement, lease, instrument or document to which such Senior Secured Party is a party or by which it or its properties may be bound.

                   (v) There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the best of such Senior Secured Party's knowledge, threatened that could reasonably be expected to have a material and adverse effect on the performance by such Senior Secured Party of its obligations hereunder or under the other Financing Documents to which it is a party or that questions the validity, binding effect or enforceability hereof or of such other Financing Documents, any action to be taken pursuant hereto or thereto or any transactions contemplated hereby or thereby.

         (c) Representations of Collateral Agent. The Collateral Agent represents and warrants to the Senior Secured Parties as follows:

                   (i) It is duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to effect such qualification would not have a material adverse effect upon its ability to perform its obligations under this Agreement and the other Financing Documents to which it is a party. It has no offices or employees in, and has no other contacts with, the State of Alabama in connection with the transactions provided for or otherwise contemplated by the Financing Documents to which it is a party, in each case that would require it to so qualify in the State of Alabama. It has all necessary power and authority (corporate or otherwise) to execute, deliver and perform under this Agreement and such other Financing Documents to which it is a party.

                  (ii) All action on its part that is required for the authorization, execution, delivery and performance of this Agreement and the other Financing Documents to which it is a party has been duly and effectively taken. The execution, delivery and performance of this Agreement and the other Financing Documents to which it is a party do not require the approval or consent of any shareholder or the holder or trustee of any Debt or other obligations that has not been obtained.

                  (iii) This Agreement and each of the other Financing Documents to which it is a party have been duly executed and delivered by the Collateral Agent and constitute the legal, valid and binding obligation of the Collateral Agent, enforceable against it in accordance with the terms thereof, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights and remedies generally and (B) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  (iv) Neither the execution, delivery and performance of this Agreement and the other Financing Documents to which it is a party nor the consummation of any of the transactions contemplated hereby or thereby or performance of or compliance with the terms and conditions hereof or thereof (A) materially contravenes any Governmental Approvals or any provision of Law applicable to the Collateral Agent or (B) constitutes a default under or results in the violation of the provisions in the charter, certificate of incorporation or by-laws of the Collateral Agent or of any indenture, loan or credit agreement or any other agreement, lease, instrument or document to which the Collateral Agent is a party or by which it or its properties may be bound unless such default or violation could not reasonably be expected to have a material adverse effect on the ability of the Collateral Agent to perform its obligations hereunder and under the other Financing Documents to which it is a party.

                   (v) There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the best of the Collateral Agent's knowledge, threatened that could reasonably be expected to have a material and adverse effect on the performance by the Collateral Agent of its obligations hereunder or under the other Financing Documents to which it is a party or that questions the validity, binding effect or enforceability hereof or of such other Financing Documents, any action to be taken pursuant hereto or thereto or any transactions contemplated hereby or thereby.


                                   ARTICLE XI

                              INDEPENDENT ENGINEER

         SECTION 11.1 Removal of Independent Engineer; Payment of Independent Engineer. (a) Stone & Webster Engineering Corporation is hereby appointed the

Independent Engineer. The Collateral Agent shall remove the Independent Engineer
(i) upon receipt of an Officer's Certificate of the Company to the effect that the Independent Engineer has become incapable of acting or is, or is reasonably likely to be, adjudged bankrupt or insolvent or a receiver has been appointed for, or any public officer has taken charge or control of, the Independent Engineer or its property or its affairs for the purpose of rehabilitation, conservation or liquidation, (ii) upon receipt of Senior Creditor Certificates of the Required Senior Creditors directing the Collateral Agent to take such action or (iii) upon receipt of an Officer's Certificate of the Company to the effect that (A) in the reasonable determination of the Company, the Independent Engineer has failed to carry out its obligations under the Financing Documents or (B) a Qualified Engineer has agreed to perform, for costs and fees in an amount equal to or less than ninety-five percent (95%) of the amount of costs and fees charged by the then Independent Engineer, the services specified in and contemplated by the Financing Documents on substantially identical non-price terms as those contained in the Independent Engineer Agreement relating to the engagement of the then current Independent Engineer, provided that, in the case of this clause (B), such Officer's Certificate is delivered to the Collateral Agent during the last month of any Fiscal Year and the Independent Engineer Agreement relating to the engagement of such Qualified Engineer is attached to such Officer's Certificate. Any such removal of the Independent Engineer shall become effective only upon the appointment of a successor Independent Engineer under Section 11.1(b).

         (b) If the Independent Engineer shall be removed or shall resign, then the Company shall appoint a successor Independent Engineer from the list of Qualified Engineers, such successor to be, (i) in the case of a removal of the Independent Engineer pursuant to Section 11.1(a)(iii)(B), the Qualified Engineer referred to in such Section 11.1(a)(iii)(B) and (ii) in any other case, one (1) of two (2) Qualified Engineers designated by the Collateral Agent.

         (c) The Company shall pay for all services performed by the Independent Engineer and its reasonable costs and expenses related thereto.

         SECTION 11.2 Third Party Engineer Dispute Resolution. If the Company and the Independent Engineer are in dispute with respect to (or if the Independent Engineer fails to timely act with respect to) a notice, plan, report, certificate or budget, or any other matter for which the Company must provide an Independent Engineer Confirmation, and they are unable to resolve the dispute within seven (7) days of the Independent Engineer expressing its disagreement with (or the Independent Engineer's failing to so timely act with respect to) such notice, plan, report, certificate or budget, or such other matter, a Qualified Engineer (the "Third Party Engineer") shall be designated to consider and decide the issues raised by such dispute. The Company shall designate the Third Party Engineer not later than the third (3rd) day following the expiration of the seven (7) day period described above. Within three (3) days of such designation of a Third Party Engineer, each of the Company and the Independent Engineer shall submit to the Third Party Engineer a notice setting forth in detail such Person's position in respect of the issues in dispute. Such notice shall be accompanied by supporting documentation, if appropriate. The Third Party Engineer shall complete all proceedings and issue its decision with regard to the issues in dispute as promptly as reasonably possible, but in any event within ten (10) days of the date on which it is designated as Third Party Engineer hereunder unless the Third Party Engineer reasonably determines that additional time is required in order to give adequate consideration to the issues raised. In such case, the Third Party Engineer shall state in writing its reasons for believing that additional time is needed and shall specify the additional period required, which such period shall not exceed ten (10) days without the Company's agreement. If the Third Party Engineer determines that the concerns set forth in the Independent Engineer's notice are valid, the Third Party Engineer shall so state and shall state the corrective actions to be taken by the Company, if any. In such case, the Company shall promptly take such actions. The Company shall thereafter bear all costs that may arise from actions taken pursuant to the Third Party Engineer's decision. If the Third Party Engineer determines that the concerns set forth in the Independent Engineer's notice are not valid, the Third

Party Engineer shall so state and shall state the appropriate actions to be taken by the Company, if any. In such case, the Company shall take such actions and for purposes of this Agreement and the other Financing Documents, the Independent Engineer shall be deemed to have approved, confirmed, concurred in or consented to the notice, plan, report, certificate, budget or other such matter in dispute. The decision of the Third Party Engineer shall be final and non-appealable. The Company shall bear all reasonable costs incurred by the Third Party Engineer in connection with this dispute resolution mechanism.

         SECTION 11.3 Qualified Engineers. Each successor Independent Engineer and each Third Party Engineer shall be selected from the list of Qualified Engineers. At any time either the Company or the Collateral Agent may (and, upon consultation with the Senior Secured Parties and the Independent Engineer, the Collateral Agent shall) remove a Qualified Engineer from the list by obtaining the other Person's consent to such removal (which consent shall not be unreasonably withheld or delayed). However, neither the Company nor the Collateral Agent may remove a name or names from the list if such removal would leave the list without at least three (3) names, unless, concurrently therewith, the Company and the Collateral Agent (upon consultation with the Senior Secured Parties and the Independent Engineer) reasonably agree to the addition of one
(1) or more names to such list. During January of each year, each of the Company and the Collateral Agent (upon consultation with the Senior Secured Parties and the Independent Engineer) shall review the current list of Qualified Engineers and give notice to the other of any proposed additions and deletions to the list. Any such proposed addition or deletion shall become effective upon obtaining the other party's consent (which may not be unreasonably withheld), provided that in no event may a deletion be effective if such deletion would leave the list without at least three (3) names, unless, concurrently therewith, the Company and the Collateral Agent (upon consultation with the Senior Secured Parties and the Independent Engineer) reasonably agree to the addition of one
(1) or more names to such list. By mutual agreement between the Company and the Collateral Agent (upon consultation with the Senior Secured Parties and the Independent Engineer) a new name or names may be added to the list of Qualified Engineers at any time.


                                   ARTICLE XII

                                  MISCELLANEOUS

         SECTION 12.1 Agreement for Benefit of Parties Hereto. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or to give to, any Person other than the parties hereto and Persons for whom the parties hereto are acting as agents or representatives and, in either case, their respective successors and assigns, any right, remedy or claim under or by reason of this Agreement or any covenant, condition or stipulation hereof, and the covenants, stipulations and agreements contained in this Agreement are and shall be for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and Persons for whom the parties hereto are acting as agents or representatives.

         SECTION 12.2 No Warranties. Except as otherwise expressly provided herein, the Senior Secured Parties have not made to each other nor do they hereby or otherwise make to each other any warranties, express or implied, nor do they assume any liability to each other with respect to the enforceability, validity, value or collectability of the Collateral (or any portion thereof). No Senior Secured Party shall be liable, except in the case of its gross negligence or willful misconduct, to any other Intercreditor Party for any action or failure to act, any error of judgment, any negligence or mistake or any oversight whatsoever on the part of any Intercreditor Party or any Intercreditor Party's agents, officers, employees or attorneys with respect to any transaction relating to any of the Contracts evidencing or entered into with respect to any of the Secured Obligations or any security therefor.

         SECTION 12.3 Severability.In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         SECTION 12.4 Notices. All notices, demands, certificates or other communications hereunder shall be in writing and shall be deemed sufficiently given or served for all purposes when delivered personally, when sent by certified or registered mail, postage prepaid, return receipt requested or by private courier service, or, if followed and confirmed by mail or courier service notice, when telecopied, in each case, with the proper address as indicated below. Each party hereto may, by written notice given to the other parties hereto, designate any other address or addresses to which notices, certificates or other communications to them shall be sent as contemplated by this Agreement. Notices shall be deemed to have been given if and when received by an officer, manager or supervisor in the department of the addressee specified for attention (unless such addressee refuses to accept delivery, in which case they shall be deemed to have been given when first presented to such addressee for acceptance). Until otherwise so provided by the respective parties hereto, all notices, certificates and communications to each of them shall be addressed as follows:

Indenture Trustee:            First Union National Bank of Georgia
                              Corporate Trust Department
                              M/C GA9094
                              999 Peachtree Street, N.E.
                              Atlanta, Georgia 30309
                              Attention:  Douglas Milner, Assistant
                                Vice President
                              Telephone No.:  404-827-7349
                              Telefax No.:  404-827-7305

Tax-Exempt Indenture Trustee: First Union National Bank of Georgia
                              Corporate Trust Department
                              M/C GA9094
                              999 Peachtree Street, N.E.
                              Atlanta, Georgia 30309
                              Attention:  Douglas Milner, Assistant
                                Vice President
                              Telephone No.:  404-827-7349
                              Telefax No.:  404-827-7305

Working Capital Facility
  Provider:                   Banque Paribas, as Agent
                              787 Seventh Avenue
                              New York, New York 10019
                              Attention:  Project Finance Group
                              Telephone No.:  212-841-2000
                              Telefax No.:  212-841-2555

IDB:                          The Industrial Development Board of
                              The City of Mobile, Alabama
                              PO Box 2187
                              Mobile, Alabama 36652
                              Attention: Secretary
                              Telephone No.: 334-433-6951
                              Telefax No.: 334-431-8608

Company:                      Mobile Energy Services Company, L.L.C.
                              900 Ashwood Parkway, Suite 300
                              Atlanta, Georgia 30338
                              Attention:  President
                              Telephone No.:  770-673-7781
                              Telefax No.:  770-392-7644

                                 with a copy to:

                               Mobile Energy Services Company, L.L.C.

                              P.O. Box 2747
                              200 Bay Bridge Road
                              Mobile, Alabama 36652
                              Attention: Vice President and General
                              Manager
                              Telephone No.: 334-330-3600
                              Telefax No.: 334-452-6337

Mobile Energy:                Mobile Energy Services Holdings, Inc.
                              900 Ashwood Parkway, Suite 450
                              Atlanta, Georgia 30338
                              Attention:  President
                              Telephone No.:  770-673-7730
                              Telefax No.:  770-673-7745

Collateral Agent:             Bankers Trust (Delaware)
                              c/o Bankers Trust Company
                              Four Albany Street, 4th Floor
                              New York, New York 10006
                              Attention:  Corporate Trust and
                              Agency Group
                              Telephone No.: 212-250-6826
                              Telefax No.: 212-250-6961

         SECTION 12.5 Successors and Assigns. All covenants, agreements, representations and warranties in this Agreement by the parties hereto shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

         SECTION 12.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         SECTION 12.7 GOVERNING LAW. THE RIGHTS AND DUTIES OF THE COLLATERAL AGENT AND THE INTERCREDITOR PARTIES SHALL, PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF (OTHER THAN SUCH
SECTION 5- 1401), EXCEPT THAT SUCH LAW SHALL NOT APPLY WITH RESPECT TO ANY COLLATERAL WHERE, AND TO THE EXTENT THAT, IT IS NECESSARY TO APPLY THE LAWS OF ANOTHER JURISDICTION TO PERFECT LIENS IN SUCH COLLATERAL RELATING TO DEBT ISSUED UNDER THE FINANCING DOCUMENTS.

         SECTION 12.8 No Impairments of Other Rights. Nothing in this Agreement is intended or shall be construed to impair, diminish or otherwise adversely affect any other rights the Senior Secured Parties may have or may obtain against the Mobile Energy Parties, including the rights referred to in Section
8.10 of the Indenture and Section 8.10 of the Tax-Exempt Indenture.

         SECTION 12.9 Amendment; Waiver. No amendment, supplement, waiver or other modification of this Agreement shall be effective unless such amendment, supplement, waiver or other modification was effected in accordance with Section 7.2(c) of this Agreement and with the consent of (a) each Senior Secured Party,
(b) each of the Mobile Energy Parties, unless such amendment, supplement, waiver or other modification relates to Sections 4.1(a) or 4.1(b) or Article V, VI or VII and would not reasonably be expected to materially and adversely affect such Mobile Energy Party and (c) the IDB and each Subordinated Debt Provider, unless such amendment, supplement, waiver or other modification relates to Section 4.1 or Article V, VI, VII or XI and would not reasonably be expected to materially and adversely affect the IDB or such Subordinated Debt Provider (as the case may be). Any approval of an amendment to or supplement or other modification of, or any waiver of any provision of, this Agreement shall be effective only in the specific instance and for the specific purpose for which such approval or waiver is given. No delay on the part of any Senior Secured Party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial waiver by any such Senior Secured Party of any right, power or remedy preclude any further exercise thereof, or the exercise of any other right, power or remedy.

         SECTION 12.10 Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 12.11 Termination. This Agreement shall remain in full force and effect until the Senior Debt Termination Date. Upon termination of this Agreement pursuant to this Section 12.11, the Collateral Agent shall take such actions as are reasonably requested by the Company to release and remove of record any Liens on the Collateral then held by or in favor of the Collateral Agent.

         SECTION 12.12 Entire Agreement. This Agreement, including the documents referred to herein, embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings of the parties hereto relating to the subject matter herein contained.

         SECTION 12.13 Limited Recourse. Satisfaction of the obligations of the Mobile Energy Parties under this Agreement shall be had solely from the assets of the Mobile Energy Parties. No recourse shall be had to (a) any assets or properties of the Members (other than Mobile Energy as provided in the Guaranty) or of the stockholders of Mobile Energy, other than their respective interests in the Collateral, (b) any Member (other than Mobile Energy as provided in the Guaranty) or (c) any Affiliate, incorporator, stockholder, partner, member, officer, director or employee of any Member or of the Company (other than the Mobile Energy Parties and, in respect of any Southern Guaranty on deposit in the Maintenance Plan Funding Subaccount or the Distribution Account, Southern). Notwithstanding anything in this Section 12.13 to the contrary, (i) nothing contained in this Agreement shall limit or otherwise prejudice in any way the right of the Collateral Agent and the Senior Secured Parties to proceed against any Person whomsoever (A) with respect to the enforcement of such Person's obligations under any Project Document (including the Guaranty and any Southern Guaranty) to which such Person is a party or limit or otherwise prejudice in any way the right of the Collateral Agent, the Senior Secured Parties, the Holders of Indenture Securities or the Holders of Tax-Exempt Indenture Securities to proceed against such Person with respect to the enforcement of such obligations or (B) to the extent necessary to realize upon the Collateral granted under the Security Documents and (ii) any limitations of liability herein shall not apply to any Person if and to the extent that such Person commits fraud or wilful misrepresentations, including those contained in Officer's Certificates issued from time to time.

         SECTION 12.14 Submission to Jurisdiction. The parties hereto hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the other Financing Documents of any of the transactions contemplated herein or therein. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.


                    FIRST UNION NATIONAL BANK OF GEORGIA, as Trustee (on behalf of the Holders of the Indenture Securities)


                    By:     /s/
                    Name: Doug Milner
                    Title: Assistant Vice President


                    FIRST UNION NATIONAL BANK OF
                    GEORGIA, as Tax- Exempt Indenture
                    Trustee (on behalf of the Holders of
                    the Tax-Exempt Indenture Securities)


                    By:     /s/
                    Name:  Doug Milner
                    Title: Assistant Vice President




                    BANQUE PARIBAS, as Working Capital Facility
                    Provider


                    By:     /s/
                    Name:   Glenn R. Tobias
                    Title: Group Vice President



                    By:     /s/
                    Name: Francis Ballard, Jr.
                    Title:  Vice President


                    THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MOBILE, ALABAMA



                    By:     /s/
                    Name:  Clarence Boll
                    Title:  Vice Chairman


                    MOBILE ENERGY SERVICES COMPANY, L.L.C.


                    By:     /s/
                    Name: Christopher J. Kysar
                    Title:  Vice President


                                                    [Intercreditor Agreement]

                        MOBILE ENERGY SERVICES HOLDINGS, INC.


                        By:  /s/
                        Name: Christopher J. Kysar
                        Title:  Vice President


                        BANKERS TRUST (DELAWARE), as Collateral Agent


                        By:     /s/
                        Name: James H. Stallkamp
                        Title:  President


                                                      [Intercreditor Agreement]

                                                                   Appendix A



                                  DEFINED TERMS

          For purposes of any Financing Document (as defined herein), terms used in such Financing Document (including terms used herein) that are not otherwise defined therein shall have the following meanings, subject to any provisions contained in such Financing Document that affect the construction or interpretation of such terms. Except as otherwise expressly provided in any such Financing Document, if and to the extent that such Financing Document shall be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms and provisions thereof, this Appendix A shall be, or be deemed to have been, amended, restated, supplemented or otherwise modified concurrently with the execution and delivery of such amendment, restatement, supplement or other modification in order to conform the terms herein and therein, mutatis mutandis, to the terms set forth in or required by such amendment, restatement, supplement or other modification.

         Except as otherwise expressly provided in any such Financing Document:

              (a) the terms used in such Financing Document have the meanings assigned to them in this Appendix A and include the plural as well as the singular; provided, however, that, in the case of the Indenture, all such terms that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

              (b) (i) all accounting terms not otherwise defined in such Financing Document have the meanings assigned to them, (ii) all financial statements and all certificates and reports as to financial matters required to be delivered to the Collateral Agent or any Senior Secured Party, or any other Person (as the case may be), under such Financing Document shall be prepared and (iii) all calculations made for the purpose of determining compliance with such Financing Document shall (except as otherwise expressly provided herein) be made, in the case of clauses (i), (ii) and (iii) above, in accordance with, or by application of, GAAP applied on a basis consistent (except inconsistencies that are disclosed in writing to the Collateral Agent or any Senior Secured Party, or any other Person (as the case may be), and are in accordance with GAAP as certified by a firm of independent certified public accountants of recognized national standing) with that used in the preparation of the then most recent corresponding financial statements furnished under such Financing Document to the Collateral Agent or any Senior Secured Party, or any other Person (as the case may be);

              (c) all references in such Financing Document to any designated "Article," "Section," "Appendix," "Schedule," "Exhibit" and other subdivision are to the designated Article, Section, Appendix, Schedule, Exhibit and other subdivision, respectively, of such Financing Document;

              (d) all references in such Financing Document to (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to such Financing Document as a whole and not to any particular Article, Section or other subdivision and (ii) the term "this Agreement" or "this Indenture" means such Financing Document as a whole, including Appendices, Schedules and Exhibits thereto;

              (e) all references in such Financing Document to any Project Document or other Contract defined or referred to therein shall include such Contract (and, in the case of the Senior Securities or any other instrument, any other instrument issued in substitution therefor) as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified, or as such Contract may have been replaced (including (i) in the case of an Energy Services Agreement or the Master Operating

                                                      [Intercreditor Agreement]

         Agreement, any replacement Contract therefor then satisfying the Restricted Payment Alternative Agreement Requirements with respect thereto and (ii) in the case of any Project Contract, any replacement Contract therefor then satisfying the Event of Default Alternative Agreement Requirements with respect thereto), from time to time;

              (f) all references in such Financing Document to any Person (including any of its capacities) shall include the permitted successors and assigns of such Person (including in such capacity) in accordance with the terms of such Financing Document and the other Project Documents and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities;

              (g) all references in such Financing Document to any Law shall include such Law or any successor Law as amended, supplemented or otherwise modified and in effect from time to time, and any other Law in substance substituted therefor;

              (h) any item or list of items set forth following the word "including," "include" or "includes" in such Financing Document is set forth only for the purpose of indicating that, regardless of whatever other items are in the category in which such item or items are "included," such item or items are in such category, and shall not be construed as indicating that the items in the category in which such item or items are "included" are limited to such item or items similar to such items;

              (i) all references in such Financing Document to the Collateral Agent, the Indenture Trustee, the Tax-Exempt Indenture Trustee, the IDB or the Working Capital Facility Provider shall be deemed to refer to each such Person however designated in the Financing Documents so that
         (i) references to rights or duties of the Collateral Agent under such Financing Document shall be deemed to include the rights or duties of such Person as the "Secured Party" under the Security Agreement and as the "Mortgagee" under the Mortgage, (ii) references to rights or duties of the Indenture Trustee under such Financing Document shall be deemed to include the rights or duties of such Person as a "Senior Secured Party" under the Intercreditor Agreement, (iii) references to rights or duties of the Tax- Exempt Indenture Trustee under such Financing Document shall be deemed to include the rights or duties of such Person as a "Senior Secured Party" under the Intercreditor Agreement and (iv) references to rights or duties of the Working Capital Facility Provider under such Financing Document shall be deemed to include the rights or duties of such Person as a "Senior Secured Party" under the Intercreditor Agreement; provided, however, that, if such Financing Document is (A) the Security Agreement, references to rights or duties of the "Secured Party" thereunder shall be deemed to include the rights or duties of such Person as the Collateral Agent, (B) the Mortgage, references to rights or duties of the "Mortgagee" thereunder shall be deemed to include the rights or duties of such Person as the Collateral Agent and (C) the Working Capital Facility, references to rights or duties of the "Agent" thereunder or a Lender shall be deemed to include the rights or duties of such Person as the Working Capital Facility Provider;

              (j) all terms defined in such Financing Document shall have the meanings therein ascribed to them when used in any certificate, opinion or other document delivered pursuant thereto and, in the case of the Indenture and the Tax-Exempt Indenture, in the Senior Securities;

              (k) all references in such Financing Document to the knowledge of any Person that is a corporation, limited liability company or partnership, or any other Person that is not an individual, with respect to any subject or event (including the occurrence or non-occurrence of any circumstance, the failure to perform or observe, or the satisfaction of, any covenant or agreement or the pending or threatened nature of any action) shall be

                                                      [Intercreditor Agreement]
         deemed to mean that an Authorized Officer of such Person (or, if such Person is the Company, the Plant Manager thereof) has actual knowledge or awareness of such subject or event or when notice of such subject or event shall have been given, or deemed to have been given, to such Person in accordance with the provisions of such Financing Document; and

              (l) all references in such Financing Document to the Project Contracts shall be deemed to exclude any Project Contract (and the Consent to Assignment (if any) with respect thereto) (i) after the date on which such Project Contract (A) may have been terminated in accordance with Section 5.10 of the Indenture or Section 4.10 of the IDB Lease Agreement (or any comparable provision of the Working Capital Facility), (B) shall have reached its stated termination date (if any) or (C) (other than in the case of the Energy Services Agreements and the Master Operating Agreement in connection with a Mill Closure) shall have been fully and finally performed by all parties thereto and (ii) after the date of any disposition of the Company's rights and obligations under such Project Contract in accordance with Section 5.8 of the Indenture or Section 4.8 of the IDB Lease Agreement (or any comparable provision of the Working Capital Facility), except, in the case of clauses (i) and (ii) above, if and to the extent that any provisions of such Project Contract so excluded provide that the rights and obligations of any Person that is a party to such Contract shall survive the termination thereof.

         "Accounts" means, collectively, the Intercreditor Agreement Accounts, the Indenture Accounts and the Tax-Exempt Indenture Accounts.

         "Act" has the meaning specified (a) in the case of any Holder of Indenture Securities, in Section 1.4 of the Indenture and (b) in the case of any Holder of Tax-Exempt Indenture Securities, in Section 1.4 of the Tax-Exempt Indenture.

         "Additional Available Proceeds" means, with respect to any Event of Loss or Event of Eminent Domain, monies neither constituting Revenues nor otherwise required (except pursuant to the provisions of Section 3.10 of the Intercreditor Agreement) to be deposited into any Account that are deposited into the Loss Proceeds Account as other amounts available to the Company and necessary for the rebuilding, repair, restoration or replacement of the Energy Complex or any part thereof that has been affected by such Event of Loss or Event of Eminent Domain (as the case may be).

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of securities or partnership or other ownership interests or by contract or otherwise. Notwithstanding the foregoing, Southern, Mobile Energy, Southern Electric, the Operator and each Person owning, directly or indirectly, five percent (5%) or more of the membership interests in the Company shall be deemed to be an Affiliate of the Company.

         "Affiliate Subordinated Debt" means any unsecured, subordinated loan or loans to the Company from any of its Affiliates pursuant to a Subordinated Loan Agreement, fully subordinated as to payment and exercise of remedies and payable only from monies otherwise distributable by the Company from the Distribution Account in accordance with the Intercreditor Agreement.

         "Aggregate Demand" has the meaning specified in the Master Operating Agreement.

         "Alabama Act" means Ala. Code ss. 11-54-80 to ss. 11-54-101.


                                                    [Intercreditor Agreement]

         "Annual Budget" means the operating plan and budget for the Energy Complex developed by the Company for operation of the Energy Complex for any Fiscal Year, as the same may be amended, restated, supplemented or otherwise modified from time to time and as more particularly described in Section 5.12 of the Indenture or Section 4.12 of the IDB Lease Agreement (or any comparable provision of the Working Capital Facility) (as the case may be).

         "Approved Institutional Investor" has the meaning specified (a) in the case of the Tax-Exempt Bonds, in the Limited Offering Memorandum dated August 17, 1995 relating to the initial offering thereof and (b) in the case of any other Tax- Exempt Indenture Securities, in any other offering memorandum relating to the initial offering of such Tax-Exempt Indenture Securities.

         "Articles of Organization" means the Articles of Organization of the Company dated July 13, 1995.

         "Authenticating Agent" means any Person acting as Authenticating Agent pursuant to, in the case of the Indenture, Section 9.14(b) thereof and, in the case of the Tax-Exempt Indenture, Section 9.13(b) thereof.

         "Authorized Agent" means any Paying Agent, Authenticating Agent or Security Registrar or other agent appointed by the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) or the Company or the IDB (as the case may be) in accordance with the Indenture or the Tax-Exempt Indenture (as the case may be) to perform any function that such indenture authorizes such agent to perform.

         "Authorized Officer" means (a) in the case of a corporation (including Mobile Energy) or limited liability company (including the Company), the chief executive officer, the president, the chief financial officer, a vice president, the treasurer or an assistant treasurer of such corporation or limited liability company and (b) in the case of any general or limited partnership, any Person authorized by the managing general partner (or such other Person that is responsible for the management of such partnership) to take the applicable action on behalf of such partnership or any officer (with a title specified in clause (a) above) of such partnership's managing general partner (or such other Person that is responsible for the management of such managing general partner).

         "Authorized Representative" means, in respect of any Person, the individual or individuals authorized to act on behalf of such Person by the board of directors, manager, management committee, board of control or any other governing body of such Person as designated from time to time in a certificate of such Person, which shall include or attach thereto specimen signatures, delivered to the Collateral Agent upon which the Collateral Agent may conclusively rely.

         "Authorized Trust Officer" means any officer of the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) or any other individual who shall be duly authorized by appropriate corporate action on the part of either such trustee to authenticate Senior Securities.

         "Automatic Acceleration Default" has the meaning specified (a) in the case of the Indenture, in Section 8.2(a) thereof and (b) in the case of the Tax-Exempt Indenture, in Section 8.2(a) thereof.

         "Available Amount" means, at any time, (a) in the case of any Reserve Account Letter of Credit, the undrawn stated amount of such Reserve Account Letter of Credit at such time and (b) in the case of any Southern Guaranty, an amount equal to the "Available Amount" set forth therein (as such amount may be increased or decreased in accordance with such Southern Guaranty).

         "Bankruptcy Code" means the Federal Bankruptcy Code of 1978.

         "Bankruptcy Event" means, in respect of any Person, (a) such Person's general inability, or its admission of its inability, to pay its debts as such debts become due, (b) the application by such Person for or its consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee

                                                    [Intercreditor Agreement]
or liquidator of itself or of all or a substantial part of its property, (c) the commencement by such Person of a voluntary case under the Bankruptcy Code, (d) the making by such Person of a general assignment for the benefit of its creditors, (e) the filing of a petition by such Person seeking to take advantage as a debtor of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, winding-up or readjustment of debts, (f) the failure by such Person to controvert in a timely and appropriate manner, or its acquiescence in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (g) the taking of any corporate or other action by such Person for the purpose of effecting any of the foregoing, (h) the commencement of a proceeding or case, without the application or consent of such Person, in any court seeking (i) such Person's reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator, examiner or the like of such Person or all or any substantial part of its property or (iii) similar relief in respect of such Person under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debt and such proceeding or case specified in this clause (h) shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and (except in the case of Section 5.19(a)(ii) of the Indenture or Section 4.19(a)(ii) of the IDB Lease Agreement (or any comparable provision of the Working Capital Facility)) in effect, for a period of sixty (60) or more days or (i) an order for relief against such Person shall be entered in any involuntary case under the Bankruptcy Code.

         "Board of Directors" means (a) when used with respect to the Company, the Manager of the Company and (b) when used with respect to Mobile Energy, either the board of directors of Mobile Energy or any committee of such board duly authorized to act for it.

         "Board Resolution" means (a) when used with respect to the Company, a copy of a resolution certified by an Authorized Officer of the Company or the secretary or assistant secretary of the Company as having been adopted by the Manager of the Company and to be in full force and effect on the date of such certification and (b) when used with respect to Mobile Energy, means a copy of a resolution certified by an Authorized Officer or the secretary or assistant secretary of Mobile Energy as having been adopted by the Board of Directors of Mobile Energy and to be in full force and effect on the date of such certification.

         "Boiler Ash Agreement" means the Boiler Ash Disposal Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1995, between the Pulp Mill Owner and the Company (as assignee of Mobile Energy).

         "Bond Counsel" means Balch & Bingham or other nationally recognized counsel experienced in matters of municipal law and the tax-exempt status of obligations under the Code.

         "Business Day" means any day other than a Saturday or Sunday or other day on which banks in New York, New York or Atlanta, Georgia are authorized or required to be closed.

         "Capital Budget" means the capital plan and budget developed by the Company with respect to the capital improvements to the Energy Complex specified in the Master Operating Agreement and certain other planned capital expenditures thereto.

         "Capital Budget Subaccount" means the subaccount of the Completion Account so designated established and created under Section 2.2(c) of the Intercreditor Agreement.

         "Casualty Proceeds" means all insurance proceeds (including title insurance proceeds) and other amounts actually received on account of an Event of Loss, including any net interest thereon or gain in respect thereof, other than (a)

                                                      [Intercreditor Agreement]
proceeds of third-party liability insurance (to the extent paid directly from an insurer or insurers to a third-party) and (b) proceeds of business interruption insurance and other payments received for interruption of operations. "Casualty Proceeds" do not include Additional Available Proceeds with respect to such Event of Loss.

         "Closing Date" means the date on which the First Mortgage Bonds and the Tax-Exempt Bonds are originally issued.

         "Coal Supplier" means E.J. Hodder & Associates, Inc., a Tennessee corporation.

         "Coal Supply Agreement" means the Coal Supply Agreement dated as of May 1, 1995 between the Coal Supplier and the Company.

         "Code" means, as applicable, the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder or the Internal Revenue Code of 1954 and the rules and regulations promulgated thereunder.

         "Collateral" means, collectively, all of the collateral mortgaged, pledged or assigned, or purported to be mortgaged, pledged or assigned, to the Collateral Agent, the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) by the Company or the IDB (as the case may be), in each case pursuant to the granting and assigning clauses of the applicable Financing Documents.

         "Collateral Agent" means Bankers Trust (Delaware), a Delaware banking corporation, or any other Person appointed as a substitute or replacement Collateral Agent under the Intercreditor Agreement.

         "Collateral Agent Claims" means all obligations of the Senior Secured Parties and the Mobile Energy Parties, now or hereafter existing, to pay fees, costs and expenses to the Collateral Agent pursuant to Section 7.3(f) and
Article VIII of the Intercreditor Agreement.

         "Combined Exposure" means, at any time, the sum of (a) the aggregate principal amount of all Senior Securities Outstanding and (b) the aggregate principal amount of all outstanding Working Capital Facility Loans made, and the unutilized Working Capital Facility Commitment, under the Working Capital Facility.

         "Common Services Agreement" means the Common Services Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1995, among the Company (as assignee of Mobile Energy), the Pulp Mill Owner, the Tissue Mill Owner and the Paper Mill Owner.

         "Company" means Mobile Energy Services Company, L.L.C., an Alabama limited liability company.

         "Company Request" and "Company Order" mean, respectively, a written request or order signed in the name of the Company by an Authorized Officer of the Company and delivered to the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be).

         "Company Step-In Rights" has the meaning specified for "MESC Step-In Rights" in the Master Operating Agreement.

         "Completion Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

         "Consents to Assignment" means, collectively, (a) the Consents to Assignment, the Lease Estoppel and the Supplementary Lease Estoppel of Scott with respect to the Project Contracts to which it is a party, (b) the Consent to Assignment of the Pulp Mill Owner with respect to the Project Contracts to which it is a party, (c) the Consent to Assignment of the Tissue Mill Owner with respect to the Project Contracts to which it is a party, (d) the Consent to

                                                     [Intercreditor Agreement]

Assignment of the Paper Mill Owner with respect to the Project Contracts to which it is a party, (e) the Consent to Assignment of Southern Electric with respect to the Project Contracts to which it is a party, (f) the Consent to Assignment of SCS with respect to the SCS Agreement, (g) any Consent to Assignment of the Coal Supplier with respect to the Coal Supply Agreement, (h) the Consent to Assignment of TRT with respect to the Nondisturbance Agreement (which may be effected pursuant to the Recognition Agreement to which TRT is a party), (i) the Consent to Assignment of the IDB with respect to the Project Contracts to which it is a party (which may be effected pursuant to the Recognition Agreements) and (j) the Consent to Assignment of Ahlstrom Recovery, Inc. with respect to Purchase Order Number MG-2601.

         "Continuing Disclosure Agreement" means the Continuing Disclosure Agreement dated as of August 1, 1995 among the Mobile Energy Parties and the Tax-Exempt Indenture Trustee.

         "Contract" means (a) any agreement (whether executory or non-executory and whether a Person entitled to rights thereunder is so entitled directly or as a third-party beneficiary), including an indenture, lease or license, (b) any deed or other instrument of conveyance, (c) any certificate of incorporation, articles of organization or charter and (d) any by-law.

         "Corporate Trust Office" means the principal office of the Collateral Agent, the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) at which at any particular time the corporate trust business thereof shall be administered, which as of the Closing Date is (a) in the case of the Collateral Agent, Bankers Trust (Delaware), c/o Bankers Trust Company, Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Group, (b) in the case of the Indenture Trustee, First Union National Bank of Georgia, Corporate Trust Department, M/C GA9094, 999 Peachtree Street, N.E., Atlanta, Georgia 30309 and (c) in the case of the Tax-Exempt Indenture Trustee, First Union National Bank of Georgia, Corporate Trust Department, M/C GA9094, 999 Peachtree Street, N.E., Atlanta, Georgia 30309, or such other office as may be designated by the Collateral Agent, the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) to the Mobile Energy Parties and, in the case of the Collateral Agent, to the other Intercreditor Parties.

         "Credit Standard Event" means (a) with respect to any Reserve Account Letter of Credit on deposit in any Reserve Account Security Account, the unsecured long-term Debt of the provider of such Reserve Account Letter of Credit shall not be rated "A" or higher by S&P, "A" or higher by Fitch and "A2" or higher by Moody's and (b) with respect to any Southern Guaranty on deposit in any Reserve Account Security Account, (i) the Collateral Agent or the Indenture Trustee shall have been provided with an Officer's Certificate of Southern certifying as to the determination that the Southern Credit Standard has not been satisfied or (ii) Southern shall have failed, or the Company shall have failed to cause Southern, to provide to the Collateral Agent or the Indenture Trustee, on or prior to the date that is forty-five (45) days after the end of each fiscal quarter of Southern, an Officer's Certificate of Southern certifying as to the determination that the Southern Credit Standard has been satisfied.

         "Current Fiscal Quarter" has the meaning specified in the definition of Maintenance Reserve Account Required Deposit.

         "Debt" means, in respect of any Person, (a) indebtedness for borrowed money or the deferred purchase price of property or services (excluding obligations under agreements for the purchase price of goods and services in the normal course of business which are not more than ninety (90) days past due),
(b) obligations as lessee under leases that shall have been or should be, in accordance with GAAP, recorded as capital leases, (c) obligations (whether matured or contingent) with respect to any letters of credit issued for the account of such Person, (d) obligations under direct or indirect guaranties or other similar contingent liabilities in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds

                                                     [Intercreditor Agreement]
referred to in clause (a), (b) or (c) above and (e) all Debt of another Person secured by a lien on any property owned by the first Person (whether or not such Debt has been assumed by such first Person).

         "Debt Service Event" means (a) with respect to any Reserve Account Letter of Credit on deposit in any Reserve Account Security Account, the authorization of the Collateral Agent, the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) to draw upon such Reserve Account Letter of Credit pursuant to (i) if such Reserve Account Security Account is the Maintenance Plan Funding Subaccount, clause third of Section 3.5(c) of the Intercreditor Agreement, (ii) if such Reserve Account Security Account is the Distribution Account, clause second of Section 3.8(b) of the Intercreditor Agreement, (iii) if such Reserve Account Security Account is a Debt Service Reserve Account, clause second of Section 4.5 of the Indenture and (iv) if such Reserve Account Security Account is a Tax-Exempt Debt Service Reserve Account, clause second of Section 4.6 of the Tax-Exempt Indenture and (b) with respect to any Southern Guaranty on deposit in any Reserve Account Security Account, the authorization of the Collateral Agent or the Indenture Trustee (as the case may be) to call upon such Southern Guaranty pursuant to (i) if such Reserve Account Security Account is the Maintenance Plan Funding Subaccount, clause fourth of
Section 3.5(c) of the Intercreditor Agreement, (ii) if such Reserve Account Security Account is the Distribution Account, clause third of Section 3.8(b) of the Intercreditor Agreement and (iii) if such Reserve Account Security Account is a Debt Service Reserve Account, clause third of Section 4.5 of the Indenture.

         "Debt Service Reserve Account" means any Account so designated (if any) established and created under any Series Supplemental Indenture to the Indenture for the benefit of Holders of Indenture Securities established thereunder.

         "Debt Service Reserve Account Required Balance" means, in respect of any Debt Service Reserve Account, the amount so designated in the Series Supplemental Indenture to the Indenture establishing such Debt Service Reserve Account.

         "Default Event" means (a) with respect to any Reserve Account Letter of Credit on deposit in any Reserve Account Security Account, (i) the provider of such Reserve Account Letter of Credit shall default in its payment obligations thereunder or (ii) the provider of such Reserve Account Letter of Credit shall become insolvent and (b) with respect to any Southern Guaranty, (i) Southern shall fail to perform any of the "Guaranteed Obligations" thereunder as and when due or (ii) Southern shall become insolvent.

         "Designated Southern Subsidiaries" means, for purposes of the satisfaction of the Southern Credit Standard, all of the Eligible Southern Subsidiaries other than, as designated by the Company to be excluded for such purposes, any one or all (including any combination) of the Eligible Southern Subsidiaries, provided that the aggregate net worth of such Eligible Southern Subsidiaries so excluded is equal to or less than ten percent (10%) of the aggregate net worth of all of the Eligible Southern Subsidiaries. For such purposes, "net worth" means (a) par value of common stock plus (b) paid-in capital plus (c) premium on preferred stock plus (d) retained earnings minus (e) accrued and unpaid dividends on, or other amounts due and payable in respect of, capital stock, in each case, of each of such Eligible Southern Subsidiaries.

         "Determination of Taxability" means a final determination by the Internal Revenue Service or a court of competent jurisdiction in a proceeding in which the Company has been afforded an opportunity to participate, or, at the election of the Company in its sole discretion, a determination by the Company based on an opinion of Bond Counsel, that as a result of any event the interest payable on any Tax-Exempt Indenture Security (in respect of which, at the time of original issuance, the Tax-Exempt Indenture Trustee received an opinion of Bond Counsel to the effect that interest payable on such Tax-Exempt Indenture Security was not includable for Federal income tax purposes in the gross income of any owner of such Tax-Exempt Indenture Security (other than an owner who is a "substantial user" of the Energy Complex or a "related person" within the meaning of Section 147(a) of the Code)) is includable for Federal income tax purposes in the gross

                                                      [Intercreditor Agreement]
income of any owner of such Tax-Exempt Indenture Security (other than any owner who is a "substantial user" of the Energy Complex or a "related person" within the meaning of Section 147(a) of the Code). No such determination by the Internal Revenue Service shall be considered final unless the Company has been given written notice and, if it so desires, has been given the opportunity to contest the same, either directly or in the name of any owner of a Tax-Exempt Indenture Security and until the conclusion of any appellate review, if sought. Interest on Tax-Exempt Indenture Securities shall not be deemed includable for Federal income tax purposes merely by reason of such interest being treated as a tax preference item for purposes of a Federal alternative minimum tax, loss of or reduction in a related deduction or other indirect adverse tax consequences.

         "Distribution Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

         "Distribution Date" means any Business Day following an Interest Payment Date and preceding the Monthly Transfer Date immediately succeeding such Interest Payment Date, as selected by the Company.

         "Easement Deeds" means, collectively, (a) the Easement Deed, dated as of December 12, 1994 between the Company (as assignee of Mobile Energy) and the Pulp Mill Owner granting the Company certain easements, (b) the Easement Deed dated as of December 12, 1994 between the Company (as assignee of Mobile Energy) and the Pulp Mill Owner granting the Pulp Mill Owner certain easements, (c) the Easement Deed dated as of December 12, 1994 between the Company (as assignee of Mobile Energy) and the Tissue Mill Owner granting the Company certain easements,
(d) the Easement Deed dated as of December 12, 1994 between the Company (as assignee of Mobile Energy) and the Tissue Mill Owner granting the Tissue Mill Owner certain easements, (e) the Easement Deed dated as of December 12, 1994 between the Company (as assignee of Mobile Energy) and the Paper Mill Owner granting the Company certain easements and (f) the Easement Deed dated as of December 12, 1994 between the Company (as assignee of Mobile Energy) and the Paper Mill Owner granting the Paper Mill Owner certain easements.

         "Easements" means, collectively, all easements, licenses, franchises, rights-of-way and spur track agreements to which the Company is now or hereafter a party or beneficiary affecting construction on, or the use or operation of, or constituting a part of, the Site (including the Easement Deeds).

         "Eligible Southern Subsidiaries" means, at any time, each of Alabama Power Company, an Alabama corporation, Georgia Power Company, a Georgia corporation, Gulf Power Company, a Maine corporation, Mississippi Power Company, a Mississippi corporation, and Savannah Electric and Power Company, a Georgia corporation, provided that a majority of the voting securities of such Person is owned, directly or indirectly, by Southern at such time.

         "Eminent Domain Proceeds" means all amounts and proceeds actually received in respect of any Event of Eminent Domain, including any net interest thereon or gain in respect thereof. "Eminent Domain Proceeds" do not include Additional Available Proceeds with respect to such Event of Eminent Domain.

         "Energy Complex" has the meaning specified in the Master Operating Agreement.

         "Energy Services Agreements" means, collectively, the Pulp Mill Energy Services Agreement, the Tissue Mill Energy Services Agreement and the Paper Mill Energy Services Agreement.

         "Environmental Bonds" means, collectively, (a) (i) the IDB's Environmental Improvement Revenue Bonds (Scott Paper Company Project), Series A of 1973, (ii) the IDB's Environmental Improvement Revenue Bonds (Scott Paper Company Project), Series A of 1976 and (iii) the IDB's Environmental Improvement Revenue Bonds (Scott Paper Company Project), Series A of 1980, in the case of clauses (i), (ii) and (iii) above, issued under and secured by a Trust Indenture dated as of April 1, 1973, as supplemented by a First Supplemental Indenture thereto dated as of

                                                     [Intercreditor Agreement]

September 1, 1976 and a Second Supplemental Indenture thereto dated as of October 1, 1980 between the IDB and AmSouth Bank of Alabama, as trustee, and (b) the IDB's Industrial Revenue Bonds (Scott Paper Company Project), Series B of 1976 issued under and secured by a Trust Indenture dated as of September 1, 1976 between the IDB and AmSouth Bank of Alabama, as trustee .

         "Environmental Indemnity Agreements" means, collectively, (a) the Pulp Mill Environmental Indemnity Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1995, between the Company (as assignee of Mobile Energy) and the Pulp Mill Owner, (b) the Paper Mill Environmental Indemnity Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1995, between the Company (as assignee of Mobile Energy) and the Paper Mill Owner, (c) the Tissue Mill Environmental Indemnity Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1995, between the Company (as assignee of Mobile Energy) and the Tissue Mill Owner and (d) the Scott Environmental Indemnity Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1995, between Scott and the Company (as assignee of Mobile Energy).

         "Environmental Requirement" means any Governmental Approvals in effect from time to time relating to the protection of the environment or otherwise addressing environmental issues or environmental requirements of or by any Governmental Authority, or otherwise relating to noise or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, emission, discharge, release or handling of Hazardous Material, including the Comprehensive Environmental Response Compensation, and Liability Act of 1980 (42 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act
(49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act
(42 U.S.C. ss. 6901 et seq.), the Toxic Substance Control Act (15 U.S.C. ss. 2601 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Emergency Planning and Community Right to Know Act (42 U.S.C. ss. 1101 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss. 136 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. ss. 2761), the Occupational Health and Safety Act (29 U.S.C. ss. 641 et seq.), the Pollution Prevention Act (42 U.S.C. ss. 1201 et seq.), the Safe Drinking Water Act (42 U.S.C. ss. 300f et seq.), Preservation Development, Etc. of Coastal Areas (Ala. Code ss. 9-7-1 et seq.), the Alabama Environmental Management Act (Ala. Code ss. 22-22A-1 et seq.), the Alabama Water Pollution Control Act (Ala. Code ss. 22-22A-1 et seq.), the Alabama Safe Drinking Water Act (Ala. Code ss. 22-23-30 et seq.), Water Well Standards (Ala. Code ss. 22-24-1 et seq.), Water Wastewater Systems and Treatment Plants (Ala. Code ss. 22-25-1 et seq.), Sewage Collection, Treatment, and Disposal Facilities (Ala. Code ss. 22-26-1 et seq.), Solid Wastes Disposal Act (Ala. Code ss. 22-27-1 et seq.), the Alabama Air Pollution Control Act of 1971 (Ala. Code ss. 22-28-1 et seq.), the Hazardous Wastes Management and Minimization Act (Ala. Code ss. 22-30-1 et seq.), the Alabama Hazardous Substance Cleanup Fund (Ala. Code ss. 22-30A-1 et seq.), the Water Pollution Control Authority (Ala. Code ss. 22-34-1 et seq.), the Alabama Underground and Aboveground and Storage Tank Trust Fund Act (Ala. Code ss. 22-35-1 et seq.), the Alabama Underground Storage Tank and Wellhead Protection Act of 1988 (Ala. Code ss. 22-36-1 et seq.) and the Alabama Lead Ban Act of 1988 (Ala. Code ss. 22-37-1 et seq.) and, in each case, any regulations promulgated thereunder.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ESA Blockage Event" means, with respect to any Mill Owner or its respective Energy Services Agreement or its Mill, that:

              (a) such Energy Services Agreement or the Master Operating Agreement has been declared unenforceable by a Governmental Authority having jurisdiction, unless the Company has delivered to the applicable Senior Secured Parties and the Collateral Agent an Officer's Certificate, together with an Independent Engineer Confirmation, certifying that either (i) such Energy Services Agreement or the Master Operating Agreement (as the case may be) has been reinstated on identical and enforceable terms by

                                                     [Intercreditor Agreement]
         the Company and such Mill Owner, (ii) such declaration of enforceability has been overruled, reversed or rescinded by such Governmental Authority or by another Governmental Authority having final jurisdiction or greater jurisdiction than such first Governmental Authority or (iii) the Company has satisfied the Restricted Payment Alternative Agreement Requirements with respect to such Energy Services Agreement or the Master Operating Agreement (as the case may be);

              (b) such Mill Owner has either (i) terminated, or delivered written notice pursuant to the Master Operating Agreement of its intention to terminate (which notice has not been rescinded), its rights and obligations under such Energy Services Agreement or the Master Operating Agreement in connection with a Mill Closure with respect to such Mill or (ii) denied that it has any obligations and substantially ceased performance under such Energy Services Agreement or the Master Operating Agreement, unless, in either case, the Company has delivered to the applicable Senior Secured Parties and the Collateral Agent an Officer's Certificate, together with an Independent Engineer Confirmation, certifying that either (A) such Energy Services Agreement or the Master Operating Agreement (as the case may be) has been reinstated on identical and enforceable terms by the Company and such Mill Owner or, provided that another Person is reasonably capable of performing such Mill Owner's obligations under such Energy Services Agreement or the Master Operating Agreement (as the case may be), by the Company and such other Person or (B) the Company has satisfied the Restricted Payment Alternative Agreement Requirements with respect to such Energy Services Agreement or the Master Operating Agreement (as the case may be);

              (c) a default has occurred and is continuing in respect of such Mill Owner's obligations under such Energy Services Agreement or the Master Operating Agreement, unless, if such Energy Services Agreement or the Master Operating Agreement with respect to such Mill Owner has been terminated as a result of such default, the Company has delivered to the applicable Senior Secured Parties and the Collateral Agent an Officer's Certificate, together with an Independent Engineer Confirmation, certifying that the Company has satisfied the Restricted Payment Alternative Agreement Requirements with respect to such Energy Services Agreement or the Master Operating Agreement (as the case may be);

              (d) based upon the knowledge of either of the Mobile Energy Parties, it is reasonably likely that, on or prior to the next Distribution Date, either (i) there will be a Mill Closure with respect to such Mill or (ii) such Mill Owner will deliver written notice pursuant to the Master Operating Agreement of such Mill Owner's intention to terminate its rights and obligations under such Energy Services Agreement or the Master Operating Agreement, unless, in either case, if such Energy Services Agreement or the Master Operating Agreement with respect to such Mill Owner has been terminated as a result of such Mill Closure, the Company has delivered to the applicable Senior Secured Parties and the Collateral Agent an Officer's Certificate, together with an Independent Engineer Confirmation, certifying that the Company has satisfied the Restricted Payment Alternative Agreement Requirements with respect to such Energy Services Agreement or the Master Operating Agreement (as the case may be); or

              (e) a Bankruptcy Event has occurred and is continuing in respect of such Mill Owner, unless (i) the obligations of such Mill Owner under such Energy Services Agreement and the Master Operating Agreement have been expressly assumed with the approval of a court of competent jurisdiction or (ii) if such Energy Services Agreement or the Master Operating Agreement with respect to such Mill Owner has been rejected or otherwise terminated, the Company has delivered to the applicable Senior Secured Parties and the Collateral Agent an Officer's Certificate, together with an Independent Engineer Confirmation, certifying that the Company has satisfied the Restricted Payment Alternative Agreement Requirement with

                                                      [Intercreditor Agreement]
         respect to such Energy Services Agreement or the Master Operating Agreement (as the case may be).

         "Event of Default" means, so long as there are any Financing Commitments or any Financing Liabilities outstanding, an "Event of Default" under the Indenture, an "Event of Default" under the Tax-Exempt Indenture or an "Event of Default" under the Working Capital Facility.

         "Event of Default Alternative Agreement Requirements" means, with respect to any Project Contract, another Contract entered into by the Company with one or more Persons in substitution for or replacement of any such Project Contract, with respect to some or all of the Processing Services or other services formerly provided by or to the Company thereunder, provided that such alternative Contract (a) contains substantially equivalent terms and conditions or, if such terms and conditions are no longer available on a commercially reasonable basis, the terms and conditions then available on a commercially reasonable basis, (b) would, after giving effect to such alternative Contract and based on projections prepared by the Company on a reasonable basis, maintain a minimum annual Senior Debt Service Coverage Ratio for each Fiscal Year through the final maturity date of the Outstanding Indenture Securities or the Outstanding Tax-Exempt Indenture Securities (as the case may be) projected to be equal to or greater than the lesser of (i) the minimum annual Senior Debt Service Coverage Ratio projected to have been in effect for such Fiscal Year had performance under such Project Contract continued and (ii) 1.2 to 1.0 and (c) is reasonably capable of being performed by the parties thereto. Notwithstanding the foregoing, such alternative Contract need not satisfy the conditions described in clauses (a) and (b) above, provided that (A) the Company delivers to the applicable Senior Secured Parties an Officer's Certificate, together with an Independent Engineer Confirmation, certifying that the Company has satisfied the Restricted Payment Alternative Agreement Requirements (other than the conditions set forth in subclauses (C) and (D) of clause (b)(ii) of the definition of Restricted Payment Alternative Agreement Requirements with respect to such alternative Contract) and (B) after giving effect to such alternative Contract and based on projections prepared by the Company on a reasonable basis, the average of the annual Senior Debt Service Coverage Ratios through the final maturity date of the Outstanding Indenture Securities or the Tax-Exempt Indenture Securities (as the case may be) is projected to be at least 1.2 to 1.0.

         "Event of Eminent Domain" means any compulsory transfer or taking, or transfer under threat of compulsory transfer or taking, of a material part of the Energy Complex by any Governmental Authority or any Person acting with the authority thereof for more than six (6) months, unless such transfer or taking is the subject of a Good Faith Contest.

         "Event of Loss" means any physical loss or destruction of, or destruction to, the Energy Complex, or any other event that causes all or a material part of the Energy Complex to be rendered unfit for normal use for any reason whatsoever, including through failure of title.

         "Excess Loss Proceeds" means, with respect to any Event of Loss or Event of Eminent Domain, monies in an amount equal to the excess, if any, of all of the Loss Proceeds with respect to such Event of Loss or Event of Eminent Domain (as the case may be) over the total cost of the rebuilding, repair, restoration or replacement of the Energy Complex or any part thereof that has been affected by such Event of Loss or Event of Eminent Domain (as the case may be).

         "Exchange Act" means the Securities Exchange Act of 1934.

         "Financing Commitment" means any commitment pursuant to the Financing Documents to provide credit to the Company.

         "Financing Documents" means all Contracts evidencing or securing the Financing Liabilities.


                                                      [Intercreditor Agreement]

         "Financing Liabilities" means all indebtedness, liabilities and obligations of the Mobile Energy Parties (including principal, interest, fees, reimbursement obligations, penalties, indemnities and legal expenses, whether due to acceleration or otherwise) owing to the Senior Secured Parties (of whatsoever nature and however evidenced) under or pursuant to (a) the Indenture (including the Guaranty), (b) the Senior Securities, (c) the IDB Lease Agreement, (d) the Tax-Exempt Indenture, (e) the Working Capital Facility and any evidence of indebtedness entered into thereunder and (f) the other Security Documents, in the case of clause (a) through (f) above, whether direct or indirect, primary or secondary, fixed or contingent or now or hereafter arising out of or relating to any such Contract.

         "Financing Statements" means Uniform Commercial Code financing statements filed in connection with the other Security Documents.

         "First Mortgage Bonds" means the Indenture Securities issued on the Closing Date under the first Series Supplemental Indenture to the Indenture.

         "Fiscal Quarter" means the period of time beginning at 12:01 a.m. on the first day of each calendar quarter and ending at midnight on the last day of such calendar quarter.

         "Fiscal Year" means the period of time beginning at 12:01 a.m. on January 1 of each year and ending at midnight on December 31 of such year.

         "Fitch" means Fitch Investors Service, L.P., a New York limited partnership.

         "Fuel Inventory" means fuel inventory of the Energy Complex, in whatever form, including oil, gas, coal, black liquor, biomass and sludge.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

         "GDPIPD" means the Gross Domestic Product Implicit Price Deflator as published in the United States Department of Commerce, Bureau of Analysis publication entitled "Survey of Current Business." If the Gross Domestic Product Implicit Price Deflator ceases to exist or is no longer available, the Company, with the approval of the Independent Engineer, shall designate a substitute index that is reasonably similar to the Gross Domestic Product Implicit Price Deflator.

         "GDPIPD Factor" means, with respect to each Fiscal Year, the GDPIPD most recently published during or prior to such Fiscal Year divided by the GDPIPD published with respect to December 1994; provided, however, that such GDPIPD Factor shall not be less than one (1).

         "Good Faith Contest" means the contest of an item if (a) such item is diligently contested in good faith by appropriate proceedings and adequate reserves or bonding are established in accordance with GAAP with respect to such item and (b) the failure to pay or comply with such item during the period of such contest would not result in a Material Adverse Effect.

         "Governmental Approvals" means those authorizations, consents, approvals, waivers, exemptions, variances, registrations, certifications, permissions, permits and licenses with any Governmental Authority required for the ownership and operation of the Energy Complex and the performance of a Person's obligations under the Project Documents.

         "Governmental Authority" means any Federal, state, city, county, municipal, foreign, international, regional or other governmental or regulatory authority, agency, department, board, body, instrumentality, commission, arbiter or court.

         "Guaranteed Obligations" means all indebtedness, liabilities, obligations, covenants and duties of, and all terms and conditions to be observed by, the Company (including in its capacity as a "debtor in possession" under the

                                                      [Intercreditor Agreement]

Bankruptcy Code) due or owing to, or in favor or for the benefit of, the Senior Secured Parties under the Security Documents or the Working Capital Facility (as the case may be), in each case (a) whether due or owing to, or in favor or for the benefit of, the Senior Secured Parties or any other Person that becomes the Indenture Trustee, the Tax-Exempt Indenture Trustee or the Working Capital Facility Provider (as the case may be) by reason of any succession or assignment at any time thereafter and (b) whether or not an allowable claim against the Company under the Bankruptcy Code, or otherwise enforceable against the Company, and including, in any event, interest accruing after the filing by or against the Company of a petition under the Bankruptcy Code; provided, however, that the satisfaction of the Guaranteed Obligations shall be non-recourse to any monies or other assets of Mobile Energy acquired through or on account of its interests in the Southern Master Tax Sharing Agreement to the extent such assets are not commingled with any of Mobile Energy's other assets or any monies or assets of the Company.

         "Guaranty" means the unconditional guaranty by Mobile Energy of the Guaranteed Obligations included in Article XIV of the Indenture, Article VIII of the IDB Lease Agreement and Article VIII of the Working Capital Facility (as the case may be).

         "Hazardous Materials" means hazardous wastes, hazardous substances, hazardous constituents, air contaminants or toxic substances, whether solids, liquids or gases, including substances defined or otherwise regulated as "hazardous materials," "regulated substances," "hazardous wastes," "hazardous substances," "toxic substances," "pollutants," "contaminants," "carcinogens," "hazardous air pollutants," "criteria pollutants," "reproductive toxins," "radioactive materials," "toxic chemicals," or other similar designations in, or otherwise subject to regulation under, any Environmental Requirement, including petroleum hydrocarbons, asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls and radionuclides.

         "Holder" means a Person in whose name an Indenture Security or a Tax-Exempt Indenture Security (as the case may be) is registered in the register providing for the registration, including upon transfer or exchange, thereof pursuant to the Indenture or the Tax-Exempt Indenture (as the case may be).

         "IDB" means The Industrial Development Board of the City of Mobile, Alabama.

         "IDB Claims" means all obligations of the Mobile Energy Parties, now or hereafter existing, to pay fees, costs, expenses, indemnification payments or other amounts to the IDB under the Financing Documents, other than (a) rent payments under the IDB Lease Agreement and (b) payments in respect of principal of and premium, if any, and interest on the 1994 Bonds.

         "IDB Lease Agreement" means the Amended and Restated Lease and Agreement dated as of August 1, 1995 among the IDB and the Mobile Energy Parties.

         "IDB Request" and "IDB Order" mean, respectively, a written request or order signed in the name of the IDB by an Authorized Officer of the IDB and delivered to the Tax-Exempt Indenture Trustee.

         "Income Tax Deficiency" means (a) with respect to the second Distribution Date during any Fiscal Year, an amount equal to the excess, if any, of (i) an amount equal to the sum of (A) the combined Federal and State of Alabama quarterly estimated income tax payments that would have been required to be paid by all Members during such Fiscal Year prior to such Distribution Date and (B) one-half of the amounts estimated to be required to be paid for County and City of Mobile, Alabama income taxes in respect of such Fiscal Year, if any, all calculated, solely for this purpose, as if such Members collectively were a single "stand-alone" domestic Alabama corporation for purposes of Federal, state and local taxes that would not (1) be a member of a consolidated, affiliated, combined, unitary or other tax group, (2) be a party to any tax sharing arrangements with any other Person and (3) have income, loss or credits

                                                      [Intercreditor Agreement]

(including loss and credit carryovers) available to it that would not be attributable to any ownership interest in the Company over (ii) the amount of distributions, if any, from the Distribution Account and the Subordinated Fee Account made on the first Distribution Date during such Fiscal Year in excess of the amount of distributions, if any, that would have been calculated by clause
(b) below with respect to such Distribution Date and (b) with respect to the first Distribution Date during any Fiscal Year, an amount equal to the excess, if any, of (i) an amount equal to the estimate, as of such Distribution Date, of the combined Federal, State of Alabama, and County and City of Mobile, Alabama income taxes that relate to the immediately preceding Fiscal Year of all Members, all calculated solely for this purpose, as if such Members collectively were a single "stand-alone" domestic Alabama corporation for purposes of Federal, state and local taxes that would not (A) be a member of a consolidated, affiliated, combined, unitary or other tax group, (B) be a party to any tax sharing arrangements with any other Person and (C) have income, loss or credits (including loss and credit carryovers) available to it that would not be attributable to any ownership interest in the Company over (ii) the amount of distributions, if any, from the Distribution Account and the Subordinated Fee Account made on the second Distribution Date of such prior Fiscal Year.

         "Indenture" means the Trust Indenture dated as of August 1, 1995 among the Mobile Energy Parties and the Indenture Trustee.

         "Indenture Accounts" means, with respect to the Indenture Securities of any series, the Indenture Securities Account and each Debt Service Reserve Account (if any) established for the benefit of Holders of the Indenture Securities of such series.

         "Indenture Distribution Amount" means, in respect of any Excess Loss Proceeds with respect to an Event of Loss or Event of Eminent Domain to be applied pursuant to Section 6.2(b) of the Intercreditor Agreement, an amount equal to the Indenture's Percentage Share of (a) such Excess Loss Proceeds and
(b) the Redistributed Proceeds with respect to such Excess Loss Proceeds.

         "Indenture Securities" means all Debt issued pursuant to the Indenture.

         "Indenture Securities Account" means the Account so designated established and created under Section 4.1 of the Indenture.

         "Indenture Securities Collateral" means, collectively, (a) all of the collateral mortgaged, pledged or assigned, or purported to be mortgaged, pledged or assigned, to the Indenture Trustee by the Company pursuant to the granting and assigning clauses of the Indenture and (b) the Shared Collateral.

         "Indenture Securities Interest Subaccount" means the subaccount of the Indenture Securities Account so designated established and created under Section
4.1 of the Indenture.

         "Indenture Securities Principal Subaccount" means the subaccount of the Indenture Securities Account so designated established and created under Section
4.1 of the Indenture.

         "Indenture Securities Redemption Subaccount" means the subaccount of the Indenture Securities Account so designated established and created under
Section 4.1 of the Indenture.

         "Indenture Trustee" means First Union National Bank of Georgia, a national banking association organized and existing under the laws of the United States of America.

         "Independent Engineer" means Stone & Webster Engineering Corporation or another nationally recognized consulting or engineering firm appointed Independent Engineer pursuant to the terms of the Intercreditor Agreement.


                                                      [Intercreditor Agreement]

         "Independent Engineer Agreement" means the Independent Engineer Agreement dated as of August 1, 1995 between the Company and the Independent Engineer or any other similar Contract among such Persons.

         "Independent Engineer Confirmation" means a certificate signed by an authorized representative of the Independent Engineer confirming the reasonableness of statements and projections contained in certain Officer's Certificates delivered to the applicable Senior Secured Parties or the Collateral Agent under the Financing Documents, which confirmation may not be unreasonably withheld, conditioned or delayed.

         "Independent Insurance Advisor" means Sedgwick James or another nationally recognized insurance advisory firm appointed as insurance advisor under the Indenture and the Tax-Exempt Indenture by the Collateral Agent.

         "Intercreditor Agreement" means the Intercreditor and Collateral Agency Agreement dated as of August 1, 1995 among the Senior Secured Parties, the Collateral Agent, the IDB and the Mobile Energy Parties.

         "Intercreditor Agreement Accounts" means, collectively, the Completion Account, the Revenue Account, the Mill Owner Reimbursement Account, the Working Capital Facility Account, the Operating Account, the Maintenance Reserve Account, the Loss Proceeds Account, the Subordinated Debt Account, the Subordinated Fee Account and the Distribution Account.

         "Intercreditor Parties" means, collectively, the Senior Secured Parties, the IDB, the Mobile Energy Parties, any Subordinated Debt Provider and any other Person party to the Intercreditor Agreement (other than the Collateral Agent).

         "Interest Payment Date" means each January 1 and July 1 of each year, commencing January 1, 1996.

         "Investment Grade" means a rating in one of the four highest categories (without regard to subcategories within such rating categories) by a Rating Agency.

         "Law" means any constitution, treaty, statute, code, ordinance, regulation, order, decree, writ or judicial or arbitral decision.

         "Lease" means the Lease Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July, 13, 1995, between Scott, as lessor, and the Company (as assignee of Mobile Energy), as lessee.

         "Lease Documents" means, collectively, the IDB Lease Agreement, the Tax- Exempt Indenture (including any Series Supplemental Indenture) and (to the extent relating to, or securing, the Tax-Exempt Indenture Securities) the other Financing Documents.

         "Lease Indemnity" means the Letter Agreement dated August 1, 1995 by the Mobile Energy Parties in favor of Scott, providing for the indemnification of Scott with respect to matters arising under the Utilities Land Sublease dated as of December 1, 1983, as amended, between Scott and the IDB.

         "Leased Land" means the land underlying the components of the Tax-Exempt Project marked on Exhibit A to the IDB Lease Agreement.

         "Lenders" has the meaning specified in the Working Capital Facility.

         "Lien" means any lien, claim, security interest, mortgage, trust arrangement, judgment, pledge, option, charge, easement, encumbrance, title retention, conditional sales agreement, encroachment, right-of-way, building or use restriction, preferential right or any other security agreement, arrangement or similar right in favor of any Person, whether voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in

                                                      [Intercreditor Agreement]
the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

         "Loss Proceeds" means, as applicable, Casualty Proceeds or Eminent Domain Proceeds.

         "Loss Proceeds Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

         "Maintenance Excess Funding Subaccount" means the subaccount of the Maintenance Reserve Account so designated established and created under Section 2.2(b) of the Intercreditor Agreement.

         "Maintenance Expenditures" means all costs and expenses of operating and maintaining the Energy Complex and, when the Company is exercising the Company Step-In Rights, the Pulp Mill Step-In Equipment, other than (a) fuel costs and expenses, (b) labor and employee expenses, including fringe benefits and labor relations expense, (c) payments for insurance premiums and like insurance related expenses required or otherwise maintained under any Project Document, (d) costs and expenses of consumable items such as process or cleaning chemicals and lubricants, (e) equipment rental, small tools and vehicle maintenance expenses, (f) costs and expenses associated with legal, accounting and other office and administrative functions, (g) permitting fees, (h) costs and expenses of safety supplies, office supplies and other office expenses, (i) property taxes and payments made in lieu of taxes, (j) computer maintenance expenses, (k) any amounts payable for services rendered under the Common Services Agreement, (l) ash disposal costs, (m) liquidated damages payable to the Mill Owners under the Master Operating Agreement, (n) amounts payable to the Mill Owners in connection with the exercise of Mill Owner Step-In Rights, (o) any amounts required to be rebated to the United States government pursuant to
Section 148 of the Code in connection with any series of the Tax-Exempt Indenture Securities (to the extent not already provided for in the Tax-Exempt Indenture) and (p) payments to the IDB (including IDB Claims and payments required to be made by the Company with respect to the 1994 Bonds), in the case of clauses (a) through (p) above, to the extent the foregoing costs or expenses are not customarily treated as capital expenditures.

         "Maintenance Plan" means the maintenance plan and budget for the Energy Complex, as the same may be amended, restated, supplemented or otherwise modified from time to time and as more particularly described in Section 5.12 of the Indenture or Section 4.12 of the IDB Lease Agreement (or any comparable provision of the Working Capital Facility) (as the case may be).

         "Maintenance Plan Funding Subaccount" means the subaccount of the Maintenance Reserve Account so designated established and created under Section 2.2(b) of the Intercreditor Agreement.

         "Maintenance Reserve Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

         "Maintenance Reserve Account Balance" means, with respect to the Current Fiscal Quarter, the sum of (a) the monies on deposit in the Maintenance Reserve Account, (b) amounts available to be drawn or called upon under any Reserve Account Security deposited in the Maintenance Plan Funding Subaccount and (c) the monies on deposit in, or otherwise credited to (by means of a guaranty, capital infusion agreement or otherwise), the Mill Owner Maintenance Reserve Account, in the case of clauses (a), (b) and (c) above, at the beginning of the Current Fiscal Quarter.

         "Maintenance Reserve Account Required Deposit" means, with respect to any Fiscal Quarter during any Fiscal Year (the "Current Fiscal Quarter"), one or more deposits into the Maintenance Reserve Account on Monthly Transfer Dates occurring during the Current Fiscal Quarter in an aggregate amount equal to the excess of the sum of paragraphs (a), (b) and (c) below over the Maintenance Reserve Account Balance with respect to the Current Fiscal Quarter:

                                                    [Intercreditor Agreement]

              (a) the amount of Maintenance Reserve Account Required Deposits with respect to each Fiscal Quarter preceding the Current Fiscal Quarter that were required to be deposited into the Maintenance Reserve Account during each such Fiscal Quarter but were not, and have not been since, so deposited;

              (b) the aggregate amount of any withdrawals from the Maintenance Reserve Account and the Mill Owner Maintenance Reserve Account during each Fiscal Quarter preceding the Current Fiscal Quarter that were in excess of the aggregate projected Maintenance Expenditures for each such Fiscal Quarter (as specified in the Maintenance Plan) but were not, and have not been since, redeposited in the Maintenance Reserve Account; and

              (c)  the greatest of:

                            (i) if the Current Fiscal Quarter is the first
                  Fiscal Quarter of such Fiscal Year, the amount obtained by dividing the aggregate of the projected Maintenance Expenditures for the Current Fiscal Quarter and the immediately succeeding sixteen (16) Fiscal Quarters (in each case as specified in the Maintenance Plan) by sixteen (16);

                           (ii) if the Current Fiscal Quarter is the first or
                  second Fiscal Quarter of such Fiscal Year, the amount obtained by dividing the aggregate of the projected Maintenance Expenditures for the Current Fiscal Quarter and the immediately succeeding fifteen (15) Fiscal Quarters (in each case as specified in the Maintenance Plan) by fifteen (15);

                           (iii) if the Current Fiscal Quarter is the first,
                  second or third Fiscal Quarter of such Fiscal Year, the amount obtained by dividing the aggregate of the projected Maintenance Expenditures for the Current Fiscal Quarter and the immediately succeeding fourteen (14) Fiscal Quarters (in each case as specified in the Maintenance Plan) by fourteen
                  (14); and

                           (iv) if the Current Fiscal Quarter is the first,
                  second, third or fourth Fiscal Quarter of such Fiscal Year, the greatest of the amount obtained by dividing the aggregate of the projected Maintenance Expenditures for any period consisting of the Current Fiscal Quarter and any number of consecutive Fiscal Quarters from one (1) to thirteen (13) immediately succeeding the Current Fiscal Quarter (in each case as specified in the Maintenance Plan) by such number of consecutive Fiscal Quarters.

         "Manager" means Mobile Energy and any Person appointed as an additional, substitute or replacement manager of the Company pursuant to the terms of the Articles of Organization.

         "Master Operating Agreement" means the Amended and Restated Master Operating Agreement dated as of July 13, 1995 among the Company (as assignee of Mobile Energy), Scott, the Pulp Mill Owner, the Tissue Mill Owner and the Paper Mill Owner.

         "Material Adverse Effect" means (a) a change in the financial condition of either of the Mobile Energy Parties or the Energy Complex that would reasonably be expected to materially and adversely affect the ability of either of the Mobile Energy Parties to pay principal of and interest on the Senior Debt as and when required or (b) any event or occurrence of whatever nature that would materially and adversely affect (i) the ability of either of the Mobile Energy Parties to perform its obligations under the Project Documents or (ii) the Lien of the Security Documents.

         "Member" means any Person owning a membership interest in the Company.


                                                     [Intercreditor Agreement]

         "Mill Closure" means (a) a public announcement by a Mill Owner that it will close its respective Mill for a period of at least one (1) year or that it will reduce production of pulp, paper or tissue (as applicable) at such Mill (permanently or for a period of at least two (2) years) to less than ten percent (10%) of 1994 production levels or (b) the occurrence of a two (2) year period during which, for any reason other than the occurrence of a Force Majeure Event (as defined in the Master Operating Agreement), such Mill Owner's production of pulp, paper or tissue (as applicable) at such Mill is less than ten percent (10%) of 1994 production levels.

         "Mill Owner Maintenance Reserve Account" means the account so designated established and created pursuant to the Master Operating Agreement for the sole benefit of the Mill Owners.

         "Mill Owner Maintenance Reserve Account Agreement" means the Mill Owner Maintenance Reserve Account Agreement dated as of August 1, 1995 among Southern, the Company and the Mill Owners.

         "Mill Owner Reimbursement Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

         "Mill Owner Step-In Rights" has the meaning specified in the Master Operating Agreement.

         "Mill Owners" means, collectively, the Pulp Mill Owner, the Tissue Mill Owner and the Paper Mill Owner.

         "Mills" means, collectively, the Pulp Mill, the Tissue Mill and the Paper Mill.

         "Mixed-Use Bonds" means, collectively, the IDB's Industrial Development Revenue Bonds (Scott Paper Company Project), Series A and the IDB's Industrial Development Revenue Bonds (Scott Paper Company Project), Series B, in each case issued under and secured by a Trust Indenture dated as of December 1, 1984, as supplemented by a First Supplemental Indenture thereto dated as of June 1, 1985, between the IDB and AmSouth Bank of Alabama, as trustee.

         "Mobile Energy" means Mobile Energy Services Holdings, Inc., an Alabama corporation.

         "Mobile Energy Parties" means, collectively, the Company and Mobile Energy.

         "Mobile Energy Request" or "Mobile Energy Order" means, respectively, a written request or order signed in the name of Mobile Energy by an Authorized Officer of Mobile Energy and delivered to the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be).

         "Mobile Facility" means the integrated pulp, paper and tissue manufacturing facility located on a 730-acre site along the Mobile River and the Chickasaw Creek in Mobile, Alabama, comprised of the Mills and the Energy Complex.

         "Monthly Transfer Date" means the last Business Day of each month of each Fiscal Year, commencing with the first such day occurring after the Closing Date.

        "Moody's" means Moody's Investors Service, Inc., a Delaware corporation.

         "Mortgage" means the Leasehold Mortgage, Assignment of Leases, Rents, Issues and Profits and Security Agreement and Fixture Filing dated as of August 1, 1995 among the Company, the IDB and the Mortgagee.

         "Mortgagee" means Bankers Trust (Delaware), or any other Person appointed as a substitute or replacement Mortgagee under the Mortgage.

         "1983 Bonds" means the IDB's Exempt Facilities Revenue Bonds (Scott Paper Company Project), 1983 Series B, issued under and secured by a Trust Indenture

                                                      [Intercreditor Agreement]
dated as of December 1, 1983 between the IDB and BankAmerica Trust Company of New York, as trustee.

         "1984 Bonds" means the IDB's Variable Rate Demand Solid Waste Revenue Refunding Bonds (Scott Paper Company Project) Series 1984 A, B, C, D and E issued under and secured by the 1984 Indenture.

         "1984 Indenture" means the Trust Indenture dated as of December 1, 1984, as supplemented by the First Supplemental Indenture thereto dated as of January 1, 1985 and the Second Supplemental Indenture thereto dated as of August 1, 1995, between the IDB and Chemical Bank, as trustee.

         "1984 Lease" means the Lease and Agreement dated December 1, 1984, as amended by Amendment No. 1 thereto dated as of November 8, 1994 and Amendment No. 2 thereto dated as of December 9, 1994, between the IDB and the Company (as assignee of Mobile Energy (as assignee of Scott)).

         "1994 Bond Payment Date" means each June 1 and December 1 of each year, commencing December 1, 1995.

         "1994 Bond Trustee" means Bankers Trust (Delaware), in its capacity as trustee under the 1994 Indenture.

         "1994 Bonds" means the IDB's Industrial Development Revenue Bonds (Scott Paper Recovery Boiler Project) 1994 Series A. For all purposes of the Financing Documents, (a) payments in respect of the principal of and premium, if any, and interest on the 1994 Bonds shall be treated as neither Operation and Maintenance Costs nor Senior Debt Service Requirements (or any other debt service) and (b) receipts (or deemed receipts) in respect of the 1994 Bonds shall not be treated as Revenues.

         "1994 Indenture" means the Trust Indenture dated as of December 1, 1994 between the IDB and the 1994 Bond Trustee.

         "1995 Bonds" has the meaning specified in Section 2.17(a) of the Tax-Exempt Indenture, which means the Tax-Exempt Bonds.

         "Non-Affiliate Subordinated Debt" means any unsecured loan or loans from any Person that is not an Affiliate of the Company pursuant to a Subordinated Loan Agreement, the amounts necessary for repayment of which have been included in the Annual Budget approved by the Collateral Agent and the Independent Engineer.

         "Nondisturbance Agreement" means the Estoppel and Nondisturbance Agreement dated as of December 12, 1994 between TRT and the Company (as assignee of Mobile Energy).

         "Officer's Certificate" means a certificate that has been signed by an Authorized Officer of either of the Mobile Energy Parties or of Southern (as the case may be).

         "O&M Agreement" means the Facility Operations and Maintenance Agreement dated as of December 12, 1994 between the Company (as assignee of Mobile Energy) and the Operator.

         "Operating Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

         "Operating Agreement" means the Operating Agreement of the Company dated as of July 13, 1995, as amended by the First Amendment thereto dated as of July 13, 1995, among the Members.

         "Operation and Maintenance Costs" means all costs and expenses of operating and maintaining the Energy Complex and, when the Company is exercising the Company Step-In Rights, the Pulp Mill Step-In Equipment, including and together

                                                      [Intercreditor Agreement]
with (a) Subordinated Fees, (b) Maintenance Expenditures and (c) any such costs and expenses specified in clauses (a) through (p) of the definition of Maintenance Expenditures (other than (i) rent payments under the IDB Lease Agreement and (ii) payments of principal of and premium, if any, and interest on the 1994 Bonds).

         "Operator" means Southern Electric, in its capacity as operator under the O&M Agreement.

         "Opinion of Counsel" means a written opinion of counsel for any Person either expressly referred to in any Financing Document to which the Collateral Agent or any of the Senior Secured Parties is a party or otherwise satisfactory to the Collateral Agent or such Senior Secured Party (which may include counsel for either of the Mobile Energy Parties, whether or not such counsel is an employee of either or both of them).

         "Optional Modifications" means all modifications to the Energy Complex that are not Required Modifications.

         "Optional Modifications Subaccount" means the subaccount of the Completion Account so designated established and created under Section 2.2(c) of the Intercreditor Agreement.

         "Outstanding" means, when used with respect to any of the Senior Securities (however referenced in any Financing Document), as of the date of determination, all such Senior Securities theretofore authenticated and delivered under the Indenture or the Tax-Exempt Indenture (as the case may be), except:

                (a) such Senior Securities theretofore canceled by the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) or delivered to either such Trustee for cancellation;

                (b) such Senior Securities or portions thereof deemed to have been paid within the meaning of, in the case of the Indenture, Section
         12.1 thereof and, in the case of the Tax-Exempt Indenture, Section 12.1 thereof (as the case may be); and

                (c) such Senior Securities that have been exchanged for other Senior Securities or Senior Securities in lieu of which other Senior Securities have been authenticated and delivered pursuant to the Indenture or the Tax-Exempt Indenture (as the case may be) unless held by a Holder in whose hands such Senior Securities constitute valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Senior Securities (however referenced in any Financing Document) Outstanding have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Tax-Exempt Indenture (as the case may be) or whether or not a quorum is present at a meeting of Holders of such Senior Securities, such Senior Securities owned by either of the Mobile Energy Parties (or any Affiliate thereof) shall be disregarded and deemed not to be Outstanding, except that, in determining whether or not the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such determination as to presence of a quorum, only such Senior Securities that a Responsible Officer of the Indenture Trustee or the Tax- Exempt Indenture Trustee (as the case may be) knows to be so owned shall be so disregarded. Any such Senior Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) such pledgee's right so to act with respect to such Senior Securities and that such pledgee is not a Mobile Energy Party (or any Affiliate thereof).


                                                     [Intercreditor Agreement]

         "Paper Mill" means the paper mill located at the Mobile Facility, which as of the Closing Date is owned by S.D. Warren.

         "Paper Mill Energy Services Agreement" means the Paper Mill Energy Services Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated July 13, 1995, between the Paper Mill Owner and the Company (as assignee of Mobile Energy).

         "Paper Mill Owner" means S.D. Warren, in its capacity as owner of the Paper Mill.

         "Paying Agent" means any Person acting as Paying Agent pursuant to, in the case of the Indenture, Section 9.14(b) thereof and, in the case of the Tax-Exempt Indenture, Section 9.13(b) thereof.

         "Percentage Share" means an amount (expressed as a percentage) equal to:

                  (a) with respect to the Working Capital Facility, (i) the Working Capital Facility Commitment in effect immediately prior to any deposit into the Working Capital Facility Account of any Excess Loss Proceeds with respect to an Event of Loss or Event of Eminent Domain pursuant to Section 6.2(b)(i) of the Intercreditor Agreement divided by
         (ii) the Combined Exposure immediately prior to such deposit;

                  (b) with respect to the Indenture, (i) the principal amount of the Indenture Securities Outstanding immediately prior to any transfer to the Indenture Trustee for deposit into the Indenture Securities Account of any Excess Loss Proceeds with respect to an Event of Loss or Event of Eminent Domain pursuant to Section 6.2(b)(ii) of the Intercreditor Agreement divided by (ii) in the case of Excess Loss Proceeds, the Combined Exposure and, in the case of Redistributed Proceeds, the aggregate principal amount of the Senior Securities Outstanding, in each case immediately prior to such transfer; and

                  (c) with respect to the Tax-Exempt Indenture, (i) the principal amount of the Tax-Exempt Indenture Securities Outstanding immediately prior to any transfer to the Tax-Exempt Indenture Trustee for deposit into the Tax-Exempt Indenture Securities Account of any Excess Loss Proceeds with respect to an Event of Loss or Event of Eminent Domain pursuant to Section 6.2(b)(iii) of the Intercreditor Agreement divided by (ii) in the case of Excess Loss Proceeds, the Combined Exposure and, in the case of Redistributed Proceeds, the aggregate principal amount of the Senior Securities Outstanding, in each case immediately prior to such transfer.

         "Permitted Indebtedness" means (a) in the case of the Company: (i) the First Mortgage Bonds; (ii) Debt incurred under a Working Capital Facility having a Working Capital Facility Commitment not to exceed $15,000,000 (multiplied by the Working Capital Escalation Factor in effect at any given time, provided (and the Working Capital Facility shall contain provisions to such effect) that (A) no more than $5,000,000 (multiplied by the Working Capital Escalation Factor in effect at any given time) of such Debt may be scheduled to mature during any calendar month, (B) any Working Capital Facility Loan advanced thereunder shall mature no later than ninety-three (93) days from the date such Working Capital Facility Loan was first advanced, (C) the Company shall be required to repay all amounts advanced thereunder so that no amounts are outstanding once during each Fiscal Year (other than the Fiscal Year ending December 31, 1995) for a period of five (5) consecutive days and (D) the Working Capital Facility Provider thereunder shall become a party to the Intercreditor Agreement; (iii) the Tax-Exempt Bonds; (iv) reimbursement obligations in respect of letters of credit (if any) and other financial obligations arising under the Project Contracts and obligations arising under the Lease Indemnity; (v) purchase money obligations incurred to finance discrete items of equipment not comprising an integral part of the Energy Complex that extend only to the equipment being financed and that do not in the aggregate have annual debt service or lease obligations exceeding $2,000,000 (multiplied by the GDPIPD Factor in effect at the time such

                                                     [Intercreditor Agreement]
obligations were incurred); (vi) trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (vii) obligations in respect of surety bonds or similar instruments in an aggregate amount not exceeding $10,000,000 (multiplied by the GDPIPD Factor in effect at the time such obligations were incurred) at any one time outstanding; (viii) Affiliate Subordinated Debt; (ix) Replacement Debt permitted to be issued pursuant to the terms of the Financing Documents; (x) Debt permitted to be issued pursuant to the terms of the Financing Documents for Required Modifications and Optional Modifications; (xi) Non-Affiliate Subordinated Debt (including any Non- Affiliate Subordinated Debt permitted by clause (x) above) in an aggregate principal amount not to exceed $75,000,000 (multiplied by the GDPIPD Factor in effect at the time such Debt was incurred) permitted to be issued pursuant to the terms of the Financing Documents; (xii) Refunding Debt permitted to be issued pursuant to the terms of the Financing Documents; and (xiii) the Company's obligations in respect of the 1994 Bonds, the Mixed-Use Bonds, the Environmental Bonds and the Refunding Letter of Credit; and (b) in the case of Mobile Energy, the Guaranty.

         "Permitted Investments" means investments in securities that are: (a) direct obligations of the United States of America or of any agency thereof; (b) obligations fully guaranteed by the United States of America or any agency thereof; (c) time deposits (which may be represented by certificates of deposit) issued by commercial banks organized under the laws of the United States of America or of any political subdivision thereof or under the laws of Canada, Japan, Switzerland or any country that is a member of the European Union having a combined capital and surplus of at least $500,000,000 and having long-term unsecured Debt having a rating at least equal to (i) the highest rating assigned to the Outstanding Indenture Securities or the Tax-Exempt Indenture Securities (as the case may be) by at least two of the Rating Agencies or (ii) "B" by Thompson Bankwatch, Inc. (in either case provided that such investments shall not be comprised of more than $30,000,000 in principal amount at any given time from any one such bank); (d) open market commercial paper of any corporation incorporated or doing business under the laws of the United States of America or of any political subdivision thereof then rated at least A-1/P-1 (or an equivalent thereof) by at least two of the Rating Agencies (provided that such investments shall not be comprised of more than $30,000,000 in principal amount at any given time from any one such corporation); (e) obligations issued or guaranteed by, and any other obligations the interest on which is excluded from income for Federal income tax purposes issued by, any state of the United States of America or the District of Columbia or the Commonwealth of Puerto Rico or any political subdivision, agency, authority or instrumentality thereof, which issuer or guarantor has (i) a short-term Debt rating which is (on the date of acquisition thereof) A-1/P-1 (or an equivalent thereof) or better and (ii) a long-term Debt rating that is (on the date of acquisition thereof) "A" or better, in each case by at least two of the Rating Agencies (provided that such investments shall not be comprised of more than $30,000,000 in principal amount at any given time from any one such issuer or guarantor); (f) guaranteed investment contracts of any financial institution organized under the laws of the United States of America or any state thereof or under the laws of Canada, Japan, Switzerland or any country that is a member of the European Union, which financial institution has assets of at least $5 billion in the aggregate and has a long term Debt rating that is (on the date of acquisition thereof) "A" or better by at least two of the Rating Agencies (provided that such investments shall not be comprised of more than $30,000,000 in principal amount at any given time from any one such institution); (g) investment contracts of any financial institution either (i) (A) fully secured by direct obligations of the United States, (B) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States or (C) securities or receipts evidencing ownership interests in obligations or specified portions thereof described in clause (A) or (B) above, in each case guaranteed as a full faith and credit obligation of the United States, having a market value at least equal to 102% of the amount deposited thereunder and possession of which obligation is held under arrangements satisfactory to the Collateral Agent, the Indenture

                                                     [Intercreditor Agreement]

Trustee or the Tax-Exempt Indenture Trustee (as the case may be) or (ii) with long-term Debt ratings of "A" or higher and short-term ratings in one of the highest two major categories by any of the Rating Agencies; (h) a contract or investment agreement with a provider or guarantor (i) which provider or guarantor is rated at least "A" or equivalent by each of the Rating Agencies (provided that if a guarantor is party to the rating, the guaranty is unconditional and is confirmed in writing prior to any assignment by the provider to another subsidiary of such guarantor), (ii) providing that monies invested shall be payable to the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) (except to the extent the monies invested constitute Shared Collateral, which shall be payable to the Collateral Agent) without condition (other than notice) and without breakage fee or other penalty, upon not more than two (2) Business Days' notice for application when and as required or permitted under the Indenture, the Intercreditor Agreement or the Tax-Exempt Indenture (as applicable), (iii) stating that such contract or agreement is unconditional, expressly disclaiming any right of setoff and providing for immediate termination in the event of insolvency of the provider and termination upon demand of the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) (except to the extent the monies invested constitute Shared Collateral, which shall provide for termination upon demand of the Collateral Agent) (which demand shall only be made at the direction of the Company) after any payment or other covenant default by the provider and (iv) the terms and provisions of which are in form and substance satisfactory to the Collateral Agent, the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be); and (i) investments in money market funds registered under the Investment Company Act of 1940 then rated in the highest category by S&P and Moody's.

         "Permitted Liens" means: (a) Liens specifically created, required or permitted by the Indenture, the Tax-Exempt Indenture or the IDB Lease Agreement;
(b) the Liens created, or purported to be created, on the Collateral pursuant to the Security Documents; (c) Liens for taxes that are either not yet due, are due but payable without penalty or are the subject of a Good Faith Contest; (d) any exceptions to title that are set forth on Schedule B--Section 2 of the title insurance policy delivered to the Collateral Agent on the Closing Date (to the extent that such exceptions have not been released or subordinated prior to the Closing Date); (e) such minor defects, easements, rights of way, restrictions, irregularities, encumbrances and clouds on title and statutory liens that do not materially impair the property affected thereby and that do not individually or in the aggregate materially impair the value of the security interests granted under the Financing Documents; (f) the easements and other rights in favor of third-parties contained in the Project Contracts as of the Closing Date; (g) deposits or pledges to secure statutory obligations or appeals, release of attachments, stays of execution or injunction, performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or for purposes of like general nature in the ordinary course of business; (h) Liens in connection with worker's compensation, unemployment insurance or other social security or pension obligations; (i) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding if the same are the subject of a Good Faith Contest (excluding any attachment prior to judgment, judgment lien or attachment in aid of execution on a judgment); (j) mechanic's, workmen's, materialmen's, construction or other like Liens arising in the ordinary course of business or incident to the construction or improvement of any property in respect of obligations that are not yet due or that are the subject of a Good Faith Contest; (k) Liens securing purchase money obligations that constitute Permitted Indebtedness; (l) Liens in favor of the Mill Owners on the Mill Owner Maintenance Reserve Account, including monies on deposit therein or otherwise credited thereto (in accordance with the Mill Owner Maintenance Reserve Account Agreement) not exceeding $2,000,000, to the extent arising under the Master Operating Agreement or the Mill Owner Maintenance Reserve Account Agreement; and (m) Liens on cash collateral not exceeding $1,500,000 in favor of the issuer of the Refunding Letter of Credit.

         "Person" means any individual, sole proprietorship, corporation, partnership, limited liability company, joint venture, trust, unincorporated association, institution, Governmental Authority or any other entity.

                                                      [Intercreditor Agreement]

         "Place of Payment" means, when used with respect to the Senior Securities of any series, the office or agency maintained pursuant to, in the case of the Indenture, Section 9.14(a) thereof and, in the case of the Tax-Exempt Indenture, Section 9.13(a) thereof and, in either case, such other place or places, if any, where the principal of and premium, if any, and interest on the Senior Securities of such series are payable as specified in the Series Supplemental Indenture to the Indenture or the Tax-Exempt Indenture (as the case may be) establishing the Senior Securities of such series.

         "Predecessor Securities" means, with respect to any particular Senior Security, every previous Senior Security evidencing all or a portion of the same Debt as that evidenced by such particular Senior Security. For purposes of this definition, any Senior Security authenticated and delivered under, in the case of any Indenture Security, Section 2.9 of the Indenture and, in the case of any Tax-Exempt Indenture Security, Section 2.9 of the Tax-Exempt Indenture in lieu of a lost, destroyed or stolen Senior Security shall be deemed to evidence the same Debt as such lost, destroyed or stolen Senior Security.

         "Prepayment Date" has the meaning specified (a) in the case of the Indenture, in Section 6.2 thereof and (b) in the case of the Tax-Exempt Indenture, in Section 6.2 thereof.

         "Principal Payment Date" means in respect of (a) the Indenture Securities, any January 1 or July 1 on which principal payments are due to Holders thereof and (b) the Tax-Exempt Indenture Securities, any January 1 on which principal payments are due to Holders thereof.

         "Processing Services" has the meaning specified in the Master Operating Agreement.

         "Project Contracts" means, collectively, (a) the Energy Services Agreements, (b) the Master Operating Agreement, (c) the Lease, (d) the Supplementary Lease, (e) the O&M Agreement, (f) the Common Services Agreement,
(g) the Water Agreement, (h) the Boiler Ash Agreement, (i) the Environmental Indemnity Agreements, (j) the Transition Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of June 16, 1995 and the Second Amendment thereto dated as of July 13, 1995, between Scott and the Company (as assignee of Mobile Energy), (k) the Employee Transition Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1994, among Scott, the Company (as assignee of Mobile Energy) and Southern Electric, (l) the SCS Agreement, (m) the Easement Deeds, (n) the Asset Purchase Agreement dated as of December 12, 1994 between Scott, as seller, and the Company (as assignee of Mobile Energy), as buyer, (o) the Coal Supply Agreement, (p) any other Contract entered into by either of the Mobile Energy Parties for the provision of fuel to the Energy Complex, (q) the IDB Lease Agreement, (r) the Lease Assignment and Assumption Agreement dated as of December 12, 1994 between Scott and the Company (as assignee of Mobile Energy),
(s) the Construction, Financing and Installment Sale Agreement dated as of April 1, 1973 between the IDB and Scott, (t) the Lease and Assignment Agreement dated as of December 12, 1994 between Scott and the Company (as assignee of Mobile Energy), (u) the Facilities Lease and Agreement dated as of December 1, 1984 between the IDB and Scott, (v) the Sublease and Assignment Agreement dated as of December 12, 1994 between Scott and the Company (as assignee of Mobile Energy),
(w) the Construction, Financing and Installment Sale Agreement dated as of September 1, 1976 between the IDB and Scott, (x) the Lease and Assignment Agreement dated as of December 12, 1994 between Scott and the Company (as assignee of Mobile Energy), (y) the Recovery Boiler Facilities Lease and Agreement dated as of December 1, 1994 between the IDB and Scott, (z) the Lease Assignment and Assumption Agreement dated as of December 12, 1994 between Scott and the Company (as assignee of Mobile Energy), (aa) the Nondisturbance Agreement, (bb) the Recognition Agreements, (cc) the Mill Owner Maintenance Reserve Account Agreement and (dd) the Transfer Agreement.

         "Project Costs" means costs and expenses (other than financing costs and expenses) paid, incurred or to be incurred by the Company after the Closing Date

                                                     [Intercreditor Agreement]
to complete the capital improvements to the Energy Complex specified in the Master Operating Agreement in accordance with the Capital Budget and certain other planned expenditures relating to the Energy Complex.

         "Project Documents" means, collectively, the Project Contracts and the Financing Documents.

         "Project Participant" means each Person that is party to a Project Document.

         "Prudent Plant Operating Standards" has the meaning specified in the Master Operating Agreement.

         "Pulp Mill" means the pulp mill (including a process water plant and waste water treatment plant) located at the Mobile Facility, which as of the Closing Date is owned by Scott.

         "Pulp Mill Energy Services Agreement" means the Pulp Mill Energy Services Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1994, between the Pulp Mill Owner and the Company (as assignee of Mobile Energy).

         "Pulp Mill Owner" means Scott, in its capacity as owner of the Pulp
Mill.

         "Pulp Mill Step-In Equipment" has the meaning specified in the Master Operating Agreement.

         "PURPA" means the Public Utility Regulatory Policies Act of 1978.

         "Qualified Engineer" means an independent engineer listed on Schedule 1 to the Intercreditor Agreement, as such Schedule may be amended from time to time in accordance with Section 11.3 of the Intercreditor Agreement.

         "Qualifying Facility" means a "Qualifying Cogeneration Facility" as specified in section 3(18)(B) of the Federal Power Act or a qualifying small power production facility within the meaning of section 201 of PURPA.

         "Rating Agencies" means, collectively, S&P, Fitch and Moody's, together with any other nationally recognized credit agency of similar standing if any such Person is not then currently rating the proposed subject of such rating.

         "Receivables" means all of the Company's rights to payment for goods sold or leased or services performed by the Company, including (a) rights evidenced by an account, note, contract, security, instrument, chattel paper or other evidence of indebtedness and (b) all "accounts" as defined in Section 9-106 of the Uniform Commercial Code as in effect in the State of New York on the Closing Date.

         "Recognition Agreements" means, collectively, (a) the Recognition, Cooperation and Consent Agreement relating to the Mixed-Use Bonds dated as of August 1, 1995 among the Company, the IDB, AmSouth Bank of Alabama, TRT and the Collateral Agent and (b) the Recognition, Cooperation and Consent Agreement relating to the Tax-Exempt Bonds dated as of August 1, 1995 among the Company, the IDB, the Tax-Exempt Indenture Trustee and the Collateral Agent.

         "Redemption Date" has the meaning specified (a) in the case of the Indenture, in Section 6.2 thereof and (b) in the case of the Tax-Exempt Indenture, in Section 6.2 thereof.

         "Redistributed Proceeds" means, with respect to any Excess Loss Proceeds, the excess, if any, of the Working Capital Facility's Percentage Share of such Excess Loss Proceeds over the Working Capital Facility Distribution Amount in respect of such Excess Loss Proceeds.


                                                     [Intercreditor Agreement]

         "Refunding Debt" means Debt, the proceeds of which are used to refund outstanding Senior Debt.

         "Refunding Letter of Credit" means one or more letters of credit issued by a commercial bank in an aggregate amount not to exceed $1,500,000 to provide for the payment of accrued interest on the 1984 Bonds upon the redemption thereof.

         "Regular Record Date" means, for the Stated Maturity of any Senior Security of a series, or for the Stated Maturity of any installment of principal thereof or payment of interest thereon, the 15th day (whether or not a Business
Day) of the month prior to such Stated Maturity, or any other date specified for such purpose in the form of Senior Security of such series attached to the Series Supplemental Indenture to the Indenture or the Tax-Exempt Indenture (as the case may be) relating to the Senior Securities of such series.

         "Replacement Debt" means Senior Securities, the proceeds of which are used to refinance all or a portion of the outstanding Tax-Exempt Indenture Securities (whether by effecting a gross-up of, or by the issuance of Senior Securities to replace, affected Tax-Exempt Indenture Securities) upon the occurrence of a Determination of Taxability.

         "Replacement Facility" means a facility with materially different performance capabilities from the Energy Complex that can be built to provide services to some or all of the Mills following the occurrence of an Event of Loss or an Event of Eminent Domain.

         "Required Deposit" means, at the time of any Required Deposit Event with respect to any Reserve Account Security on deposit in any Reserve Account Security Account, an amount equal to the aggregate Available Amount under such Reserve Account Security at such time; provided, however, that if such Required Deposit Event results from the occurrence of a Debt Service Event, such amount shall be equal to the aggregate amount required to be transferred pursuant to, if such Reserve Account Security Account is (a) the Maintenance Plan Funding Subaccount, Section 3.5(c) of the Intercreditor Agreement, (b) the Distribution Account, Section 3.8(b) of the Intercreditor Agreement, (c) a Debt Service Reserve Account, Section 4.5 of the Indenture and (d) a Tax-Exempt Debt Service Reserve Account, Section 4.6 of the Tax-Exempt Indenture.

         "Required Deposit Event" means (a) in the case of any Reserve Account Letter of Credit on deposit in any Reserve Account Security Account, (i) the occurrence of any Debt Service Event with respect to such Reserve Account Letter of Credit, (ii) the date that is fifteen (15) days prior to the occurrence of any Termination Event with respect to such Reserve Account Letter of Credit, unless such Reserve Account Letter of Credit has been replaced with monies or other Reserve Account Security (other than, if such Reserve Account Security Account is a Tax-Exempt Debt Service Reserve Account, a Southern Guaranty) prior to such date, (iii) the occurrence of a Credit Standard Event or Default Event with respect to such Reserve Account Letter of Credit and the continuance thereof for a period of five (5) days, unless such Reserve Account Letter of Credit has been replaced with other Reserve Account Security (other than, if such Reserve Account Security Account is a Tax-Exempt Debt Service Reserve Account, a Southern Guaranty) prior to the expiration of such period or (iv) the date on which a Trigger Event Notice has been delivered and (b) in the case of any Southern Guaranty on deposit in any Reserve Account Security Account, (i) the occurrence of any Debt Service Event with respect to such Southern Guaranty,
(ii) the date that is fifteen (15) days prior to the occurrence of any Termination Event with respect to such Southern Guaranty, unless such Southern Guaranty has been replaced with monies or other Reserve Account Security prior to such date, (iii) the occurrence of a Credit Standard Event with respect to such Southern Guaranty and the continuance thereof for a period of fifteen (15) days, unless (A) the Collateral Agent or the Indenture Trustee (as the case may be) shall have been provided with an Officer's Certificate of Southern certifying as to the determination that the Southern Credit Standard has been satisfied after such occurrence and prior to the expiration of such period or
(B) such Southern Guaranty has been replaced with monies or other Reserve Account Security prior

                                                      [Intercreditor Agreement]
to the expiration of such period, (iv) the occurrence of a Default Event and the continuance thereof for a period of five (5) days, unless such Southern Guaranty has been replaced with other Reserve Account Security prior to the expiration of such period or (v) the date on which a Trigger Event Notice has been delivered.

         "Required Interest Deposit" means, in the case of any Monthly Transfer Date with respect to:

                  (a) the Indenture Securities Interest Subaccount, an amount that, after giving effect to monies on deposit therein immediately prior to such Monthly Transfer Date and together with a uniform amount to be deposited therein on each succeeding Monthly Transfer Date prior to the next succeeding Interest Payment Date, is equal to the amount of interest on the Indenture Securities becoming due on such Interest Payment Date (such amount to be reduced if and to the extent that a Redemption Date or Prepayment Date for any of the Indenture Securities is on or precedes such Interest Payment Date, in which case the amount of interest payable on the Indenture Securities to be so redeemed or prepaid shall be provided for pursuant to paragraph (c) below in lieu of this paragraph (a));

                  (b) the Tax-Exempt Indenture Securities Interest Subaccount, an amount that, after giving effect to monies on deposit therein immediately prior to such Monthly Transfer Date and together with a uniform amount to be deposited therein on each succeeding Monthly Transfer Date prior to the next succeeding Interest Payment Date (unless such next succeeding Interest Payment Date is January 1, 2020, in which case together with a uniform amount to be deposited therein on each succeeding Monthly Transfer Date prior to December 1, 2019), is equal to the amount of interest on the Tax-Exempt Indenture Securities becoming due on such Interest Payment Date (such amount to be reduced if and to the extent that a Redemption Date or Prepayment Date for any of the Tax-Exempt Indenture Securities is on or precedes such Interest Payment Date, in which case the amount of interest payable on the Tax-Exempt Indenture Securities to be so redeemed or prepaid shall be provided for pursuant to paragraph (d) below in lieu of this paragraph
         (b));

                  (c) the Indenture Securities Redemption Subaccount, an amount that, after giving effect to monies on deposit therein immediately prior to such Monthly Transfer Date and together with a uniform amount to be deposited therein on each succeeding Monthly Transfer Date prior to each succeeding Redemption Date or Prepayment Date for the Indenture Securities, is equal to the amount of interest thereon becoming due on each such Redemption Date or Prepayment Date (as the case may be); and

                  (d) the Tax-Exempt Indenture Securities Redemption Subaccount, an amount that, after giving effect to monies on deposit therein immediately prior to such Monthly Transfer Date and together with a uniform amount to be deposited therein on each succeeding Monthly Transfer Date prior to each succeeding Redemption Date or Prepayment Date for the Tax-Exempt Indenture Securities, is equal to the amount of interest thereon becoming due on each such Redemption Date or Prepayment Date (as the case may be).

         "Required Modifications" means those modifications reasonably necessary for the Energy Complex to remain in compliance with all material Governmental Approvals and maintain, at a minimum, the Maximum Capacity (as defined in the Master Operating Agreement) levels as in effect on the Closing Date.

         "Required Modifications Subaccount" means the subaccount of the Completion Account so designated established and created under Section 2.2(c) of the Intercreditor Agreement.

         "Required Principal Deposit" means in the case of any Monthly Transfer Date with respect to:


                                                      [Intercreditor Agreement]

                  (a) the Indenture Securities Principal Subaccount, an amount equal to one-sixth (1/6th) of the amount of principal of the Indenture Securities becoming due on each Principal Payment Date therefor occurring within the six (6) months immediately succeeding the month in which such Monthly Transfer Date occurs (unless such Principal Payment Date occurs within six (6) months after the Closing Date or any other date on which any Indenture Securities are originally issued, in which case an amount that, after giving effect to monies on deposit therein immediately prior to such Monthly Transfer Date and together with a uniform amount to be deposited therein on each succeeding Monthly Transfer Date prior to such Principal Payment Date, is equal to the amount of principal thereof becoming due on such Principal Payment
         Date) (such amount to be reduced if and to the extent that a Redemption Date or Prepayment Date for any of the Indenture Securities is on or precedes such Principal Payment Date, in which case the amount of principal payable with respect to the Indenture Securities to be so redeemed or prepaid shall be provided for pursuant to paragraph (c) below in lieu of this paragraph (a));

                  (b) the Tax-Exempt Indenture Securities Principal Subaccount, one-twelfth (1/12th) (unless such Monthly Transfer Date occurs on or after January 1, 2019, in which case one-eleventh (1/11th)) of the amount of principal of the Tax-Exempt Indenture Securities becoming due on each Principal Payment Date therefor occurring within the twelve
         (12) months immediately succeeding the month in which such Monthly Transfer Date occurs (unless such Principal Payment Date occurs within twelve (12) months after the Closing Date or any other date on which any Tax-Exempt Indenture Securities are originally issued, in which case an amount that, after giving effect to monies on deposit therein immediately prior to such Monthly Transfer Date and together with a uniform amount to be deposited therein on each succeeding Monthly Transfer Date prior to such Principal Payment Date, is equal to the amount of principal thereof becoming due on such Principal Payment
         Date)(such amount to be reduced if and to the extent that a Redemption Date or Prepayment Date for any of the Tax-Exempt Indenture Securities is on or precedes such Principal Payment Date, in which case the amount of principal payable with respect to the Tax-Exempt Indenture Securities to be so redeemed or prepaid shall be provided for pursuant to paragraph (d) below in lieu of this paragraph (b));

                  (c) the Indenture Securities Redemption Subaccount, an amount that, after giving effect to monies on deposit therein immediately prior to such Monthly Transfer Date and together with a uniform amount to be deposited therein on each succeeding Monthly Transfer Date prior to each succeeding Redemption Date or Prepayment Date for the Indenture Securities, is equal to the amount of principal thereof and premium, if any, thereon becoming due on each such Redemption Date or Prepayment Date (as the case may be); and

                  (d) the Tax-Exempt Indenture Securities Redemption Subaccount, an amount that, after giving effect to monies on deposit therein immediately prior to such Monthly Transfer Date and together with a uniform amount to be deposited therein on each succeeding Monthly Transfer Date prior to each succeeding Redemption Date or Prepayment Date for the Tax-Exempt Indenture Securities, is equal to the amount of principal thereof and premium, if any, thereon becoming due on each such Redemption Date or Prepayment Date (as the case may be).

         "Required Senior Creditors" means Senior Secured Parties holding or otherwise representing 331/3% of the Combined Exposure.

         "Reserve Account Letter of Credit" means a letter of credit issued by a commercial bank whose long-term unsecured Debt is rated at least "A" by S&P, "A" by Fitch and "A2" by Moody's.

         "Reserve Account Security" means either, or any combination of, (a) one or more Southern Guaranties or (b) one or more Reserve Account Letters of Credit.

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                                                        67

         "Reserve Account Security Accounts" means, collectively, each Debt Service Reserve Account (if any), each Tax-Exempt Debt Service Reserve Account (if any), the Maintenance Plan Funding Subaccount and the Distribution Account.

         "Responsible Officer" means, when used with respect to the Collateral Agent, the Indenture Trustee and the Tax-Exempt Indenture Trustee, (a) any officer of the Collateral Agent, the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) within the Corporate Trust Office of the Collateral Agent, the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be), including any vice president, any assistant vice president, any assistant secretary or any assistant treasurer, (b) any other officer of the Collateral Agent, the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) performing functions similar to those performed by any of the officers designated in clause (a) above and (c) with respect to a particular corporate trust matter, any other officer of the Collateral Agent, the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) to whom such matter is referred because of such other officer's knowledge of and familiarity with the particular subject.

         "Restricted Payment Alternative Agreement Requirements" means, with respect to any Project Contract, another Contract entered into by the Company with one or more other Persons in substitution for or replacement of any such Project Contract that has been declared unenforceable or rejected or otherwise terminated, with respect to some or all of the Processing Services or other services formerly provided by or to the Company thereunder, provided that either
(a) the Company has delivered to the Collateral Agent a letter from any two of the Rating Agencies (then currently rating the Indenture Securities or the Tax-Exempt Indenture Securities) confirming that, after giving effect to such alternative Contract, the ratings of the Outstanding Indenture Securities or the Outstanding Tax-Exempt Indenture Securities (as the case may be) are Investment Grade or (b) the Company (i) has provided to the Collateral Agent the Revenue Sufficiency Certification and (ii) has delivered to the Collateral Agent an Officer's Certificate, together with an Independent Engineer Confirmation, certifying that (A) the term of such alternative Contract extends through the earlier of (1) the final maturity of the Outstanding Indenture Securities or the Outstanding Tax-Exempt Indenture Securities (as the case may be) and (2) the term of such Project Contract, (B) such alternative Contract contains termination provisions no less favorable to the Company than those contained in such Project Contract, (C) such alternative Contract has been in full force and effect for at least thirty-six (36) months, (D) the average of the two annual Senior Debt Service Coverage Ratios for the four immediately preceding semi-annual payment periods was equal to at least 1.25 to 1.0 and, based on projections prepared by the Company on a reasonable basis, the average of the annual Senior Debt Service Coverage Ratios through the final maturity date of the Outstanding Indenture Securities or the Outstanding Tax-Exempt Indenture Securities (as the case may be) is projected to be at least 1.25 to 1.0 and (E) such alternative Contract is reasonably capable of being performed by the parties thereto.

         "Restricted Payments" means, collectively, (a) payments from the Subordinated Fee Account or any other payment in respect of Subordinated Fees,
(b) distributions (from the Distribution Account or otherwise), including a return of capital contributions and dividends, paid to, or at the direction or for the benefit of, any Affiliate of the Company, but excluding distributions of cash from any Account to the extent such cash has been replaced with Reserve Account Security in accordance with the terms of the Financing Documents, (c) the payment of principal of or premium, if any, or interest on any Affiliate Subordinated Debt, (d) the repurchase by the Company of any interest of any Member, or (e) the making of any loans or other advances from the Company to any Affiliate of the Company, but excluding advances of cash to the extent such cash
(i) has been replaced with Reserve Account Security in accordance with the terms of the Financing Documents or (ii) constitutes a payment required under the O&M Agreement or the SCS Agreement.

         "Revenue Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

                                                     [Intercreditor Agreement]

         "Revenue Sufficiency Certification" means an Officer's Certificate of the Company, together with an Independent Engineer Confirmation, to the effect that, based upon projections prepared by the Company in accordance with Section
1.15 of the Indenture or Section 1.12 of the IDB Lease Agreement, or of any comparable provision of the Working Capital Facility, the Project Contracts then in effect (including any alternative Contract entered into, or to be entered into, by the Company with one or more other Persons in substitution or replacement of any other Project Contract as contemplated by the Event of Default Alternative Agreement Requirements or the Restricted Payment Alternative Agreement Requirements) generate sufficient Revenues to enable the Company to pay its debts and other obligations (including Operation and Maintenance Costs) when they become due through the final maturity of the Outstanding Indenture Securities or the Tax-Exempt Indenture Securities (as the case may be).

         "Revenues" means (without duplication), for any period, the revenues received by the Company for use of the services and facilities of the Energy Complex including (a) amounts received by the Company under the Project Contracts, (b) interest and other income earned and credited on monies deposited in the Accounts (to the extent not retained in such Accounts), (c) the proceeds of the sale of any part of the Energy Complex, provided that such sale is not prohibited by the Financing Documents, (d) the proceeds of any business interruption insurance and other payments received for interruption of operations (excluding any proceeds of any liability or physical damage insurance) and (e) all other monies that have been deposited into the Revenue Account as required or permitted by the terms of the Financing Documents. Notwithstanding the foregoing, "Revenues" do not include (i) capital contributions to the Company, (ii) the proceeds of any Debt or Loss Proceeds,
(iii) amounts received by the Company in connection with the exercise of Company Step-In Rights (to the extent in excess of the Company's expenses incurred in connection therewith, including the cure or the attempted cure of the related Pulp Mill Triggering Event (as defined in the Master Operating Agreement)), (iv) monies transferred from the Completion Account to the Revenue Account pursuant to Section 3.9(c) of the Intercreditor Agreement, (v) monies transferred from any Debt Service Reserve Account to the Revenue Account pursuant to Section 4.5 of the Indenture, (vi) amounts received by the Company with respect to the 1994 Bonds and (vii) monies deposited into any Reserve Account Security Account in replacement (or satisfaction) of Reserve Account Security on deposit therein (including monies deposited into the Maintenance Plan Funding Subaccount pursuant to the last sentence of Section 3.5(a) of the Intercreditor Agreement).

         "S&P" means Standard & Poor's Ratings Group, a New York corporation.

         "Scott" means Scott Paper Company, a Pennsylvania corporation.

         "SCS" means Southern Company Services, Inc., an Alabama corporation.

         "SCS Agreement" means the Agreement dated July 14, 1995 between SCS and the Company.

         "S.D. Warren" means S.D. Warren Company, a Pennsylvania corporation.

         "SEC" means the Securities and Exchange Commission of the United States of America.

         "Secretary" means, in the case of a corporation (including Mobile Energy) or limited liability company (including the Company) the secretary or an assistant secretary of such corporation or limited liability company (as the case may be).

         "Secured Obligations" means, collectively, the Financing Liabilities, the Trustee Claims, the Collateral Agent Claims and the IDB Claims.

         "Secured Party" means Bankers Trust (Delaware) or any other Person appointed as a substitute or replacement Secured Party under the Security Agreement.

                                                     [Intercreditor Agreement]

         "Securities" has the meaning specified (a) in the case of the Indenture, in the first "WHEREAS" clause thereof and (b) in the case of the Tax-Exempt Indenture, in the last "WHEREAS" clause thereof.

         "Securities Act" means the Securities Act of 1933.

         "Security Agreement" means the Assignment and Security Agreement dated as of August 1, 1995 among the Company, the IDB and the Secured Party.

         "Security Documents" means, collectively, (a) the Mortgage, (b) the Security Agreement, (c) the Indenture (including any Series Supplemental Indenture), (d) the Intercreditor Agreement, (e) the Tax-Exempt Indenture (including any Series Supplemental Indenture), (f) the IDB Lease Agreement, (g) the Consents to Assignment and (h) each Financing Statement.

         "Security Interest" means the Liens created, or purported to be created, on Shared Collateral pursuant to any Security Document.

         "Security Register" has the meaning specified in Section 2.8 of the Indenture or Section 2.8 of the Tax-Exempt Indenture (as the case may be).

         "Security Registrar" means any Person acting as Security Registrar under the Indenture or the Tax-Exempt Indenture pursuant to Section 9.14 or
Section 9.13 (as the case may be) thereof.

         "Senior Creditor Certificate" means a certificate of a Senior Secured Party, signed by an Authorized Representative of such Senior Secured Party, (a) setting forth the principal amount of the Financing Liabilities due or owing to, or in favor of or for the benefit of, such Senior Secured Party as of the date of such certificate and the outstanding unutilized Financing Commitments of such Senior Secured Party as of the date of such certificate, (b) setting forth a contact person for such Senior Secured Party, including phone and facsimile numbers for such person, (c) directing the Collateral Agent to take a specified action and (d) stating specifically the action the Collateral Agent is directed to take and the Security Document and the provision thereof pursuant to which the Collateral Agent is being directed to act.

         "Senior Debt" means, collectively, the Outstanding Senior Securities and the outstanding Working Capital Facility Loans.

         "Senior Debt Service Coverage Ratio" means, for any period and without duplication, the ratio of (a) (i) the sum of (A) all Revenues for such period and (B) the amount of interest and other income earned and credited on monies deposited in the Accounts (to the extent retained in such Accounts) for such period minus (ii) the sum of (A) Operation and Maintenance Costs for such period (except for such costs paid with monies on deposit in the Maintenance Reserve Account and the Mill Owner Maintenance Reserve Account) and (B) the aggregate of the amounts deposited into the Maintenance Reserve Account for such period (but for purposes of calculating any projected Senior Debt Service Coverage Ratio, not less than the Maintenance Reserve Account Required Deposit for such period) and the Mill Owner Maintenance Reserve Account for such period to (b) the sum of
(i) all amounts payable by the Company during such period in respect of principal of and premium, if any, and interest on the Outstanding Indenture Securities, (ii) all amounts payable by the Company during such period in respect of rent under the IDB Lease Agreement, (iii) all amounts payable by the Company during such period in respect of payment obligations under the Working Capital Facility (other than repayment of principal), (iv) all amounts payable by the Company during such period as fees and other expenses (including any interest thereon) to any fiduciary acting in such capacity under the Security Documents and (v) the aggregate amount of overdue payments in respect of clauses
(b)(i) through (iv) above from previous periods, in each case determined on a cash basis in accordance with GAAP. Neither payments (including deemed payments) nor receipts (including deemed receipts) in respect of principal of or premium, if any, or interest on the 1994 Bonds shall be included for purposes of calculating the Senior Debt Service Coverage Ratio.

                                                      [Intercreditor Agreement]

         "Senior Debt Service Requirement" means, for any period, the sum of (a) all amounts payable by the Company during such period in respect of principal of and premium, if any, and interest on the Outstanding Indenture Securities, (b) all amounts payable by the Company during such period in respect of rent under the IDB Lease Agreement, (c) all amounts payable by the Company during such period in respect of payment obligations under the Working Capital Facility (other than repayment of principal), (d) all amounts payable by the Company during such period as fees and other expenses (including any interest thereon) to any fiduciary acting in such capacity under the Security Documents and (e) the aggregate amount of overdue payments in respect of the foregoing from previous periods, in each case determined on a cash basis in accordance with GAAP.

         "Senior Debt Termination Date" means the date on which all Financing Liabilities, other than contingent liabilities and obligations that are unasserted at such date, have been paid and satisfied in full and all Financing Commitments have been terminated.

         "Senior Secured Parties" means, collectively, (a) the Indenture Trustee (on behalf of the Holders of the Indenture Securities from time to time and, solely in its capacity as trustee on behalf of such Holders, itself), (b) the Tax-Exempt Indenture Trustee (on behalf of the Holders of the Tax-Exempt Indenture Securities from time to time and, solely in its capacity as trustee on behalf of such Holders, itself) and (c) the Working Capital Facility Provider (on behalf of the Lenders from time to time and itself).

         "Senior Securities" means, collectively, the Indenture Securities and the Tax-Exempt Indenture Securities.

         "Series Supplemental Indenture" means an indenture supplemental to the Indenture or the Tax-Exempt Indenture entered into by the Mobile Energy Parties or the IDB (as the case may be) and the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) for the purpose of establishing, in accordance with such indenture, the title, form and terms of the Senior Securities of any series.

         "Shared Collateral" means all Collateral other than (a) the Collateral referenced in clause (a) of the definition of Indenture Securities Collateral and (b) the Collateral referenced in clause (a) of the definition of Tax-Exempt Indenture Securities Collateral.

         "Sinking Fund" has the meaning specified in Section 7.2 of the Indenture or Section 7.2 of the Tax-Exempt Indenture (as the case may be).

         "Sinking Fund Redemption Dates" has the meaning specified in Section
7.2 of the Indenture or Section 7.2 of the Tax-Exempt Indenture (as the case may be).

         "Sinking Fund Requirements" has the meaning specified in Section 7.2 of the Indenture or Section 7.2 of the Tax-Exempt Indenture (as the case may be).

         "Site" means the real property on which the Energy Complex is situated, as more fully described in the Mortgage.

         "Southern" means The Southern Company, a Delaware corporation.

         "Southern Credit Standard" means, at any time, (a) Southern's outstanding senior long-term Debt is then rated at least, and not rated less than, "A" by either S&P or Moody's (unless such senior long-term Debt is not then rated by either S&P or Moody's, in which case each Designated Southern Subsidiary has outstanding senior long-term Debt that is then rated at least, and not rated less than, BBB by S&P or Baa2 by Moody's) and (b) the sum of (i) cash and cash equivalents (including marketable securities) of Southern and the Designated Southern Subsidiaries, (ii) amounts available from committed credit facilities of Southern and the Designated Southern Subsidiaries and (iii) amounts available from commercial paper authorized to be issued by Southern and rated not less than A-1/P-1 by S&P or Moody's (in each case as of the end of Southern's most recently

                                                     [Intercreditor Agreement]
completed fiscal quarter and provided that such cash and cash equivalents and other amounts are available, without restriction, for distribution to the Collateral Agent or the Indenture Trustee, upon fifteen (15) days' notice) is equal to at least the aggregate amount of Southern Guaranties then outstanding multiplied by four.

         "Southern Electric" means Southern Electric International, Inc., a Delaware corporation.

         "Southern Guaranty" means one or more unconditional, absolute and irrevocable guaranties from Southern to be delivered to (a) the Collateral Agent for deposit into the Maintenance Plan Funding Subaccount or the Distribution Account pursuant to and in accordance with Section 3.15(a) of, and in substantially the form attached as Exhibit C to, the Intercreditor Agreement or
(b) the Indenture Trustee for deposit into each Debt Service Reserve Account (if any) pursuant to and in accordance with Section 4.6(a) of, and in substantially the form attached as Exhibit A to, the Indenture, provided that, in the case of clause (a) and (b) above, the Southern Credit Standard is satisfied at the time of such delivery and deposit.

         "Southern Master Tax Sharing Agreement" means the Income Tax Allocation Agreement dated as of December 29, 1981 among Southern and its corporate subsidiaries.

         "Special Record Date" means, with respect to the payment of any defaulted principal or interest, a date fixed by the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) pursuant to, in the case of the Indenture Trustee, Section 2.10 of the Indenture and, in the case of the Tax-Exempt Indenture Trustee, Section 2.10 of the Tax-Exempt Indenture.

         "Stated Maturity" means, when used with respect to any Senior Security or any installment of principal thereof or payment of interest thereon, the date specified in such Senior Security as the fixed date on which such Senior Security or such installment of principal or payment of interest is due and payable.

         "Subordinated Debt" means, collectively, Affiliate Subordinated Debt and Non-Affiliate Subordinated Debt.

         "Subordinated Debt Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

         "Subordinated Debt Provider" means any Person providing Subordinated Debt pursuant to a Subordinated Loan Agreement.

         "Subordinated Fee" means a fee in exchange for the provisions of goods or services to either of the Mobile Energy Parties, the payment of which is fully subordinated to the Secured Obligations as to payment and exercise of remedies and that is payable only to the extent it would otherwise be distributable if on deposit in the Distribution Account.

         "Subordinated Fee Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

         "Subordinated Loan Agreement" means a binding agreement with a Subordinated Debt Provider providing unsecured debt financing for the benefit of the Energy Complex and on terms and conditions that shall satisfy the requirements of the Financing Documents.

         "Supplementary Lease" means the Supplementary Lease Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1995, between Scott, as lessor, and the Company (as assignee of Mobile Energy), as lessee.

         "Tax-Exempt Bonds" means the Tax-Exempt Indenture Securities issued on the Closing Date under the Tax-Exempt Indenture.

                                                      [Intercreditor Agreement]

         "Tax-Exempt Debt Service Reserve Account" means the Account so designated established and created under Section 4.4(a) of the Tax-Exempt Indenture and any Account so designated and created under any Series Supplemental Indenture to the Tax-Exempt Indenture for the benefit of Holders of the Tax-Exempt Indenture Securities established thereunder.

         "Tax-Exempt Debt Service Reserve Account Required Balance" means (a) in respect of the Tax-Exempt Debt Service Reserve Account established and created under Section 4.4(a) of the Tax-Exempt Indenture, the amount designated in
Section 4.4(b) thereof and (b) in respect of any other Tax-Exempt Debt Service Reserve Account, the amount so designated in the Series Supplemental Indenture to the Tax-Exempt Indenture establishing such Tax-Exempt Debt Service Reserve Account.

         "Tax-Exempt Indenture" means the Amended and Restated Trust Indenture dated as of August 1, 1995 between the IDB and the Tax-Exempt Indenture Trustee.

         "Tax-Exempt Indenture Accounts" means, with respect to the Tax-Exempt Indenture Securities of any series, the Tax-Exempt Indenture Securities Account and each Tax-Exempt Debt Service Reserve Account (if any) established for the benefit of Holders of the Tax-Exempt Indenture Securities of such series.

         "Tax-Exempt Indenture Distribution Amount" means, in respect of any Excess Loss Proceeds with respect to an Event of Loss or Event of Eminent Domain to be applied pursuant to Section 6.2(b) of the Intercreditor Agreement, an amount equal to the Tax-Exempt Indenture's Percentage Share of (a) such Excess Loss Proceeds and (b) the Redistributed Proceeds with respect to such Excess Loss Proceeds.

         "Tax-Exempt Indenture Securities" means all Outstanding Debt issued pursuant to the Tax-Exempt Indenture.

         "Tax-Exempt Indenture Securities Account" means the Account so designated established and created under Section 4.1 of the Tax-Exempt Indenture.

         "Tax-Exempt Indenture Securities Collateral" means, collectively, (a) all of the collateral mortgaged, pledged or assigned, or purported to be mortgaged, pledged or assigned, to the Tax-Exempt Indenture Trustee by the IDB pursuant to the granting and assigning clauses of the Tax-Exempt Indenture and
(b) the Shared Collateral.

         "Tax-Exempt Indenture Securities Interest Subaccount" means the subaccount of the Tax-Exempt Indenture Securities Account so designated established and created under Section 4.1 of the Tax-Exempt Indenture.

         "Tax-Exempt Indenture Securities Principal Subaccount" means the subaccount of the Tax-Exempt Indenture Securities Account so designated established and created under Section 4.1 of the Tax-Exempt Indenture.

         "Tax-Exempt Indenture Securities Redemption Subaccount" means the subaccount of the Tax-Exempt Indenture Securities Account so designated established and created under Section 4.1 of the Tax-Exempt Indenture.

         "Tax-Exempt Indenture Trustee" means First Union National Bank of Georgia, a national banking association organized and existing under the laws of the United States of America.

         "Tax-Exempt Project" means those portions of the Energy Complex financed with the proceeds of the 1983 Bonds, as described generally in Exhibit A to the IDB Lease Agreement.

         "Termination Event" means, with respect to any Reserve Account Security, such Reserve Account Security shall have terminated or expired (other than any termination thereof pursuant to the last sentence of Section 3.8(c) of the Intercreditor Agreement).

                                                     [Intercreditor Agreement]

         "Third Party Engineer" means the independent engineering firm chosen from the list of engineers maintained as Schedule 1 to the Intercreditor Agreement and appointed Third Party Engineer pursuant to Section 11.2 of the Intercreditor Agreement.

         "Third Party Engineer Dispute Resolution" means the dispute resolution process involving a Third Party Engineer pursuant to Section 11.2 of the Intercreditor Agreement.

         "Tissue Mill" means the tissue mill located at the Mobile Facility, which as of the Closing Date is owned by Scott.

         "Tissue Mill Energy Services Agreement" means the Tissue Mill Energy Services Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1995, between the Tissue Mill Owner and the Company (as assignee of Mobile Energy).

         "Tissue Mill Owner" means Scott, in its capacity as owner of the Tissue Mill.

         "Total Debt Service Coverage Ratio" means, for any period and without duplication, the ratio of (a) (i) the sum of (A) all Revenues for such period and (B) the amount of interest and other income earned and credited on monies deposited in the Accounts (to the extent retained in such Accounts) for such period minus (ii) the sum of (A) Operations and Maintenance Costs for such period (except for such costs paid with monies on deposit in the Maintenance Reserve Account or the Mill Owner Maintenance Reserve Account) and (B) the aggregate of the amounts deposited into the Maintenance Reserve Account for such period (but for purposes of calculating any projected Total Debt Service Coverage Ratio, not less than the Maintenance Reserve Account Required Deposit for such period) and the Mill Owner Maintenance Reserve Account for such period to (b) the sum of (i) all amounts payable by the Company during such period in respect of principal of and premium, if any, and interest on the Outstanding Indenture Securities, (ii) all amounts payable by the Company during such period in respect of rent under the IDB Lease Agreement, (iii) all amounts payable by the Company during such period in respect of payment obligations under the Working Capital Facility (other than repayments of principal), (iv) all amounts payable by the Company as fees and other expenses (including any interest thereon) to any fiduciary acting in such capacity under the Security Documents,
(v) all amounts payable by the Company during such period in respect of principal of and premium, if any, and interest on the outstanding Subordinated Debt, (vi) all amounts payable by the Company during such period as fees and other expenses (including any interest thereon) to any Subordinated Debt Provider and (vii) the aggregate amount of overdue payments in respect of clauses (b)(i) through (vi) above from previous periods, in each case determined on a cash basis in accordance with GAAP. Neither payments (including deemed payments) nor receipts (including deemed receipts) in respect of principal of or premium, if any, or interest on the 1994 Bonds shall be included for purposes of calculating the Total Debt Service Coverage Ratio.

         "Transfer Agreement" means the Omnibus Deed, Bill of Sale, General Assignment and Conveyance Agreement dated July 14, 1995 between Mobile Energy and the Company.

         "Trigger Event" means (a) an Event of Default under the Indenture and an acceleration of Indenture Securities thereunder, (b) an Event of Default under the Tax-Exempt Indenture and an acceleration of Tax-Exempt Indenture Securities thereunder, (c) an Event of Default under the Working Capital Facility and an acceleration of Working Capital Facility Loans thereunder or (d) a Bankruptcy Event in respect of either of the Mobile Energy Parties and the expiration of the shortest applicable grace period with respect thereto.

         "Trigger Event Period" means that a Trigger Event shall have occurred and be continuing, provided that, except in the case of any such Trigger Event that shall have resulted from a Bankruptcy Event in respect of either of the Mobile

                                                      [Intercreditor Agreement]

Energy Parties, the written request of the Required Senior Creditors specified in Section 5.1(a) of the Intercreditor Agreement shall have been delivered to the Collateral Agent and not been rescinded.

         "TRT" means Three Rivers Timber Company, a Washington corporation.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which the Indenture was executed, except as provided in Section 11.6 thereof; provided, however, that if the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

         "Trustee Claims" means all obligations of the Mobile Energy Parties, now or hereafter existing, to pay fees, costs, expenses or other amounts to (a) the Indenture Trustee under the Indenture or (b) the Tax-Exempt Indenture Trustee under the Tax-Exempt Indenture.

         "Uniform Commercial Code" means the Uniform Commercial Code of the jurisdiction the law of which governs the Contract in which such term is used.

         "U.S. Government Obligations" means non-callable direct obligations of or obligations as to which the payment of principal of and interest is unconditionally guaranteed by the United States of America.

         "Water Agreement" means the Water Procurement and Effluent Service Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1995, among the Company (as assignee of Mobile Energy), the Pulp Mill Owner, the Paper Mill Owner and the Tissue Mill Owner.

         "Wind-Up Event" means, at any time upon and after a Trigger Event, the application of monies on deposit in any of the Intercreditor Agreement Accounts, or of proceeds from any sale, disposition or other realization of any Shared Collateral (other than the Intercreditor Agreement Accounts), in either case to the payment of amounts owing in respect of any Senior Debt and as a result of the exercise of remedies by the Collateral Agent under Article V of the Intercreditor Agreement.

         "Working Capital Escalation Factor" means, with respect to any Fiscal Year, a factor (calculated in June of such Fiscal Year) equal to the amount obtained by (a) dividing (i) the GDPIPD most recently published during such Fiscal Year by (ii) the GDPIPD published during the prior Fiscal Year on the date that most closely corresponds to, and is on or prior to, the date of such GDPIPD most recently published (provided that if the amount obtained is less than or equal to 1.015, then such amount shall be deemed to equal 1.015), (b) then subtracting 0.015, and (c) then multiplying by the Working Capital Escalation Factor with respect to the immediately preceding Fiscal Year.

         "Working Capital Facility" means the Revolving Credit Agreement dated as of August 1, 1995 between the Company and the Working Capital Facility Provider or any other Contract between the Company and a Working Capital Facility Provider pursuant to which funds for the working capital requirements of the Company are provided.

         "Working Capital Facility Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

         "Working Capital Facility Commitment" means the aggregate of the commitments of the Lenders under the Working Capital Facility.

         "Working Capital Facility Distribution Amount" means, in respect of any Excess Loss Proceeds with respect to an Event of Loss or Event of Eminent Domain to be applied pursuant to Section 6.2(b) of the Intercreditor Agreement and provided that the Working Capital Facility Commitment is subject to reduction in connection with such Event of Loss or Event of Eminent Domain pursuant to the

                                                     [Intercreditor Agreement]
terms of the Working Capital Facility, an amount equal to the excess, if any, of the Working Capital Facility's Percentage Share of such Excess Loss Proceeds over the unutilized Working Capital Facility Commitment in effect immediately prior to such reduction, unless the Company would not be able to borrow Working Capital Facility Loans (because the conditions set forth in Article III of the Working Capital Facility are not available or not satisfied), in which case the lesser of (a) the Working Capital Facility's Percentage Share of such Excess Loss Proceeds and (b) the outstanding Working Capital Loans at such time.

         "Working Capital Facility O&M Loan" means a Working Capital Facility Loan, to the extent the proceeds thereof are applied to Operation and Maintenance Costs other than (a) rebates to the United States government pursuant to Section 148 of the Code, (b) Maintenance Expenditures and (c) payments of IDB Claims.

         "Working Capital Facility Provider" means Banque Paribas, a French banking corporation, and each other Person providing funds to the Company pursuant to a Working Capital Facility.

         "Working Capital Facility Loan" means a Loan (as defined in the Working Capital Facility) advanced by the Working Capital Facility Provider pursuant to the Working Capital Facility.



                                                      [Intercreditor Agreement]

                                                                  Schedule 1

         Qualified Engineers


1.       R.W. Beck and Associates

2.       Jacobs-Sirrine

3.       Rust Engineering Company

                                                      [Intercreditor Agreement]

                                                                    Exhibit A




         FORM OF REQUISITION FOR DISBURSEMENT FROM LOSS PROCEEDS ACCOUNT


Requisition No. _______
Date:________________


Bankers Trust (Delaware), as Collateral Agent
c/o Bankers Trust Company
Four Albany Street, 4th Floor
New York, New York  10006
Attention:  Corporate Trust Department


Ladies and Gentlemen:

         Reference is hereby made to that certain Intercreditor and Collateral Agency Agreement, dated as of August 1, 1995, by and among First Union National Bank of Georgia, as Trustee, First Union National Bank of Georgia, as Tax-Exempt Indenture Trustee, Banque Paribas, as Working Capital Facility Provider, The Industrial Development Board of the City of Mobile, Alabama, Mobile Energy Services Company, L.L.C. (the "Company"), Mobile Energy Services Holdings, Inc. and Bankers Trust (Delaware), as Collateral Agent (as such agreement may be amended, modified or supplemented from time to time, the "Intercreditor Agreement"). Terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Intercreditor Agreement.

         The Company hereby requests, pursuant to Section 3.10(b) of the Intercreditor Agreement, that the Collateral Agent make a disbursement from the Loss Proceeds Account in the aggregate amount of $_____ (the "Requested Disbursement").

         The date that the Requested Disbursement is to be made is _____. Cash disbursement instructions for the Requested Disbursement are set forth in Annex 1 hereto.

         All monies released from the Loss Proceeds Account pursuant to this Requisition shall continue to constitute Collateral until applied in accordance with the Financing Documents, including the Mortgage.

         The undersigned, an Authorized Officer of the Company, hereby certifies in connection with this Requisition that (i) the proceeds of the Requested Disbursement will be used solely for the payment (or reimbursement, to the extent the same have been paid or satisfied by the Company) of the costs of the rebuilding, repair and restoration of the Energy Complex or the portion thereof that has been affected by an Event of Loss or an Event of Eminent Domain, or the building of a Replacement Facility as a result thereof, (ii) undisbursed funds in the Loss Proceeds Account are reasonably expected to be sufficient to complete the rebuilding, repair, restoration or replacement of the Energy Complex (such determination of sufficiency to take into account, without limitation, funds required to pay principal of and interest on the Senior Debt becoming due during such period in which commercial operation of the Energy Complex is interrupted as a result of such Event of Loss or Event of Eminent Domain), (iii) no payment default with respect to scheduled debt service under the Senior Debt has occurred and is continuing and (iv) work performed to date has been satisfactorily performed in a good and workmanlike manner and according to the rebuilding, repair, restoration or replacement plans.

         The Requested Disbursement, together with all other such requisitions made or reasonably expected to be made (i) during the current Fiscal Year, total

                                                     [Intercreditor Agreement]

                                   Exhibit A-1

$_____ in the aggregate and (ii) in respect of such Event of Loss or Event of Eminent Domain, total $_____ in the aggregate, and the approval of the Independent
Engineer hereto [is] [is not]1/ required.

         The Company hereby certifies that all conditions precedent to the Requested Disbursement as set forth in the Intercreditor Agreement have been satisfied.


                                         MOBILE ENERGY SERVICES COMPANY, L.L.C.

                                                  By:

                                                  Name:

                                                  Title:




Date:__________________________________


Approved this ___ day of __________________, ____.1



STONE & WEBSTER ENGINEERING CORPORATION


By:_______________________________________

Name:____________________________________

Title:_____________________________________
--------
1 Not required if the amount of disbursements requested pursuant to such requisition, together with the aggregate amount of disbursements requested or to be requested pursuant to all other such requisitions made or reasonably expected to be made (i) in any one Fiscal Year, does not exceed $5,000,000 or (ii) in respect of any Event of Loss or Event of Eminent Domain, does not exceed $7,500,000.


                                                    [Intercreditor Agreement]

                                   Exhibit A-2

                                                                 Exhibit B



                    FORM OF MONTHLY TRANSFER DATE CERTIFICATE


                                                    Date: ______


Bankers Trust (Delaware), as Collateral Agent
c/o Bankers Trust Company
Four Albany Street, 4th Floor
New York, New York 10006
Attention:  Corporate Trust Department

Ladies and Gentlemen:

         Reference is hereby made to that certain Intercreditor and Collateral Agency Agreement, dated as of August 1, 1995, by and among First Union National Bank of Georgia, as Indenture Trustee, First Union National Bank of Georgia, as Tax-Exempt Indenture Trustee, Banque Paribas, as Working Capital Facility Provider, The Industrial Development Board of the City of Mobile, Alabama, Mobile Energy Services Company, L.L.C., Mobile Energy Services Holdings, Inc. and Bankers Trust (Delaware), as Collateral Agent (as the same may be amended, supplemented, waived or otherwise modified from time to time, the "Intercreditor Agreement"). Terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Intercreditor Agreement.

         The Company hereby certifies, pursuant to Section 3.11 of the Intercreditor Agreement, that the following monies are to be transferred or deposited by the Collateral Agent from the Revenue Account, in the order of priority set forth in such Section 3.11 (but only to the extent such monies are then on deposit in the Revenue Account), on ___________:

     (a) $_____, for deposit into the Mill Owner Reimbursement Account pursuant to and in accordance with Section 3.11(a);

     (b) $_____, for deposit into the Working Capital Facility Account pursuant to and in accordance with Section 3.11(b) of the Intercreditor Agreement;

     (c) $_____, for deposit into the Operating Account pursuant to and in accordance with Section 3.11(c) of the Intercreditor Agreement;

     (d) $__________, to the Collateral Agent pursuant to and in accordance with Section 3.11(d) of the Intercreditor Agreement;

     (e) $__________, to the Indenture Trustee pursuant to and in accordance with Section 3.11(d) of the Intercreditor Agreement;

                                                      [Intercreditor Agreement]

                                   Exhibit B-1

     (f) $__________, to the Tax-Exempt Indenture Trustee pursuant to and in accordance with Section 3.11(d) of the Intercreditor Agreement;

     (g)  $__________,  for deposit into the Working  Capital  Facility  Account
          pursuant  to  and  in  accordance  with  Section   3.11(e)(i)  of  the
          Intercreditor Agreement;

     (h)  $__________, $__________ and $__________, to the Indenture Trustee for
          deposit into the Indenture Securities Interest Subaccount, the Indenture Securities Principal Subaccount and the Indenture Securities Redemption Subaccount pursuant to and in accordance with Section 3.11(e)(ii) of the Intercreditor Agreement, respectively;

     (i)  $__________,  $__________ and $__________, to the Tax-Exempt Indenture
          Trustee for deposit into the Tax-Exempt Indenture Securities Interest Subaccount, Tax-Exempt Indenture Securities Principal Subaccount and the Tax-Exempt Indenture Securities Redemption Subaccount pursuant to and in accordance with Section 3.11(e)(iii) of the Intercreditor Agreement, respectively;

     (j) $__________, for deposit into the Maintenance Reserve Account pursuant to and in accordance with Section 3.11(f) of the Intercreditor Agreement;

     (k) $__________, to the Indenture Trustee for deposit into each Debt Service Reserve Account pursuant to and in accordance with Section 3.11(g)(i) of the Intercreditor Agreement;

     (l) $__________, to the Tax-Exempt Indenture Trustee for deposit into each Tax-Exempt Debt Service Reserve Account pursuant to and in accordance with Section 3.11(g)(ii) of the Intercreditor Agreement;

     (m)  $__________,   to  the  Company  for  deposit   into  the  Mill  Owner
          Maintenance Reserve Account pursuant to and in accordance with Section 3.11(h) of the Intercreditor Agreement;

     (n) $__________, for deposit into the Subordinated Debt Account pursuant to and in accordance with Section 3.11(i) of the Intercreditor Agreement;

     (o) $__________, for deposit into the Subordinated Fee Account pursuant to and in accordance with Section 3.11(j) of the Intercreditor Agreement; and



                                   Exhibit B-2

     (p)  [$__________]   [any   remaining   monies],   for  deposit   into  the
          Distribution Account pursuant to and in accordance with Section 3.11(k) of the Intercreditor Agreement.


MOBILE ENERGY SERVICES COMPANY, L.L.C.

By:

Name:

Title:


Dated:


cc:      Indenture Trustee
         Tax-Exempt Indenture Trustee
         Working Capital Facility Provider

                                                      [Intercreditor Agreement]

                                   Exhibit B-3

                                                                Exhibit C-1






                   FORM OF MAINTENANCE PLAN FUNDING SUBACCOUNT
                           SOUTHERN GUARANTY AGREEMENT

                               Dated as of [_____]


         In consideration of the execution and delivery by Bankers Trust (Delaware), as collateral agent under the Intercreditor Agreement referred to below for the Senior Secured Parties referred to therein, of the Intercreditor Agreement dated as of August 1, 1995 among First Union National Bank of Georgia, as trustee for the holders of the Indenture Securities referred to therein, First Union National Bank of Georgia, as trustee for the holders of the Tax-Exempt Indenture Securities referred to therein, Banque Paribas, as the Working Capital Provider referred to therein, The Industrial Development Board of The City of Mobile, Alabama, Mobile Energy Services Company, L.L.C., an Alabama limited liability company (the "Company"), Mobile Energy Services Holdings, Inc., an Alabama corporation ("Mobile Energy"), and Bankers Trust (Delaware), as such collateral agent (the "Guaranteed Party") (such Intercreditor Agreement, as it may be amended, restated, supplemented, waived or otherwise modified, hereinafter the "Intercreditor Agreement") and of the rights of the Company under Section 3.15(a) thereof, and acknowledging that such execution and delivery and such rights of the Company constitute indirect benefit to the Guarantor at least equal to the Available Amount (as defined herein), The Southern Company, a Delaware corporation (the "Guarantor"), hereby agrees with the Guaranteed Party as follows (with terms not defined herein having the meanings ascribed to them in the Intercreditor Agreement):

         1. Guaranty. The Guarantor hereby (a) guarantees to the Guaranteed Party the due and punctual payment, observance and performance of all indebtedness, liabilities, obligations, covenants and duties of, and all terms and conditions to be observed by, the Company due or owing under Section 3.15(c)(i) of the Intercreditor Agreement, in each case (i) whether due or owing to, or in favor or for the benefit of, the Guaranteed Party for its own benefit and the benefit of the Senior Secured Parties and the Holders from time to time, any other Person that becomes the Guaranteed Party by reason of any succession or assignment at any time thereafter or any Intercreditor Party and (ii) whether or not an allowable claim against the Company under the Bankruptcy Code, or otherwise enforceable against the Company, and including, in any event, interest accruing as provided in clause (F) below after the filing by or against the Company of a petition under the Bankruptcy Code (collectively, the "Guaranteed Obligations"), in accordance with their respective terms and when and as due, without regard to any counterclaim, set-off, deduction or defense of any kind that the Company may have or assert and (b) agrees so to pay, observe or perform the same when so due, or deemed to be due, upon demand; provided, however, that the amount of the payment obligations of the Guarantor in respect of the Guaranteed Obligations hereunder shall not at any time exceed the Available

                                                      [Intercreditor Agreement]

                                  Exhibit C-1-1

Amount. For purposes of this Agreement, "Available Amount" means (A) $[_____] minus (B) the aggregate amount of any monies (including interest) paid in respect of each call honored by the Guarantor under this Agreement minus (C) the amount of any monies deposited into the Maintenance Plan Funding Subaccount pursuant to the last sentence of Section 3.5(a) of the Intercreditor Agreement minus (D) the amount of any other Reserve Account Security deposited into the Maintenance Plan Funding Subaccount to the extent that monies are not withdrawn therefrom on account of the deposit of such Reserve Account Security plus (E) the aggregate amount of monies withdrawn on account of this Agreement from the Maintenance Plan Funding Subaccount following the delivery of this Agreement to the Guaranteed Party pursuant to the first sentence of Section 3.15(a) of the Intercreditor Agreement (which shall not include any amounts (if any) that may be deemed to have been withdrawn therefrom on the Closing Date) plus (F) if any call honored by the Guarantor under this Agreement is with respect to a Debt Service Event, the amount of any interest from (and including) the Business Day following the date of any written demand on the Guarantor for payment of any of the Guaranteed Obligations to (but excluding) the date of such payment at the rate of interest equal to the then highest yield on any of the outstanding Senior Debt plus two percent (2%) (provided that no such interest shall be payable with respect to any amounts paid on the Business Day following the date of any such written demand)[; provided, however, that in no event shall the Available Amount exceed $[_____] plus interest as provided in clause (F) above]. Upon the written request of the Guarantor, the Guaranteed Party shall provide the Guarantor with a statement of the Available Amount and a calculation thereof. Upon the written request of the Guaranteed Party, the Guarantor shall confirm such statement and calculation.

         2. Guaranty Absolute. (a) The Guarantor guarantees that the Guaranteed Obligations will be paid and performed strictly in accordance with the terms of the Intercreditor Agreement, regardless of any law or regulation now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Guaranteed Party with respect thereto. The obligations of the Guarantor under this Agreement are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Agreement, irrespective of whether or not any action is brought against the Company or whether or not the Company is joined in any such action or actions. The obligations of the Guarantor under this Agreement shall be irrevocable, absolute and unconditional, shall constitute a guaranty of payment and performance and not a guaranty of collection, shall be as primary obligor and not as surety only and shall be irrevocable, in each case irrespective of: (i) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of, or any consent to departure from, the Intercreditor Agreement, or any discharge, disallowance, invalidity, voidness or other unenforceability of the Guaranteed Obligations; (ii) the existence of any claim, set-off, defense or other right that the Company or the Guarantor may have at any time against the Guaranteed Party, whether in connection with this Agreement, the Intercreditor Agreement or any unrelated transaction; (iii) any change, restructuring or termination of the corporate structure or existence of the Company or the partial or total substitution of any other Person in the place of the Company under the Intercreditor Agreement whether by assignment, foreclosure or otherwise; or (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Guaranteed Party upon the insolvency,

                                                      [Intercreditor Agreement]

                                  Exhibit C-1-2
bankruptcy or reorganization of the Company or the Guarantor or otherwise, all as though such payment had not been made.

         (b) This Agreement shall not confer upon the Guaranteed Party or any other Person any right of payment or enforcement with respect to the Company under the Intercreditor Agreement that is in any manner broader or more expansive than such Persons' rights of payment and enforcement, if any, with respect to the Company under the Intercreditor Agreement.

         3. Waiver. The Guarantor hereby waives promptness, diligence, presentment, demand of payment, notice of acceptance, notice of the incurrence or renewal of any of the Guaranteed Obligations and any other notice with respect to any of the Guaranteed Obligations and this Agreement and any requirement that the Guaranteed Party exhaust any right or take any action against the Company or any other Person or entity.

         4. Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder, the Guarantor hereby irrevocably waives any and all rights of subrogation to the rights of the Guaranteed Party against the Company and any and all rights of reimbursement, assignment, indemnification or implied contract or any similar rights against the Company or against any endorser or other guarantor of all or any part of the Guaranteed Obligations until such time as the Guaranteed Obligations guaranteed hereby have been paid, performed and observed in full. If, notwithstanding the foregoing, any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of such Guaranteed Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Guaranteed Party, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Guaranteed Party in the exact form received by the Guarantor, to be applied against such Guaranteed Obligations, whether matured or unmatured, in such order as the Guaranteed Party may determine.

         5. Representations and Warranties. The Guarantor hereby represents and warrants as follows:

                  (a) The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

                  (b) The execution and delivery by the Guarantor of this Agreement, and the performance by the Guarantor of its obligations hereunder (i) are within the Guarantor's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene its articles of incorporation or bylaws or any law or regulation applicable to or binding on the Guarantor or any of its properties and (iv) do not require the consent or approval of any Person that has not already been obtained.

                  (c) This Agreement constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                                                     [Intercreditor Agreement]

                                  Exhibit C-1-3

         6. Continuing Guaranty; Assignment. This Agreement is a continuing guaranty and shall (a) apply to all Guaranteed Obligations whenever arising pursuant to the terms herein, (b) be binding upon the Guarantor and its successors and permitted assigns and (c) inure to the benefit of, and be enforceable by, the Guaranteed Party and its successors and permitted assigns. The Guarantor may not assign its obligations under this Agreement without the prior written consent of the Guaranteed Party, which consent may be withheld in the Guaranteed Party's sole discretion. The Guaranteed Party may not assign its rights under this Agreement without the prior written consent of the Guarantor, which consent may be withheld in the Guarantor's sole discretion.

         7. Notices; Transfer of Funds. (a) The Guarantor shall provide the Guaranteed Party, no later than forty-five (45) days after the end of each fiscal quarter of the Guarantor, an Officer's Certificate of the Guarantor certifying as to the determination of whether or not the Southern Credit Standard has been satisfied as of the end of such fiscal quarter.

         (b) All notices, requests, demands and other communications that are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received, if personally delivered; when transmitted, if transmitted by telecopy, electronic or digital transmission method, subject to the sender's facsimile machine receiving the correct answerback of the addressee and confirmation of uninterrupted transmission by a transmission report or the recipient confirming by telephone to sender that such recipient has received the facsimile message and subject to a copy being sent the same day for next day delivery by a reputable overnight delivery service; the day after it is sent, if sent for next day delivery to a domestic address by a reputable overnight delivery service; and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent
(i) if to the Guaranteed Party, to its address set forth in Section 12.4 of the Intercreditor Agreement and (ii) if to the Guarantor, to:

                  The Southern Company
                  64 Perimeter Center East
                  Atlanta, Georgia 30364
                  Attention:  Secretary
                  Telecopy:  404-668-3559

                  with a copy of any demand for payment or notice of breach or default to:

                  Troutman Sanders
                  600 Peachtree Street, N.E.
                  Suite 5200
                  Atlanta, Georgia 30308-2216
                  Attention:  John T.W. Mercer, Esq.
                  Telecopy:  404-885-3525

or to such other place and with such other copies as the Guaranteed Party or the Guarantor may designate as to itself by written notice to the other pursuant to this Section 7(b).


                                                     [Intercreditor Agreement]

                                  Exhibit C-1-4

         (c) Payments to be made to the Guaranteed Party hereunder shall be made by wire transfer of funds to the Guaranteed Party, c/o Bankers Trust Company, for deposit into the Maintenance Plan Funding Subaccount established and created under the Intercreditor Agreement (ABA No.: 021001033; Account No. 15348), at Bankers Trust Company, Four Albany Street, New York, New York 10006 or such other account as the Guaranteed Party may designate by notice hereunder.

         8. Delay and Waiver. No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         9. Entire Agreement; Amendments. This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings with respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail. This Agreement may only be amended or modified by an instrument in writing signed by each of the Guarantor and the Guaranteed Party.

         10. Headings. The headings of the various Sections of this Agreement are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

         11. Governing Law; Consent to Jurisdiction. (a) The rights and duties of the Guaranteed Party and the Guarantor under this Agreement shall, pursuant to Section 5-1401 of the New York General Obligations Law, be governed by the law of the State of New York, without reference to the choice of law provisions of New York law thereof (other than such Section 5-1401).

         (b) Each party hereto irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of this Agreement may be brought in the United States District Court for the Southern District of New York or, if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in New York, New York; (ii) consents to the jurisdiction of any such court in any such suit, action or proceeding; and (iii) waives any objection that such party may have to the laying of venue of any such suit, action or proceeding in any such court.

         12. WAIVER OF JURY TRIAL. EACH OF THE GUARANTOR AND THE GUARANTEED PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

         13. Severability. Any provision of this Agreement that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and

                                                     [Intercreditor Agreement]

                                  Exhibit C-1-5
any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         14. No Recourse to Affiliates. Any obligations created herein shall be the sole obligations of the Guarantor, unless and to the extent that such obligations are assigned or delegated by the Guarantor pursuant to Section 6. The Guaranteed Party shall not have recourse to any subsidiary, partner, joint venturer, affiliate, director or officer of the Guarantor (or of any Person to whom the Guarantor's obligations hereunder are assigned or delegated pursuant to
Section 6) for the performance of such obligations unless the obligations are assumed in writing by the Person against whom recourse is sought.

         15. Termination. Subject to the last sentence of Section 2(a), this Agreement shall immediately terminate and be of no further force and effect upon the earlier to occur of (a) the reduction of the Available Amount to zero in accordance with Section 1 (including the deposit of other Reserve Account Security or any monies into the Maintenance Plan Funding Subaccount in an amount equal to the then Available Amount, to the extent that, in the case of such Reserve Account Security, monies are not withdrawn from the Maintenance Plan Funding Subaccount on account of the deposit of such Reserve Account Security) or (b) the payment, observance and performance of the Guaranteed Obligations guaranteed hereby. Upon such termination, the Guaranteed Party shall deliver to the Guarantor written evidence in form and substance reasonably satisfactory to the Guarantor of such termination and of the release of the Guarantor from all of its obligations hereunder.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                                     [Intercreditor Agreement]

                                  Exhibit C-1-6

         IN WITNESS WHEREOF, the Guarantor and the Guaranteed Party have caused this Agreement to be duly executed by their duly authorized officers, all as of the date hereof.


                   THE SOUTHERN COMPANY


          By
                               Name:
                               Title:


          BANKERS TRUST (DELAWARE),
            as Collateral Agent



          By
                               Name:
                               Title:


                                                [MPFS Southern Guaranty]

                                                             Exhibit C-2



                          FORM OF DISTRIBUTION ACCOUNT
                           SOUTHERN GUARANTY AGREEMENT

                               Dated as of [_____]


         In consideration of the execution and delivery by Bankers Trust (Delaware), as collateral agent under the Intercreditor Agreement referred to below for the Senior Secured Parties referred to therein, of the Intercreditor Agreement dated as of August 1, 1995 among First Union National Bank of Georgia, as trustee for the holders of the Indenture Securities referred to therein, First Union National Bank of Georgia, as trustee for the holders of the Tax-Exempt Indenture Securities referred to therein, Banque Paribas, as the Working Capital Provider referred to therein, The Industrial Development Board of The City of Mobile, Alabama, Mobile Energy Services Company, L.L.C., an Alabama limited liability company (the "Company"), Mobile Energy Services Holdings, Inc., an Alabama corporation ("Mobile Energy"), and Bankers Trust (Delaware), as such collateral agent (the "Guaranteed Party") (such Intercreditor Agreement, as it may be amended, restated, supplemented, waived or otherwise modified, hereinafter the "Intercreditor Agreement") and of the rights of the Company under Section 3.15(a) thereof, and acknowledging that such execution and delivery and such rights of the Company constitute indirect benefit to the Guarantor at least equal to the Available Amount (as defined herein), The Southern Company, a Delaware corporation (the "Guarantor"), hereby agrees with the Guaranteed Party as follows (with terms not defined herein having the meanings ascribed to them in the Intercreditor Agreement):

         1. Guaranty. The Guarantor hereby (a) guarantees to the Guaranteed Party the due and punctual payment, observance and performance of all indebtedness, liabilities, obligations, covenants and duties of, and all terms and conditions to be observed by, the Company due or owing under Section 3.15(c)(ii) of the Intercreditor Agreement, in each case (i) whether due or owing to, or in favor or for the benefit of, the Guaranteed Party for its own benefit and the benefit of the Senior Secured Parties and the Holders from time to time, any other Person that becomes the Guaranteed Party by reason of any succession or assignment at any time thereafter or any Intercreditor Party and
(ii) whether or not an allowable claim against the Company under the Bankruptcy Code, or otherwise enforceable against the Company, and including, in any event, interest accruing as provided in clause (D) below after the filing by or against the Company of a petition under the Bankruptcy Code (collectively, the "Guaranteed Obligations"), in accordance with their respective terms and when and as due, without regard to any counterclaim, set-off, deduction or defense of any kind that the Company may have or assert and (b) agrees so to pay, observe or perform the same when so due, or deemed to be due, upon demand; provided, however, that the amount of the payment obligations of the Guarantor in respect of the Guaranteed Obligations hereunder shall not at any time exceed the Available Amount. For purposes of this Agreement, "Available Amount" means (A) $[_____] minus (B) the aggregate amount of any monies (including interest) paid in respect of each call honored by the Guarantor under this Agreement minus (C) the amount of any other Reserve Account


                                  Exhibit C-2-1

Security or any monies not then constituting Revenues deposited into the Distribution Account to the extent that, in the case of such Reserve Account Security, monies are not withdrawn from the Distribution Account on account of the deposit of such Reserve Account Security plus (D) if any call honored by the Guarantor under this Agreement is with respect to a Debt Service Event, the amount of any interest from (and including) the Business Day following the date of any written demand on the Guarantor for payment of any of the Guaranteed Obligations to (but excluding) the date of such payment at the rate of interest equal to the then highest yield on any of the outstanding Senior Debt plus two percent (2%) (provided that no such interest shall be payable with respect to any amounts paid on the Business Day following the date of any such written demand)[; provided, however, that in no event shall the Available Amount exceed [_____] plus interest as provided in clause (D) above]. Upon the written request of the Guarantor, the Guaranteed Party shall provide the Guarantor with a statement of the Available Amount and a calculation thereof. Upon the written request of the Guaranteed Party, the Guarantor shall confirm such statement and calculation.

         2. Guaranty Absolute. (a) The Guarantor guarantees that the Guaranteed Obligations will be paid and performed strictly in accordance with the terms of the Intercreditor Agreement, regardless of any law or regulation now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Guaranteed Party with respect thereto. The obligations of the Guarantor under this Agreement are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Agreement, irrespective of whether or not any action is brought against the Company or whether or not the Company is joined in any such action or actions. The obligations of the Guarantor under this Agreement shall be irrevocable, absolute and unconditional, shall constitute a guaranty of payment and performance and not a guaranty of collection, shall be as primary obligor and not as surety only and shall be irrevocable, in each case irrespective of: (i) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of, or any consent to departure from, the Intercreditor Agreement, or any discharge, disallowance, invalidity, voidness or other unenforceability of the Guaranteed Obligations; (ii) the existence of any claim, set-off, defense or other right that the Company or the Guarantor may have at any time against the Guaranteed Party, whether in connection with this Agreement, the Intercreditor Agreement or any unrelated transaction; (iii) any change, restructuring or termination of the corporate structure or existence of the Company or the partial or total substitution of any other Person in the place of the Company under the Intercreditor Agreement whether by assignment, foreclosure or otherwise; or (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Guaranteed Party upon the insolvency, bankruptcy or reorganization of the Company or the Guarantor or otherwise, all as though such payment had not been made.

         (b) This Agreement shall not confer upon the Guaranteed Party or any other Person any right of payment or enforcement with respect to the Company under the Intercreditor Agreement that is in any manner broader or more expansive than such Persons' rights of payment and enforcement, if any, with respect to the Company under the Intercreditor Agreement.



                                  Exhibit C-2-2

         3. Waiver. The Guarantor hereby waives promptness, diligence, presentment, demand of payment, notice of acceptance, notice of the incurrence or renewal of any of the Guaranteed Obligations and any other notice with respect to any of the Guaranteed Obligations and this Agreement and any requirement that the Guaranteed Party exhaust any right or take any action against the Company or any other Person or entity.

         4. Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder, the Guarantor hereby irrevocably waives any and all rights of subrogation to the rights of the Guaranteed Party against the Company and any and all rights of reimbursement, assignment, indemnification or implied contract or any similar rights against the Company or against any endorser or other guarantor of all or any part of the Guaranteed Obligations until such time as the Guaranteed Obligations guaranteed hereby have been paid, performed and observed in full. If, notwithstanding the foregoing, any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of such Guaranteed Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Guaranteed Party, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Guaranteed Party in the exact form received by the Guarantor, to be applied against such Guaranteed Obligations, whether matured or unmatured, in such order as the Guaranteed Party may determine.

         5. Representations and Warranties. The Guarantor hereby represents and warrants as follows:

                  (a) The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

                  (b) The execution and delivery by the Guarantor of this Agreement, and the performance by the Guarantor of its obligations hereunder (i) are within the Guarantor's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene its articles of incorporation or bylaws or any law or regulation applicable to or binding on the Guarantor or any of its properties and (iv) do not require the consent or approval of any Person that has not already been obtained.

                  (c) This Agreement constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         6. Continuing Guaranty; Assignment. This Agreement is a continuing guaranty and shall (a) apply to all Guaranteed Obligations whenever arising pursuant to the terms herein, (b) be binding upon the Guarantor and its successors and permitted assigns and (c) inure to the benefit of, and be enforceable by, the Guaranteed Party and its successors and permitted assigns. The Guarantor may not assign its obligations under this Agreement without the prior written consent of the Guaranteed Party, which consent may be withheld in the Guaranteed Party's sole discretion. The Guaranteed Party may not assign its rights under this Agreement without the


                                  Exhibit C-2-3
prior written consent of the Guarantor, which consent may be withheld in the Guarantor's sole discretion.

         7. Notices; Transfer of Funds. (a) The Guarantor shall provide the Guaranteed Party, no later than forty-five (45) days after the end of each fiscal quarter of the Guarantor, an Officer's Certificate of the Guarantor certifying as to the determination of whether or not the Southern Credit Standard has been satisfied as of the end of such fiscal quarter.

         (b) All notices, requests, demands and other communications that are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received, if personally delivered; when transmitted, if transmitted by telecopy, electronic or digital transmission method, subject to the sender's facsimile machine receiving the correct answerback of the addressee and confirmation of uninterrupted transmission by a transmission report or the recipient confirming by telephone to sender that such recipient has received the facsimile message and subject to a copy being sent the same day for next day delivery by a reputable overnight delivery service; the day after it is sent, if sent for next day delivery to a domestic address by a reputable overnight delivery service; and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent
(i) if to the Guaranteed Party, to its address set forth in Section 12.4 of the Intercreditor Agreement and (ii) if to the Guarantor, to:

                  The Southern Company
                  64 Perimeter Center East
                  Atlanta, Georgia 30364
                  Attention:  Secretary
                  Telecopy:  404-668-3559

                  with a copy of any demand for payment or notice of breach or default to:

                  Troutman Sanders
                  600 Peachtree Street, N.E.
                  Suite 5200
                  Atlanta, Georgia 30308-2216
                  Attention:  John T.W. Mercer, Esq.
                  Telecopy:  404-885-3525

or to such other place and with such other copies as the Guaranteed Party or the Guarantor may designate as to itself by written notice to the other pursuant to this Section 7(b).

         (c) Payments to be made to the Guaranteed Party hereunder shall be made by wire transfer of funds to the Guaranteed Party, c/o Bankers Trust Company, for deposit into the Distribution Account established and created under the Intercreditor Agreement (ABA No.: 021001033; Account No. 15346), at Bankers Trust Company, Four Albany Street, New York, New York 10006 or such other account as the Guaranteed Party may designate by notice hereunder.



                                  Exhibit C-2-4

         8. Delay and Waiver. No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         9. Entire Agreement; Amendments. This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings with respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail. This Agreement may only be amended or modified by an instrument in writing signed by each of the Guarantor and the Guaranteed Party.

         10. Headings. The headings of the various Sections of this Agreement are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

         11. Governing Law; Consent to Jurisdiction. (a) The rights and duties of the Guaranteed Party and the Guarantor under this Agreement shall, pursuant to Section 5-1401 of the New York General Obligations Law, be governed by the law of the State of New York, without reference to the choice of law provisions of New York law thereof (other than such Section 5-1401).

         (b) Each party hereto irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of this Agreement may be brought in the United States District Court for the Southern District of New York or, if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in New York, New York; (ii) consents to the jurisdiction of any such court in any such suit, action or proceeding; and (iii) waives any objection that such party may have to the laying of venue of any such suit, action or proceeding in any such court.

         12. WAIVER OF JURY TRIAL. EACH OF THE GUARANTOR AND THE GUARANTEED PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

         13. Severability. Any provision of this Agreement that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         14. No Recourse to Affiliates. Any obligations created herein shall be the sole obligations of the Guarantor, unless and to the extent that such obligations are assigned or delegated by the Guarantor pursuant to Section 6. The Guaranteed Party shall not have recourse to any subsidiary, partner, joint venturer, affiliate, director or officer of the Guarantor (or of


                                  Exhibit C-2-5
any Person to whom the Guarantor's obligations hereunder are assigned or delegated pursuant to Section 6) for the performance of such obligations unless the obligations are assumed in writing by the Person against whom recourse is sought.

         15. Termination. Subject to the last sentence of Section 2(a), this Agreement shall immediately terminate and be of no further force and effect upon the earlier to occur of (a) the reduction of the Available Amount to zero in accordance with Section 1 (including the deposit of other Reserve Account Security or any monies not then constituting Revenues into the Distribution Account in an amount equal to the then Available Amount, to the extent that, in the case of such Reserve Account Security, monies are not withdrawn from the Distribution Account on account of the deposit of such Reserve Account Security), (b) the payment, observance and performance of the Guaranteed Obligations guaranteed hereby or (c) the termination of this Agreement pursuant to the last sentence of Section 3.8(c) of the Intercreditor Agreement. Upon such termination, the Guaranteed Party shall deliver to the Guarantor written evidence in form and substance reasonably satisfactory to the Guarantor of such termination and of the release of the Guarantor from all of its obligations hereunder.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


                                  Exhibit C-2-6

         IN WITNESS WHEREOF, the Guarantor and the Guaranteed Party have caused this Agreement to be duly executed by their duly authorized officers, all as of the date hereof.


                          THE SOUTHERN COMPANY


                 By:
                                      Name:
                                      Title:


                 BANKERS TRUST (DELAWARE),
                   as Collateral Agent



                 By:
                                      Name:
                                      Title:

                                                         [DA Southern Guaranty]

                                                                      EXHIBIT D


                          FORM OF CONSENT TO ASSIGNMENT


         THIS CONSENT TO ASSIGNMENT (this "Consent"), dated as of [_____], is executed by [_____], a [_____] (the "Consenting Party"), MOBILE ENERGY SERVICES COMPANY, L.L.C., an Alabama limited liability company (the "Company"), and BANKERS TRUST (DELAWARE), a Delaware banking corporation, as Collateral Agent for the Senior Secured Parties (as hereinafter defined) (the "Collateral Agent").

                              W I T N E S S E T H:

                  WHEREAS, the Company, Mobile Energy Services Holdings, Inc. (formerly known as Mobile Energy Services Company, Inc.), an Alabama corporation ("Mobile Energy"), and First Union National Bank of Georgia, as trustee (in such capacity, the "Indenture Trustee"), have entered into a Trust Indenture dated as of August 1, 1995 (as the same may be amended, supplemented, waived or otherwise modified, the "Indenture"), pursuant to which the Company (i) has issued its First Mortgage Bonds, the proceeds of which were used to (among other things) repay to The Southern Company a portion of the amounts advanced to pay certain costs associated with the acquisition of the energy and black liquor recovery complex located at an integrated pulp, paper and tissue manufacturing facility in Mobile, Alabama (together with the related real property rights and other related assets of the Company, the "Energy Complex") and (ii) may, from time to time, issue additional Senior Debt (as defined in the Indenture);

                  WHEREAS, the Company, Mobile Energy and The Industrial Development Board of the City of Mobile, Alabama (the "IDB") have entered into an Amended and Restated Lease and Agreement dated as of August 1, 1995 with respect to a portion of the Energy Complex relating to the IDB's Solid Waste Revenue Refunding Bonds (Mobile Energy Services Company, L.L.C. Project), Series 1995, issued for the benefit of the Company pursuant to an Amended and Restated Trust Indenture dated as of August 1, 1995 (as the same may be amended, supplemented, waived or otherwise modified, the "Tax-Exempt Indenture") between the IDB and First Union National Bank of Georgia, as trustee (in such capacity, the "Tax-Exempt Trustee"). The proceeds of the Tax-Exempt Bonds were used to refinance certain outstanding tax-exempt bonds and to pay for certain other costs. The Company may cause the IDB to issue, from time to time, additional Senior Debt under the Tax-Exempt Indenture;

                  WHEREAS, the Company and Banque Paribas (together with any lender that is or becomes a provider of the Working Capital Facility (as hereinafter defined), the "Working Capital Facility Provider" and, together with the Indenture Trustee and the Tax-Exempt Trustee, the "Senior Secured Parties") have entered into a Revolving Credit Facility dated as of August 1, 1995 (as the same may be amended, supplemented, waived or otherwise modified and, together with any replacement working capital facility, the


                                   Exhibit D-1

         "Working Capital Facility"), borrowings under which will be used from time to time to finance certain working capital requirements of the Company;

                  WHEREAS, the Consenting Party and the Company have entered into [specify contracts entered into between the Consenting Party and the Company] (collectively, as the same may be amended, supplemented, waived or otherwise modified, the "Contracts");

                  WHEREAS, the Collateral Agent has been granted a security interest in the Contracts and the Energy Complex for the benefit of the Senior Secured Parties pursuant to an Assignment and Security Agreement dated as of August 1, 1995 between the Collateral Agent and the Company and a Leasehold Mortgage, Assignment of Leases, Rents, Issues and Profits dated as of August 1, 1995 between the Collateral Agent and the Company; and

                  WHEREAS, the Collateral Agent, the Senior Secured Parties, the Company and Mobile Energy have entered into a Intercreditor and Collateral Agency Agreement dated as of August 1, 1995 (as the same may be amended, supplemented, waived or otherwise modified, the "Intercreditor Agreement").

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows.

         1. Consent to Assignment. The Consenting Party hereby irrevocably consents to the Company's assignment of the Contracts to the Collateral Agent as security; and the Consenting Party shall, at the Collateral Agent's request in the exercise of its rights as Collateral Agent, continue performance under the Contracts in accordance with their terms and the terms of this Consent to Assignment.

         2. No Defaults. The Consenting Party represents and warrants to, and agrees with, the Collateral Agent that (a) the Consenting Party shall perform and comply with all material terms and provisions of the Contracts applicable to it, (b) the Contracts are in full force and effect and there are no [further] amendments, modifications or supplements thereto, either oral or written, (c) the Consenting Party has not assigned, transferred or hypothecated any of its right, title and interest in and to any of the Contracts or any interest therein, (d) the Consenting Party has no knowledge of any default by the Company in any respect in the performance of any provision of any of the Contracts or of any claims or rights of set-off by the Consenting Party or any of its affiliates against the Company, the Company has fulfilled all of its obligations under the Contracts required to be performed on or prior to the date hereof and there are no breaches or unsatisfied conditions presently existing (or that, with the giving of notice or the passage of time or both, would exist) or that would result from the consummation of any transaction contemplated by the Contracts or this Consent to Assignment to take place on the date hereof that would allow the Consenting Party to terminate this Consent to Assignment or the Contracts, (e) none of the Company's rights under any of the Contracts has been waived, (f) the security assignment of the Contracts by the Company to the Collateral Agent, and the acknowledgment of and consent to such assignment by the Consenting Party, will not cause or constitute a default under any of the Contracts or an event or condition that, with the giving of notice or the passage


                                   Exhibit D-2
of time or both, would constitute a default under any of the Contracts and (g) a foreclosure or other exercise of remedies under the Financing Documents or any sale thereunder by the Collateral Agent or any of its designees or assignees, whether by judicial proceedings or under any power of sale contained therein, or any conveyance from the Company or the Collateral Agent or any such designee or assignee, in lieu thereof, shall not cause or constitute a default under any of the Contracts or an event or condition that, with the giving of notice or the passage of time or both, would constitute a default under any of the Contracts.

         3. Notice of Termination, Transfer, Etc.. (a) The Consenting Party will not, without the prior written consent of the Collateral Agent, (i) cancel, suspend or terminate any of the Contracts, except as provided in the Contracts and in accordance with Section 3(b) hereof, or consent to or accept any cancellation, suspension or termination thereof by the Company, (ii) sell, assign or otherwise dispose of (by operation of law or otherwise) any part of its interest in the Contracts, (iii) amend or modify the Contracts in any respect that may reasonably be expected to have a material effect on the Company's rights or obligations or (iv) claim prevention of or interference with performance of its obligations under the Contracts. The Consenting Party agrees to deliver duplicates or copies of all (i) notices of default delivered under or pursuant to any of the Contracts to the Collateral Agent promptly upon delivery thereof to the Company (and the Consenting Party agrees that no such notice of default shall be effective until received by the Collateral Agent) and (ii) amendments to any of the Contracts (and the Consenting Party agrees that no such amendment shall be effective until received by the Collateral Agent).

         (b) The Consenting Party will not exercise any right it may have under any of the Contracts, at law or in equity, to cancel, suspend or terminate any such Contract (other than upon the stated expiration of the term of such Contract) or any of its obligations thereunder on account of any default, breach or other act or omission of the Company thereunder without (i) in the case of a default by the Company that is the failure by the Company to pay amounts to the Consenting Party that are due and payable under the Contracts, first providing to the Collateral Agent written notice of such default, breach or other act or omission and the greater of (A) the cure period specified in such Contract and
(B) ninety (90) days [If ninety (90) days is impracticable, then sixty (60) days] from the date such notice is received by the Collateral Agent to pay such amounts and (ii) in the case of a default, breach or other act or omission that cannot be cured by the payment of money to the Consenting Party, first providing to the Collateral Agent written notice of such default, breach or other act or omission and the greater of (A) the cure period specified in such Contract and
(B) one hundred and eighty (180) days from the date such notice is received by the Collateral Agent to cure such breach or default so long as the Collateral Agent or its designee shall have commenced to cure such breach, default or other act or omission within ninety (90) days and thereafter diligently pursues such cure to completion or, with respect to any default, breach or other act or omission that is not susceptible of being cured by the Collateral Agent, to rectify, to the Consenting Party's reasonable satisfaction, the effect on the Consenting Party thereof within one hundred and eighty (180) days from the date such notice is received by the Collateral Agent. If possession of the Energy Complex (by way of foreclosure proceedings or otherwise) is necessary to cure such breach, default or other act or omission, the Collateral Agent or its successor, transferee or assignee will be allowed a reasonable additional period to complete such proceedings or otherwise accomplish such possession, provided that in no event shall such additional period exceed ninety (90) days.


                                   Exhibit D-3

         If the Collateral Agent or its successor, transferee or assignee is prohibited by any court order or bankruptcy or insolvency proceedings from curing the default, breach or other act or omission or from commencing or prosecuting foreclosure proceedings, the foregoing time periods shall be extended by the period of such prohibition. The Consenting Party consents to the transfer of the Company's interest under the Contracts to the Collateral Agent for the benefit of the Senior Secured Parties or a purchaser or grantee at a foreclosure sale by judicial or nonjudicial foreclosure and sale or by a conveyance by the Company in lieu of foreclosure and agrees that, upon such foreclosure, sale or conveyance, the Consenting Party shall recognize the Collateral Agent or such other purchaser or grantee as the applicable party under any Contracts so transferred, provided that the Collateral Agent or such purchaser or grantee assumes the obligations of the Company under such Contracts.

         The notice specified in this Section 3(b) shall be in writing and shall be addressed to the Collateral Agent as set forth below or to such other address as the Collateral Agent may have specified by written notice delivered in accordance herewith. Such notice shall be effective (a) if by telecopier, when transmitted to the telecopier number specified herein and received at such number, (b) if by registered or certified mail, postage prepaid, return receipt requested, on the third business day after delivered to a United States post office and a receipt therefor is issued thereby or (c) if by any other means, when delivered to the specified address.

                  Bankers Trust (Delaware)
                  c/o Bankers Trust Company
                  Four Albany Street, 4th Floor
                  New York, New York 10006
                  Attention:  Corporate Trust Department

                  Telecopier No.:  212-250-6961

Failure of the Consenting Party to provide such notice to the Collateral Agent shall not constitute a breach of this Consent to Assignment, and the Collateral Agent agrees that the Consenting Party shall have no liability to the Collateral Agent for such failure whatsoever; provided, however, that no cancellation, suspension or termination of any of the Contracts by the Consenting Party, or of any of the Consenting Party's obligations thereunder by the Consenting Party, shall be binding upon the Collateral Agent without such notice and the expiration of the applicable cure period set forth in this Section 3(b).

         4. No Previous Assignment. Except for the assignment contemplated by this Consent to Assignment, the Consenting Party represents and warrants to the Collateral Agent that it has no actual notice of any assignment of any of the Contracts and that it has not previously consented to any assignment, transfer or hypothecation of any of the Contracts or any interest therein by the Company.

         5. Payments to Revenue Account. The Consenting Party hereby agrees that, until the Collateral Agent has given the Consenting Party written notice that the obligations secured by the Contracts have been paid, observed and satisfied in full, all payments to be made by the Consenting Party pursuant to the terms of any of the Contracts shall be in lawful money of the United States of America, in immediately available funds, directly to the Collateral Agent, c/o


                                   Exhibit D-4

Bankers Trust Company, for deposit into the Revenue Account established and created under the Intercreditor Agreement (Account No. 15351), at Bankers Trust Company, Four Albany Street, New York, New York 10006, or to such other person or at such other address as the Collateral Agent may from time to time specify in writing to the Consenting Party. By executing this Consent to Assignment, the Company hereby directs the Consenting Party to make all payments due to the Company under any of the Contracts directly to the Collateral Agent, c/o Bankers Trust Company, or such other person as provided for above until the Consenting Party has received the notice referred to in the first sentence of this Section 5.

         6. Protection of Collateral Agent. In the event that (a) either (i) the Company's interest in the Energy Complex shall be sold, assigned or otherwise transferred pursuant to the exercise of any right, power or remedy by the Collateral Agent or pursuant to judicial proceedings or (ii) the Company rejects any of the Contracts under the Federal Bankruptcy Code, or other similar Federal or state statute, and such rejection is approved by the appropriate bankruptcy court or is otherwise effective pursuant to such statute and (b) in either case
(i) no funds payable under the Contracts shall be due and payable to the Consenting Party, (ii) the Collateral Agent shall have arranged for the curing of any material default or breach by the Company under the Contracts that is susceptible of being corrected by the Collateral Agent or by a purchaser at any judicial or non-judicial sale, (iii) the Contracts shall have been terminated pursuant to the terms thereof by reason of a default or a rejection in bankruptcy under the Federal Bankruptcy Code, or other similar Federal or state statute, and (iv) the effect upon the Consenting Party of any default not susceptible of being corrected shall have been rectified, to the Consenting Party's reasonable satisfaction, then the Consenting Party shall, within fifteen
(15) days after receipt of written request therefor, execute and deliver to the Collateral Agent or its nominee, purchaser, assignee or transferee (as the case may be) an agreement containing the same terms as the Contracts so terminated for the remainder of the term thereof. References in this Consent to Assignment to "Contracts" shall be deemed also to refer to such new agreements.

         7. Acknowledgment of the Collateral Agent's Obligations and Rights. None of the Collateral Agent, the Senior Secured Parties or the IDB has any obligation hereunder to extend credit to the Consenting Party or any contractor of the Consenting Party at any time for any purpose. None of the Collateral Agent, the Senior Secured Parties or the IDB shall have any obligation to the Consenting Party under any of the Contracts unless and until such time as it succeeds to the interests of the Company under such Contracts.

         8. Exercise of Remedies by the Collateral Agent. Upon delivery of written notice by the Collateral Agent to the Consenting Party that the Collateral Agent or any of its designees or assignees (as the case may be) expressly elects to assume the obligations of the Company under any of the Contracts, the Collateral Agent or any of its designees or assignees shall have the full right and power to enforce directly against the Consenting Party all obligations of the Consenting Party under such Contracts and otherwise to exercise all remedies thereunder and to make all demands and give all notices and make all requests required or permitted to be made by the Company under such Contracts. It is expressly understood and agreed by the parties hereto that this Consent has been executed by Bankers Trust (Delaware), not in its individual capacity, but solely as Collateral Agent hereunder in the exercise of the power and authority conferred and vested in it, and nothing contained herein shall be construed as creating any liability on Bankers


                                   Exhibit D-5

Trust (Delaware), individually or personally, to perform any covenant, either express or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto.

         9. The Company Not to Cause Breach. The Company hereby irrevocably waives any rights that it may have, including those arising under any of the Contracts, to seek to compel the Consenting Party to act in a manner inconsistent with this Consent to Assignment while this Consent to Assignment is in effect.

         10. Representations. The Consenting Party represents and warrants to the Company and the Collateral Agent as follows:

                  (a) The Consenting Party is duly organized, validly existing and in good standing under the laws of the State of [insert jurisdiction of organization] and is qualified to do business in the State of Alabama.

                  (b) The Consenting Party has the necessary [corporate] power and [corporate] authority to execute, deliver and perform the Contracts and this Consent to Assignment; the execution and delivery by the Consenting Party of the Contracts and this Consent to Assignment and the performance of its obligations thereunder and hereunder have been duly authorized by all necessary [corporate] action and do not and will not (i) require any consent or approval of the Consenting Party's [insert board of directors and shareholders or other governing body and holders of ownership interests], except for those consents and approvals that have been duly obtained and are in full force and effect, (ii) violate any provision of the [insert name of charter and by-laws] of the Consenting Party or any provision of any law, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award having applicability to the Consenting Party,
         (iii) result in a breach of or constitute a default under any indenture, loan agreement, credit agreement or any other agreement, lease or instrument to which the Consenting Party is a party or by which it or its properties may be bound or affected or (iv) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest, charge or encumbrance of any nature now owned or hereafter acquired by the Consenting Party; and the Consenting Party is not in violation, breach or default of any provision of the [insert name of charter and bylaws] of the Consenting Party or any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award having applicability to the Consenting Party or any agreement referred to above in clause (iii) of this Section 10(b), which violation could have a material adverse effect on the ability of the Consenting Party to perform its obligations under this Consent to Assignment or any Contract.

                  (c) Each of the Contracts and this Consent to Assignment has been duly executed and delivered and constitutes a valid and binding obligation of the Consenting Party, enforceable against the Consenting Party in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights and general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or in law).



                                   Exhibit D-6

                  (d) No consent or approval of, or other action by, or any notice or filing with, any court or administrative or governmental body (except those previously obtained and in full force and effect) is required in connection with the execution and delivery of any of the Contracts or this Consent to Assignment or the performance by the Consenting Party of its obligations thereunder or hereunder; and the Consenting Party has obtained all permits, licenses, approvals, consents, authorizations and exemptions with respect to the performance of its obligations under the Contracts and this Consent to Assignment required by applicable laws, statutes, rules and regulations in effect as of the date hereof.

                  (e) The Consenting Party is not in default with respect to any of the Contracts and has no knowledge, as of the date hereof, of any claims or, except as otherwise set forth in the Contracts, rights of set-off by the Consenting Party or by any of its affiliates against the Company. The Consenting Party will not exercise any right of set-off it may have against the Company or Mobile Energy under any Contract other than with respect to matters arising under such Contract.

                  (f) There are no proceedings pending or, to the best of the Consenting Party's knowledge after due inquiry, threatened against or affecting the Consenting Party in any court or before any governmental authority or arbitration board or tribunal (whether or not purportedly on behalf of the Consenting Party) that may result in a material adverse effect on the property, business, prospects or financial condition of the Consenting Party or on the ability of the Consenting Party to perform its obligations under, or that purports to affect the legality, validity or enforceability of, any of the Contracts or this Consent to Assignment; and the Consenting Party is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal that may result in a material adverse effect on the Consenting Party's ability to perform its obligations under this Consent to Assignment or the Contracts.

         11. Binding Upon Successors. All agreements, covenants, conditions, representations and warranties in this Consent to Assignment shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of each of the parties hereto.

         12. Captions. The captions or headings at the beginning of each Section hereof are for convenience only and shall not affect the construction hereof.

         13. Governing Law. THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL, PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF (OTHER THAN SUCH SECTION 5-1401).

         14. Amendment. This Consent to Assignment may be modified, amended or rescinded only by a writing expressly referring to this Consent to Assignment and signed by all of the parties hereto.

         15. Severability. Any provision of this Consent to Assignment that may be determined by competent authority to be invalid or unenforceable in any jurisdiction shall, as to such

                                   Exhibit D-7
jurisdiction, be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable any remaining terms and provisions hereof, and such invalidity or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction.

         16. Counterparts. This Consent to Assignment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


                                   Exhibit D-8

         IN WITNESS WHEREOF, each of the Consenting Party, the Collateral Agent and the Company have duly executed this Consent to Assignment as of the date first above written.

[insert name of the Consenting Party],
                      a [insert jurisdiction of organization], as the Consenting Party


                    By:
                                          Name:
                                          Title:


BANKERS TRUST (DELAWARE),
                      a Delaware corporation, not in its individual capacity, but solely as the Collateral Agent


                    By:
                                          Name:
                                          Title:


MOBILE ENERGY SERVICES COMPANY,
L.L.C., an Alabama limited
liability company, as the Company


                    By:
                                          Name:
                                          Title: